                                                                   EXHIBIT 10.13

================================================================================






                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT



                           DATED AS OF MARCH 27, 2001


                                     BETWEEN


                          OPRYLAND HOTEL NASHVILLE, LLC
                                   AS BORROWER


                                       AND


                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                    AS LENDER


                             ---------------------


                                 OPRYLAND HOTEL

                              NASHVILLE, TENNESSEE

================================================================================

ARTICLE I

         DEFINITIONS.....................................................................................2
     Section 1.1       Certain Defined Terms.............................................................2
     Section 1.2       Accounting Terms.................................................................20
     Section 1.3       Other Definitional Provisions....................................................20

ARTICLE II

         TERMS OF THE LOAN..............................................................................21
     Section 2.1       Loan.............................................................................21
     Section 2.2       Interest.........................................................................21
     Section 2.3       Interest Rate Cap Agreement......................................................23
     Section 2.4       Payments.........................................................................24
     Section 2.5       Maturity.........................................................................24
     Section 2.6       Prepayment.......................................................................26
     Section 2.7       Outstanding Balance..............................................................28
     Section 2.8       Taxes............................................................................28
     Section 2.9       Reasonableness of Charges........................................................28
     Section 2.10      Funding Losses/Change in Law Etc.................................................29

ARTICLE III

         CONDITIONS TO LOAN.............................................................................30
     Section 3.1       Conditions to Funding of the Loan on the Closing Date............................30

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES.................................................................35
     Section 4.1       Organization, Powers, Capitalization, Good Standing, Business....................35
     Section 4.2       Authorization of Borrowing, etc..................................................36
     Section 4.3       Financial Statements.............................................................36
     Section 4.4       Indebtedness and Contingent Obligations..........................................37
     Section 4.5       Title to Property................................................................37
     Section 4.6       Zoning; Compliance with Laws.....................................................37
     Section 4.7       Leases; Agreements...............................................................38
     Section 4.8       Condition of Property............................................................39
     Section 4.9       Litigation; Adverse Facts........................................................39
     Section 4.10      Payment of Taxes.................................................................40
     Section 4.11      Adverse Contracts................................................................40
     Section 4.12      Performance of Agreements........................................................40
     Section 4.13      Governmental Regulation..........................................................40
     Section 4.14      Employee Benefit Plans...........................................................40
     Section 4.15      Broker's Fees....................................................................40
     Section 4.16      Environmental Compliance.........................................................40
     Section 4.17      Solvency.........................................................................41
     Section 4.18      Disclosure.......................................................................41
     Section 4.19      Use of Proceeds and Margin Security..............................................42
     Section 4.20      Insurance........................................................................42
     Section 4.21      Separate Tax Lots................................................................42

     Section 4.22      Investments......................................................................42
     Section 4.23      Bankruptcy.......................................................................42
     Section 4.24      Defaults.........................................................................42
     Section 4.25      No Plan Assets...................................................................42
     Section 4.26      Governmental Plan................................................................42
     Section 4.27      Not Foreign Person...............................................................42
     Section 4.28      No Collective Bargaining Agreements..............................................43

ARTICLE V

         COVENANTS OF BORROWER PARTIES..................................................................43
     Section 5.1       Financial Statements and Other Reports...........................................43
     Section 5.2       Existence; Qualification.........................................................47
     Section 5.3       Payment of Impositions and Claims................................................47
     Section 5.4       Maintenance of Insurance.........................................................48
     Section 5.5       Operation and Maintenance of the Property; Casualty..............................51
     Section 5.6       Inspection.......................................................................54
     Section 5.7       Environmental Compliance.........................................................54
     Section 5.8       Environmental Disclosure.........................................................55
     Section 5.9       Compliance with Laws and Contractual Obligations.................................55
     Section 5.10      Further Assurances...............................................................56
     Section 5.11      Performance of Agreements and Leases.............................................56
     Section 5.12      Leases...........................................................................56
     Section 5.13      Management; Franchise Agreement..................................................57
     Section 5.14      Material Agreements..............................................................59
     Section 5.15      Deposits; Application of Receipts................................................59
     Section 5.16      Estoppel Certificates............................................................59
     Section 5.17      Indebtedness.....................................................................60
     Section 5.18      No Liens.........................................................................61
     Section 5.19      Contingent Obligations...........................................................61
     Section 5.20      Restriction on Fundamental Changes...............................................61
     Section 5.21      Transactions with Related Persons................................................61
     Section 5.22      Bankruptcy, Receivers, Similar Matters...........................................62
     Section 5.23      ERISA............................................................................62
     Section 5.24      Press Release....................................................................63
     Section 5.25      Lender's Expenses................................................................63

ARTICLE VI

         RESERVES.......................................................................................63
     Section 6.1       Security Interest in Reserves; Other Matters Pertaining to Reserves..............63
     Section 6.2       Funds Deposited with Lender......................................................64
     Section 6.3       Impositions and Insurance Reserve................................................64
     Section 6.4       FF&E Reserve.....................................................................65
     Section 6.5       Capital Improvement Reserve; Required Capital Improvements.......................66
     Section 6.6       Conditions to Disbursements from FF&E Reserve and Capital Improvement Reserve;
                       Performance of Work..............................................................66
     Section 6.7       Self-Insurance Reserve...........................................................70

ARTICLE VII

         LOCK BOX, CLEARING ACCOUNT;  CENTRAL ACCOUNT; CASH MANAGEMENT..................................71
     Section 7.1       Establishment of Lock Box, Clearing Account and Central Account..................71
     Section 7.2       Application of Funds in Central Account..........................................73
     Section 7.3       Application of Funds After Event of Default......................................73

ARTICLE VIII

         DEFAULT, RIGHTS AND REMEDIES...................................................................73
     Section 8.1       Event of Default.................................................................73
     Section 8.2       Acceleration and Remedies........................................................75
     Section 8.3       Performance by Lender............................................................77
     Section 8.4       Evidence of Compliance...........................................................77

ARTICLE IX

         SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS, WARRANTIES AND COVENANTS....................77
     Section 9.1       Applicable to all Primary Borrower Parties.......................................77
     Section 9.2       Applicable to Borrower, Member and Independent Manager...........................80

ARTICLE X

         RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS..............................................81
     Section 10.1      Secondary Market Transactions Generally..........................................81
     Section 10.2      Cooperation; Limitations.........................................................81
     Section 10.3      Information......................................................................82
     Section 10.4      Additional Provisions............................................................83
     Section 10.5      Formation of Depositor...........................................................83

ARTICLE XI

         RESTRICTIONS ON LIENS, TRANSFERS; ASSUMABILITY.................................................84
     Section 11.1      Restrictions on Transfer and Encumbrance.........................................84
     Section 11.2      Transfers of Beneficial Interests in Borrower....................................84
     Section 11.3      Assumability.....................................................................86

ARTICLE XII

         RECOURSE; LIMITATIONS ON RECOURSE..............................................................87
     Section 12.1      Limitations on Recourse..........................................................87
     Section 12.2      Partial Recourse.................................................................88
     Section 12.3      Miscellaneous....................................................................88

ARTICLE XIII

         WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES.................................................88
     Section 13.1      Waivers..........................................................................88

ARTICLE XIV

         MISCELLANEOUS..................................................................................90
     Section 14.1      Expenses and Attorneys' Fees.....................................................90

     Section 14.2      Indemnity........................................................................91
     Section 14.3      Amendments and Waivers...........................................................92
     Section 14.4      Retention of Borrower's Documents................................................92
     Section 14.5      Notices..........................................................................92
     Section 14.6      Survival of Warranties and Certain Agreements....................................94
     Section 14.7      Failure or Indulgence Not Waiver; Remedies Cumulative............................94
     Section 14.8      Marshaling; Payments Set Aside...................................................94
     Section 14.9      Severability.....................................................................94
     Section 14.10     Headings.........................................................................94
     Section 14.11     APPLICABLE LAW...................................................................94
     Section 14.12     Successors and Assigns...........................................................95
     Section 14.13     Sophisticated Parties, Reasonable Terms, No Fiduciary Relationship...............95
     Section 14.14     Reasonableness of Determinations.................................................95
     Section 14.15     Limitation of Liability..........................................................96
     Section 14.16     No Duty..........................................................................96
     Section 14.17     Entire Agreement.................................................................96
     Section 14.18     Construction; Supremacy of Loan Agreement........................................96
     Section 14.19     Consent to Jurisdiction..........................................................96
     Section 14.20     Waiver of Jury Trial.............................................................97
     Section 14.21     Counterparts; Effectiveness......................................................97
     Section 14.22     Servicer.........................................................................98
     Section 14.23     Obligations of Borrower Parties..................................................98

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "LOAN AGREEMENT") is dated as of March 27, 2001 and entered into by and between OPRYLAND HOTEL NASHVILLE, LLC, a Delaware limited liability company ("BORROWER"), and MERRILL LYNCH MORTGAGE LENDING, INC. a Delaware corporation (together with its successors and assigns, "LENDER").

                                    RECITALS:

         WHEREAS, Merrill Lynch Mortgage Capital Inc. ("ORIGINAL LENDER") made a loan in the original principal amount of $200,000,000 which was subsequently increased to an aggregate principal amount of up to $250,000,000 (the "ORIGINAL LOAN") to Borrower (successor-in-interest to OLH, G.P., a Tennessee general partnership ("ORIGINAL BORROWER")), pursuant to a Loan Agreement, dated as of October 6, 2000 (as heretofore amended or modified, the "ORIGINAL LOAN AGREEMENT"), between Borrower (successor-in-interest to Original Borrower) and Original Lender, as modified by a certain Assumption and Modification Agreement, dated as of December 1, 2000, among Original Borrower, Borrower and Original Lender, and further modified by a certain Second Modification to Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of February 16, 2001, between Borrower and Original Lender;

         WHEREAS, the Original Loan is evidenced by a certain Amended and Restated Deed of Trust Note, dated as of February 16, 2001 (as heretofore amended or modified, the "ORIGINAL NOTE"), from Borrower to Original Lender in the original principal amount of $250,000,000;

         WHEREAS, the outstanding principal amount of the Original Loan on the date hereof is $235,000,000;

         WHEREAS, all of Original Lender's right, title and interest in and to the Original Loan Agreement, the Original Note, the deed of trust and security documents securing the Original Note and certain other documents executed in connection with the Original Loan were assigned to Lender pursuant to various assignment documents, dated as of the date hereof, from Original Lender to Lender; and

         WHEREAS, Borrower and Lender wish to (i) provide for an additional advance of $40,000,000 (the "NEW ADVANCE") to Borrower and combine and consolidate the outstanding principal amount of the Original Loan with the New Advance into a single indebtedness in the aggregate principal amount of $275,000,000; (ii) modify the terms and conditions of the Original Loan; and
(iii) amend and restate the terms of the Original Loan Agreement upon the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower Parties and Lender agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 CERTAIN DEFINED TERMS. The terms defined below are used in this Loan Agreement as so defined. Terms defined in the preamble and recitals to this Loan Agreement are used in this Loan Agreement as so defined.

         "ACCEPTABLE FRANCHISOR" and "ACCEPTABLE FRANCHISE NAME" means the following, provided that the Acceptable Franchise Name shall in all events include the "Opryland Hotel" as the primary operating name for the Property, with the franchised name used in association therewith, in a manner reasonably acceptable to Lender: Hyatt; Hilton; Hotel Sofitel; Inter-Continental; Loews; Marriott; Omni; Renaissance; Sheraton; Westin; Wyndham; Fairmont; Le Meridien; Crown Plaza; Four Seasons; Luxury Collection (Sheraton); and Ritz Carlton.

         "ACCEPTABLE MANAGER" means (i) Hilton, Hyatt, Marriott, Sheraton, Wyndham, Luxury Collection (Sheraton) or (ii) another reputable hotel management company with at least five (5) years experience managing hotel properties similar to the Property which at the time of its engagement is managing at least 5,000 hotel rooms (exclusive of the Property) and at least 300,000 square feet of convention space and meeting rooms (exclusive of the Property).

         "ACCOUNTS" means, collectively, the Lock Box, the Clearing Account, the Central Account, the Sub-Accounts thereof and any other accounts pledged to Lender pursuant to this Loan Agreement or any other Loan Document.

         "ACCOUNT COLLATERAL" means all of Borrower's right, title and interest in and to the Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of Lender representing or evidencing such Accounts and Reserves and all earnings and investments held therein and proceeds thereof.

         "AFFILIATE" means in relation to any Person, any other Person: (i) directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in the first Person; or (iii) ten percent (10%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. In addition, the Affiliates of each Borrower Party include, without limitation, all other Borrower Parties, irrespective of whether they now or hereafter satisfy the foregoing criteria. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions such as "[name of party] or any Affiliate" are used, the same shall refer to the named party and any Affiliate of the named party. Further, the Affiliates of any Person that is an entity shall include all natural persons who are officers, agents, directors, members, partners, or employees of the entity Person.

         "APPLICABLE SPREAD" means (i) 1.50% during the Initial Term; (ii) 1.625% during the First Extension Term (if applicable) and (iii) 1.75% during the Second Extension Term (if applicable).

         "APPROVED CAPITAL IMPROVEMENT EXPENDITURES" has the meaning set forth in Section 6.5.

         "APPROVED EXPENDITURES" has the meaning set forth in Section 6.6.

         "APPROVED FF&E EXPENDITURES" has the meaning set forth in Section 6.4.

         "ASSIGNMENT OF LEASES" means the Assignment of Leases and Rents of even date herewith from Borrower to Lender, constituting an assignment of the Leases and proceeds therefrom as Collateral for the Loan, as same may be amended or modified from time to time.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means that certain Conditional Assignment of Management Agreement of even date herewith executed by Borrower and current Manager, constituting an assignment of the Management Agreement as Collateral for the Loan, as same may be amended or modified from time to time.

         "ASSIGNMENT OF RATE CAP" means that certain Collateral Assignment of Interest Rate Protection Agreement of even date herewith from Borrower to Lender, constituting an assignment of the Cap and the Cap Guaranty and proceeds therefrom as Collateral for the Loan, as same may be amended or modified from time to time.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

         "BIG FIVE ACCOUNTING FIRM" means Ernst and Young, Price Waterhouse Coopers, Deloitte & Touche, KPMG Peat Marwick or Arthur Andersen & Co. or any successor entity.

         "BORROWER" has the meaning set forth in the preamble.

         "BORROWER PARTY" and "BORROWER PARTIES" mean, individually or collectively, Borrower, Independent Manager and Guarantor.

         "BORROWER PARTY SECRETARY" has the meaning set forth in Section 3.1.

         "BUSINESS DAY" means any day excluding (i) Saturday, (ii) Sunday, (iii) any day which is a legal holiday under the laws of the State of New York, the state or states where the servicing offices of the Servicer, and, if the Loan becomes a "specially serviced mortgage loan" pursuant to the terms of any trust and servicing agreement entered into in connection with any Securitization backed in whole or in part by the Loan, the special servicer, are located or the state in which the corporate trust office of the trustee in connection with any such Securitization is located, and (iv) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

         "CAP" has the meaning set forth in Section 2.3.

         "CAP GUARANTOR" has the meaning set forth in Section 2.3.

         "CAP GUARANTY" has the meaning set forth in Section 2.3.

         "CAP PROVIDER" has the meaning set forth in Section 2.3.

         "CAP RESERVE" has the meaning set forth in Section 2.3.

         "CAP THRESHOLD RATE" has the meaning set forth in Section 2.3.

         "CAPITAL EXPENDITURES" means expenditures for Capital Improvements.

         "CAPITAL IMPROVEMENTS" means capital improvements, repairs or alterations, furnishings, fixtures and equipment (whether paid in cash or property or accrued as liabilities) made by Borrower that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account or otherwise capitalized.

         "CAPITAL IMPROVEMENT PLAN" means Borrower's current plan and budget for certain ongoing multi-phased capital improvements to the Property, including the renovation and improvement of certain guest rooms, the main hotel lobby and other common areas, and elevators, escalators and other building systems, as more particularly described on EXHIBIT A.

         "CAPITAL IMPROVEMENT RESERVE" has the meaning set forth in Section 6.5.

         "CASH MANAGEMENT AGREEMENT" means the Cash Management Agreement of even date herewith among Borrower, Lender, Manager, and Central Account Bank.

         "CASH TRAP EVENT" has the meaning set forth in Section 2.6.

         "CASH TRAP RESERVE" has the meaning set forth in Section 2.6.

         "CENTRAL ACCOUNT" and "CENTRAL ACCOUNT BANK" are defined in Section
7.1.

         "CLAIMS" has the meaning set forth in Section 5.3.

         "CLEARING ACCOUNT" has the meaning set forth in Section 7.1.

         "CLEARING ACCOUNT AGREEMENT" has the meaning set forth in Section 7.1.

         "CLEARING BANK" has the meaning set forth in Section 7.1.

         "CLOSING" means Lender's acquisition of the Original Loan from Original Lender, the funding of the New Advance and the consummation of the other transactions contemplated by this Loan Agreement.

         "CLOSING DATE" means the date on which the Closing occurs.

         "COLLATERAL" means rights, interests, and property of every kind, real and personal, tangible and intangible, which is granted, pledged, liened, or encumbered as security for the

Loan or any of the other Obligations under this Loan Agreement, the Deed of Trust, the Cash Management Agreement or other Loan Documents, including without limitation the Property and the Accounts.

         "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 5.1.

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Loan Documents.

         "CONVENTION CONTRACTS" has the meaning set forth in Section 5.14.

         "CREDIT CARD COMPANIES" has the meaning set forth in Section 7.1.

         "CREDIT CARD RECEIVABLES PAYMENT DIRECTION LETTER" has the meaning set forth in Section 7.1.

         "DEBT SERVICE COVERAGE RATIO" shall mean, for any period, the ratio of
(i) Pro Forma Net Operating Income for such period immediately preceding the date of calculation to (ii) the amount of principal and interest due under the Loan for such period.

         "DEBT SERVICE SUB-ACCOUNT" has the meaning set forth in Section 7.1.

         "DEED OF TRUST" means that certain Amended and Restated Deed of Trust, Assignment of Leases and Security Agreement of even date herewith from Borrower to Robert J. Pinstein, as trustee for the benefit of Lender, constituting a Lien on the Property as Collateral for the Loan as same may be modified or amended from time to time.

         "DEFAULT" means any breach or default under any of the Loan Documents, whether or not the same is an Event of Default, and also any condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "DEFAULT RATE" has the meaning set forth in Section 2.2.

         "DEMINIMIS LEASE" means any Lease of space in the Property with a Person that is not an Affiliate of Borrower, which provides for annual rent or other payments in an amount less than $5,000 and which is otherwise on arms-length terms and conditions.

         "DETERMINATION DATE" means the day which is two (2) Eurodollar Business Days prior to the first day of an Interest Accrual Period; provided that the First Determination Date shall be the Closing Date or, if such date is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day. The LIBO Rate set on each Determination Date shall be in effect for the Interest Accrual Period immediately following such Determination Date.

         "DISCLOSURE DOCUMENTS" has the meaning set forth in Section 10.3.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations ss. 9.10(B), which has corporate trust powers and is acting in its fiduciary capacity and in either case having combined capital and surplus of at least $100,000,000 or otherwise acceptable to the Rating Agencies.

         "ELIGIBLE BANK" shall mean a bank that (i) satisfies the Rating Criteria and (ii) insures the deposits hereunder and/or under the Cash Management Agreement through the Federal Deposit Insurance Corporation.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Multiemployer Plan) (i) which is maintained for employees of Borrower or any ERISA Affiliate, (ii) which has at any time within the preceding six (6) years been maintained for the employees of Borrower or any current or former ERISA Affiliate or (iii) for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

         "ENVIRONMENTAL CLAIMS" has the meaning set forth in Section 4.16.

         "ENVIRONMENTAL INDEMNITY" means the Environmental and Hazardous Substance Indemnification Agreement of even date herewith from Borrower and Guarantor to Lender, as same may be amended or modified from time to time.

         "ENVIRONMENTAL LAWS" means all present and future local, state, federal or other governmental authority, statutes, ordinances, codes, orders, decrees, laws, rules or regulations pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up or the handling, generation, release or storage of Hazardous Material including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state superlien and environmental clean-up statutes and all regulations adopted in respect of the foregoing laws whether now or hereafter in effect.

         "ENVIRONMENTAL REPORT" means that certain environmental report and audit for the Property prepared by Law Engineering and Environmental Services, Inc., dated as of May 1, 2000, modified and supplemented by addendum, dated as of February 16, 2001.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

         "EURODOLLAR BUSINESS DAY" means any day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions and which is also a Business Day.

         "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

         "EXCESS CASH FLOW" means any and all amounts available for distribution in the Central Account in any calendar month after allocations and/or distribution of all amounts required to be allocated under Sections 3.3(a)(i) through (vii) of the Cash Management Agreement.

         "EXCESS INTEREST" has the meaning set forth in Section 2.2.

         "EXTENSION CAP THRESHOLD RATE" has the meaning set forth in Section
2.5.

         "EXTENSION TERMS" has the meaning set forth in Section 2.5.

         "FF&E" means all machinery, furniture, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions, renewals and replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, tools, keys or other entry systems, bars, bar fixtures, liquor and drink dispensers, ice makers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located at the Property, or appurtenant thereto, and useable in connection with the present or future operation and occupancy of the Property and all building equipment, material and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located at the Property, or appurtenant thereto, and useable in connection with the present or future operation, enjoyment and occupancy of the Property.

         "FF&E BUDGET" means the expenditures for Replacements and other expenditures for FF&E set forth in an annual FF&E budget approved by Lender in writing (such approval not to be unreasonably withheld or delayed as long as the budget is consistent with the form of the FF&E Budget provided to Lender prior to Closing), covering the planned FF&E expenditures for the period covered thereby.

         "FF&E RESERVE" means the reserve established pursuant to Section 6.4.

         "FINANCIAL STATEMENTS" means statements of operations and retained earnings, statements of cash flow and balance sheets.

         "FINANCING STATEMENTS" means the Uniform Commercial Code Financing Statements naming the applicable Borrower Parties as debtor, and Lender as secured party, required under applicable state law to perfect the security interests created hereunder or under the other Loan Documents.

         "FIRST EXTENSION TERM" has the meaning set forth in Section 2.5.

         "FITCH" means Fitch, Inc.

         "FRANCHISE AGREEMENT" means any franchise agreement hereafter entered into by Borrower, as franchisee, pursuant to which Borrower has the right to operate the Property under a name and hotel system controlled by the franchisor.

         "FUNDING PARTY" means any bank or other entity, if any, which is indirectly or directly funding Lender with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Loan.

         "GAAP" means generally accepted accounting principles as set forth in Statement on Auditing Standards No. 69 entitled "The Meaning of Presenting Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report" issued by the

Auditing Standards Board of the Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person's property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

         "GUARANTY" means the Guaranty of Recourse Obligations of even date herewith executed by Guarantor in favor of Lender, as same may be amended or modified from time to time.

         "GUARANTOR" means Gaylord Entertainment Company, a Delaware corporation.

         "HAZARDOUS MATERIAL" means all or any of the following: (A) substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable Environmental Laws, including any so defined, listed, regulated or classified as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "pollutants", "contaminants", or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (B) waste oil, oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (C) any flammable substances or explosives or any radioactive materials; (D) asbestos in any form; (E) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (F) radon; or (G) urea formaldehyde.

         "IMPOSITIONS" means all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a governmental authority upon the Property or the rents relating thereto or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such governmental authority with respect to any of the foregoing. Impositions shall not include any sales or use taxes payable by Borrower.

         "IMPOSITIONS AND INSURANCE RESERVE" means the reserve established pursuant to Section 6.3.

         "IMPROVEMENTS" means all buildings, structures, fixtures, additions, enlargements, extensions, modification, repairs, replacements and improvements of every kind and nature now or hereafter located on the Property.

         "INDEBTEDNESS" or "INDEBTEDNESS", as applied to any Person, means: (A) all indebtedness for borrowed money; (B) that portion of obligations with respect to leases that is properly classified as a liability on a balance sheet in conformity with GAAP;
(C) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (D) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (E) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 14.2.

         "INDEPENDENT DIRECTOR" means an individual satisfactory to Lender who shall not have been at the time of such individual's appointment or at any time while serving as a director of the Independent Manager, and may not have been at any time during the preceding five years (i) a stockholder, director, officer, employee, partner, attorney or counsel of Independent Manager, Borrower, Guarantor or any Affiliate of any of them (except that such individual may be an independent director of Independent Manager or of the independent manager of Member), (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Independent Manager, Borrower, Guarantor or any Affiliate of any of them, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

         "INDEPENDENT MANAGER" means OHN Management, Inc., a Delaware corporation, which is the "Independent Manager" under the Limited Liability Company Agreement of Borrower.

         "INITIAL DISBURSEMENT DATE" means the date on which any portion of the proceeds of the Loan are first disbursed to or for the account of Borrower.

         "INITIAL TERM" means the period from the Closing Date to the Scheduled Maturity Date.

         "INSTITUTIONAL INVESTOR" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having
(x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iii) an insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as an insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (iv) a nationally recognized investment banking company, or an affiliate thereof (other than any Person which is directly or indirectly an Affiliate of Borrower or Guarantor, or of any member or partner of Borrower or Guarantor) organized under the laws of any State of the United States, and licensed or qualified to conduct such business under the laws of any such State and having
(1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; (v) a private corporate or public pension or profit-sharing plan (or similar plan) or an endowment fund for a college, university or private charitable foundation having total assets in excess of $1,000,000,000; or (vi) any entity which is engaged in the business of or organized for the purpose of acquiring ownership and other interests in real estate or hotel assets (including, without limitation, direct and beneficial ownership interests) or any entity that is itself, or is controlled by or under common control with an entity which is a so-called "opportunity fund", "hedge fund" or other similar investment fund and having total assets in excess of $1,000,000,000 and being reasonably acceptable to the Lender.

         "INSTITUTIONAL LENDER/OWNER" has the meaning set forth in the Intercreditor Agreement.

         "INSURANCE COMMITTEE" has the meaning set forth in Section 6.7.

         "INSURANCE COMMITTEE CERTIFICATE" has the meaning set forth in Section 6.7.

         "INSURANCE PREMIUMS" means the annual insurance premiums for the insurance policies required to be maintained by Borrower with respect to the Property under Section 5.4.

         "INTERCREDITOR AGREEMENT" has the meaning set forth in Section 5.17.

         "INTEREST ACCRUAL PERIOD" means a period commencing on the first Business Day of a calendar month and ending on the day immediately prior to the first Business Day of the next calendar month.

         "INTEREST RATE" has the meaning set forth in Section 2.2.

         "INVOLUNTARY BORROWER PARTY BANKRUPTCY" has the meaning set forth in
Section 5.22.

         "IRC" means the Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time, in each case as amended.

         "IRS" means the Internal Revenue Service or any successor thereto.

         "KNOWLEDGE": whenever in this Loan Agreement or any of the Loan Documents, or in any document or certificate executed on behalf of any Borrower Party or Member pursuant to this Loan Agreement or any of the Loan Documents, reference is made to the knowledge of Borrower or any other Borrower Party or Member (whether by use of the words "knowledge" or "known", or other words of similar meaning, and whether or not the same are capitalized), such shall be deemed to refer to the knowledge of (i) the Chief Executive Officer of Guarantor, the Chief Financial Officer of Guarantor, the President of Opryland Hospitality Group, the Chief Financial Officer of Opryland Hospitality Group and the General Manager of the hotel located at the Property; (ii) the individuals employed by any Borrower Party with whom the persons mentioned in clause (i) above would reasonably be expected to consult for information on the subject matter; (iii) also to the knowledge of the person signing such document or certificate.

         "LEASE" means any lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement or other agreement or arrangement (including, without limitation, any and all guaranties of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

         "LENDER" is defined in the preamble.

         "LIBO RATE" means, for each Determination Date, the rate per annum reported on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate), as of 11:00 a.m., London, England time, as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a 30-day term (or on such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate as determined by Lender in its sole but good faith discretion). In the event that (i) more than one such LIBO Rate is provided, the average of such rates shall apply or (ii) no such LIBO Rate is published, then the LIBO Rate shall be the rate at which U.S. dollar deposits approximately equal to the principal amount of the Loan having a 30-day term are offered by the principal London office of a leading "money center" bank active in the London interbank market for U.S. dollar deposits, as determined by Lender in its sole discretion, in immediately available funds in the London interbank market on the Determination Date. The LIBO Rate for any Interest Accrual Period shall be adjusted from time to time, by increasing the rate thereof to compensate Lender and any Funding Party for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any Interest Accrual Period) which are required to be maintained by Lender or such Funding Party with respect to "Eurocurrency liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Lender or such Funding Party of similar effect, it being acknowledged by all parties that such reserve requirement as of the date of this Loan Agreement is zero percent (0%). Notwithstanding the foregoing, if the interest rate for Lender or any Funding Party shall be increased in respect of reserve requirements as provided in the immediately preceding sentence, Lender or such Funding Party shall promptly notify Borrower in writing upon becoming aware that Borrower may be required to make the foregoing compensation to Lender or such Funding Party. Lender or any Funding Party that gives notice as provided herein shall promptly withdraw such notice (by notice to Borrower) whenever Lender or such Funding Party is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease. Notwithstanding the foregoing, Borrower shall not be required to pay any increased amounts required by the third sentence of this definition to the extent that Lender or the relevant Funding Party shall be compensated or reimbursed under Section 2.10 hereof for such amounts. The establishment of the LIBO Rate on each Determination Date by Lender and Lender's calculation of the rate of interest applicable to the Note shall (in the absence of manifest error) be final and binding.

         "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "LOAN" has the meaning set forth in Section 2.1.

         "LOAN AGREEMENT" means this Amended and Restated Loan and Security Agreement, as same may be amended, modified or restated from time to time (including all schedules, exhibits, annexes and appendices hereto).

         "LOAN DOCUMENTS" means this Loan Agreement, the Note, the Deed of Trust, the Assignment of Leases, the Assignment of Management Agreement, the Guaranty, the Environmental Indemnity, the Assignment of Rate Cap, the Financing Statements, the Cash Management Agreement and any and all other documents and agreements accepted by Lender for the purposes of evidencing and/or securing the Loan.

         "LOCK BOX" has the meaning set forth in Section 7.1.

         "MANAGEMENT AGREEMENT" means that certain Amended and Restated Hotel Management Agreement, dated as of March 27, 2001, between Borrower and Manager, and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which any subsequent Manager may hereafter manage the Property.

         "MANAGEMENT FEE" means the fee earned by Manager pursuant to the terms of the Management Agreement.

         "MANAGER" means Opryland Hospitality, LLC, a Tennessee limited liability company, or such other Person as may hereafter be charged with management of the Property approved by Lender in accordance with the terms and conditions hereof.

         "MATERIAL ADVERSE EFFECT" means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower or any other Borrower Party, or (B) the impairment of the ability of Borrower or any other Borrower Party to perform its obligations under any Loan Documents, or (C) the impairment of the ability of Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

         "MATERIAL AGREEMENT" means any contract or agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property under which there is an obligation of Borrower to pay, or under which Borrower receives in compensation, more than $500,000 per annum, other than the Management Agreement or Material Leases.

         "MATERIAL ALTERATION" means any improvement or alteration to the Property, the cost of which exceeds $1,000,000 and is not otherwise already approved by Lender as part of the FF&E Budget then in effect.

         "MATERIAL LEASE" means any Lease of space in the Property which (a) either provides for annual rent or other payments in an amount equal to or greater than $500,000 or has a term (including all extensions and renewals which are unilaterally exercisable by the tenant thereunder) of more than five (5) years, and (b) may not be cancelled by either party thereto on thirty (30) days' notice without payment of a termination fee, penalty or other cancellation fee.

         "MATURITY DATE" shall mean the Scheduled Maturity Date, as same may be extended for the First Extension Term or both Extension Terms (subject to the terms and conditions of Section 2.5(B)), or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by acceleration, or otherwise.

         "MAXIMUM RATE" has the meaning set forth in Section 2.2.

         "MEMBER" means OHN Holdings, LLC, a Delaware limited liability company which is the sole member of Borrower.

         "MEZZANINE LENDER" has the meaning set forth in Section 5.17.

         "MEZZANINE LOAN" has the meaning set forth in Section 5.17.

         "MEZZANINE LOAN DOCUMENTS" has the meaning set forth in Section 5.17.

         "MONTHLY DEBT SERVICE PAYMENT" has the meaning set forth in Section
2.4.

         "MONTHLY DEBT SERVICE PAYMENT AMOUNT" means the amount of any Monthly Debt Service Payment under Section 2.4.

         "MONTHLY FF&E PAYMENT" has the meaning set forth in Section 6.4.

         "MOODY'S" means Moody's Investors Service.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA to which Borrower or any Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which Borrower or any Affiliate has any liability, including contingent liability.

         "NET OPERATING INCOME" means, for any period, the amount by which Operating Revenues exceed Operating Expenses, provided that Operating Revenues and Operating Expenses shall, for purposes of calculating Net Operating Income, be calculated on an accrual basis in accordance with GAAP.

         "NOTE" has the meaning set forth in Section 2.1.

         "OBLIGATIONS" means the Loan and all obligations, liabilities and indebtedness of every nature to be paid or performed by Borrower under the Loan Documents, including the principal amount of the Loan, interest accrued thereon and all fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower, and the performance of all other terms, conditions and covenants under the Loan Documents.

         "OPERATING BUDGET" means Borrower's budget setting forth Borrower's best estimate, after due consideration, of all Operating Revenues and Operating Expenses and any other revenues, costs and expenses for the Property which budget has been approved by Lender in accordance herewith.

         "OPERATING EXPENSES" means, without duplication, all costs and expenses of operating, maintaining and managing the Property determined in accordance with GAAP, including, without limitation, Impositions, Insurance Premiums, repair and maintenance costs, actual management fees and costs, utilities, accounting, legal and other professional fees, fees relating to environmental and financial audits, wages, salaries, payroll taxes and benefits, business franchise taxes, tips and gratuities paid to employees and staff and other personnel expenses, costs and expenses related to operating and maintaining all guest rooms, restaurants (including inventory and supplies), retail stores and shops, bars, meeting rooms, banquet rooms, apartments, parking and recreational facilities, and all other "costs and expenses" as defined in the Uniform System; but excluding principal and interest payments on the Loan, fees and expenses of a non-operating nature and fees and expenses due and payable to or for the benefit of Lender under this Agreement or any of the other Loan Documents (including, without limitation, all loan servicing fees and expenses), capital expenditures, asset management fees, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, any fees or expenses paid to any partner or member of Borrower for services provided to Borrower and any non-cash charges such as depreciation and amortization. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Property.

         "OPERATING REVENUES" means, without duplication, all revenues and receipts of Borrower from operation of the Property or otherwise arising in respect of the Property after the date hereof which are properly allocable to the Property for the applicable period in accordance with GAAP, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants and bars (including without limitation, service charges for employees and staff), mini-bars, meeting rooms, banquet rooms, apartments, parking and recreational facilities, health club membership fees, food and beverage wholesale and retail sales, service charges, convention services, special events, audio-visual services, boat cruises, travel agency fees, telephone charges, laundry services, vending machines and otherwise, all rents, revenues and receipts now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Property or personalty located thereon, or rendering of service by Borrower or any operator or manager of the hotel or commercial space (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores and deposits securing reservations of such space (only to the extent such deposits are not required to be returned or refunded to the depositor)), proceeds from rental or business interruption insurance relating to business interruption or loss of income for the period in question and any other items of revenue which would be included in operating revenues under the Uniform System; but excluding proceeds from the sale of FF&E, abatements, reductions or refunds of real estate or personal property taxes relating to the Property, dividends on insurance policies relating to the Property, condemnation proceeds arising from a temporary taking of all or a part of the Property, security and other deposits until they are forfeited by the depositor, advance rentals until they are earned, proceeds from a sale, financing or other disposition of the Property or any part thereof or interest therein and other non-recurring revenues as determined by Lender, insurance proceeds (other than proceeds from rental or business interruption insurance), other condemnation proceeds, capital contributions or loans to Borrower and disbursements to Borrower from the Reserves.

         "PAYMENT DATE" means the last day of each calendar month occurring during the term of the Loan (or if such last day is not a Business Day, the last day of such calendar month that is a Business Day).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA or Section 412 of the IRC and (i) which is maintained for employees of Borrower, or any of its ERISA Affiliates, (ii) which has at any time within the preceding six (6) years been maintained for the employees of Borrower or any of its current or former ERISA Affiliates, or (iii) for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

         "PERMITTED ENCUMBRANCES" means (i) the Deed of Trust and the other Liens of the Loan Documents in favor of Lender, (ii) the items shown in Schedule B to the Title Policies as of Closing, (iii) future liens for property taxes and assessments not then delinquent, (iv) Liens for Impositions not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 5.3(B) hereof; (v) in the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business and discharged by Borrower by payment, bonding or otherwise within thirty (30) days after the filing thereof or which are being contested in good faith in accordance with Section 5.3(B) hereof; (vi) Liens arising from reasonable and customary purchase money financing of personal property and equipment leasing to the extent the same are created in the ordinary course of business in accordance with Section 5.17(B) hereof; (vii) all easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property which do not adversely affect (A) the ability of Borrower to pay any of its obligations to any Person as and when due, (B) the marketability of title to the Property, (C) the fair market value of the Property, or (D) the use or operation of the Property as of the Closing Date and thereafter; (viii) rights of existing and future tenants, as tenants only, pursuant to the Leases; and (ix) any other Lien to which Lender may expressly consent in writing.

         "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 5.17.

         "PERMITTED INVESTMENTS" has the meaning set forth in the Cash Management Agreement.

         "PERMITTED TRANSFEREE" shall mean (i) any Person which owns or controls (together with its Affiliates), exclusive of the Property, real estate assets having a total value of at least $600,000,000 and having a net worth (calculated in accordance with GAAP) of at least $150,000,000; (ii) a pension plan or fund or separate account or investment vehicle established by a pension plan or fund; or (iii) any publicly traded real estate investment trust or corporation which owns or controls (together with its Affiliates) exclusive of the Property, real estate assets having a total value of at least $600,000,000 and having a net worth (calculated in accordance with GAAP) of at least $150,000,000.

         "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

         "PRE-EXISTING CONDITION" has the meaning set forth in Section 5.5.

         "PRIMARY BORROWER PARTIES" means Borrower and Independent Manager.

         "PRO FORMA NET OPERATING INCOME" means Net Operating Income for any period adjusted to reflect (i) a base management fee equal to the greater of (A) the actual base management for such period and (B) 3.0% of Operating Revenues (excluding service charges) for such period and (ii) a reserve for FF&E equal to the greater of (A) the actual reserves for FF&E for such period and (B) 4.0% of Operating Revenues (excluding service charges) for such period; and provided that Pro Forma Net Operating Income may further be adjusted by Lender based upon Lender's sole good faith determination of Rating Agency underwriting criteria (which shall be disclosed by Lender to Borrower) and shall be final absent manifest error.

         "PROPERTY" means the real property commonly known as the Opryland Hotel, located in Nashville, Tennessee, as more particularly described in the Deed of Trust, together with all Improvements now or hereafter located thereon and all related facilities, amenities and FF&E owned by Borrower.

         "RATING AGENCY" shall mean any of S&P, Moody's and Fitch or any other nationally-recognized statistical rating organization designated by Lender in its sole discretion.

         "RATING CONFIRMATION" with respect to the transaction or matter in question, shall mean: (i) if all or any portion of the Loan, by itself or together with other loans, has been the subject of a Securitization, then each applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of any rating then in effect for any certificate or other securities issued in connection with such Securitization; and (ii) if all of the Loan has not been the subject of a Securitization, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any certificate or other securities that would be issued in connection with Securitization of such portion of the Loan will be downgraded, qualified, or withheld by reason of such transaction or matter.

         "RATING CRITERIA" with respect to any Person, shall mean that (i) the short-term unsecured debt obligations of such Person are rated at least "A-1" by S&P, "P-1" by Moody's and "F-1" by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least "AA-" by S&P (or "A" if the short-term unsecured debt obligations of such Person are rated at least "A-1"), "Aa3" by Moody's and "A" by Fitch, if deposits are held by such Person for a period of one month or more.

         "RECEIPTS" shall mean all revenues, receipts and other payments of every kind arising from ownership or operation of the Property, including without limitation, all warrants, stock options, or equity interests in any tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Property received by Borrower or any Related Person of Borrower in lieu of rent or other payment.

         "RELATED PERSON" means in relation to any Person, any other Person that is (i) an Affiliate of the first Person; (ii) the sibling of the first Person or of the Affiliate; (iii) the then-current and former spouses of the first Person or of the Affiliate; (iv) a Person that shares or has shared a residence with the first Person or with the Affiliate; (v) the ancestor or descendant of the first Person or of any other Person described in this items (i) through (iv) above; or (vi) any other Person that, by reason of familial, economic, social or other relationship, would reasonably be expected to favor the first Person or to act as requested by the first Person. Where expressions such as "[name of party] or any Related Person" are used, the same shall refer to the named party and any Related Person of the named party.

         "RENT ROLL" has the meaning set forth in Section 3.1.

         "RENTS" has the meaning set forth in the Granting Clauses of the Deed of Trust.

         "REPLACEMENTS" has the meaning set forth in Section 6.4.

         "REQUIRED REPAIRS" has the meaning set forth in Section 6.4.

         "REQUIRED CAPITAL IMPROVEMENTS" has the meaning set forth in Section
6.5.

         "RESERVES" means the reserves held by or on behalf of Lender pursuant to this Loan Agreement or other Loan Document, including without limitation, the reserves established pursuant to Article VI.

         "RESERVE SUB-ACCOUNTS" has the meaning set forth in Section 7.1.

         "RESTORATION" has the meaning set forth in Section 5.5.

         "RESTORATION THRESHOLD" shall mean $1,000,000.

         "REVPAR" means average room revenues per available room per day.

         "SCHEDULED MATURITY DATE" shall mean March 31, 2004.

         "SECOND EXTENSION TERM" has the meaning set forth in Section 2.5(B).

         "SECONDARY MARKET TRANSACTION" has the meaning set forth in Section
10.1.

         "SECURITIES" (whether or not capitalized) means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIZATION" shall mean a rated offering of securities representing direct or indirect interests in one or more mortgage loans or the right to receive income therefrom.

         "SECURITIZATION SIDE LETTER" means that certain letter agreement, dated of even date herewith, between Borrower and Lender providing for certain modifications of this Loan Agreement and the other Loan Documents in connection with the consummation of a Secondary Market Transaction involving the Loan.

         "SELF-INSURANCE DEFICIENCY" has the meaning set forth in Section 6.7.

         "SELF-INSURANCE RESERVE" has the meaning set forth in Section 6.7.

         "SELF-INSURANCE RESERVE ACCOUNT" has the meaning set forth in Section 6.7.

         "SELF-INSURANCE RESERVE MINIMUM BALANCE" has the meaning set forth in
Section 6.7.

         "SERVICER" means a servicer selected by Lender from time to time in its sole discretion to service the Loan.

         "SERVICES AGREEMENTS" has the meaning set forth in Section 3.1.

         "STAND ALONE INSURANCE POLICIES" has the meaning set forth in Section 6.3.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SUB-ACCOUNTS" has the meaning set forth in Section 7.1.

         "SUPPLEMENTAL FINANCIAL INFORMATION" means (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior calendar year or corresponding calendar quarter for such prior year, (ii) a calculation of the average daily rate, RevPAR and average occupancy statistics for the Property for the applicable period, (iii) an updated summary of advance bookings information (excluding customer names) and (iv) such other financial reports as the subject entity shall routinely and regularly prepare.

         "SURVEY" has the meaning set forth in Section 3.1.

         "TAX LIABILITIES" has the meaning set forth in Section 2.9.

         "TITLE COMPANIES" means Chicago Title Insurance Company, Lawyer's Title Insurance Corporation and First American Title Insurance Company and/or such other national title insurance company as may be acceptable to Lender.

         "TITLE POLICIES" means the ALTA mortgagee policies of title insurance pertaining to the Deed of Trust issued by the Title Companies to Lender in connection with the Closing.

         "TRANSFER AND ASSUMPTION" and "TRANSFEREE BORROWER" have the meaning set forth in Section 11.3.

         "UNIFORM SYSTEM" means the Uniform System of Accounts for the Lodging Industry promulgated by the American Hotel and Motel Association, as in effect from time to time.

         "WAIVING PARTY" has the meaning set forth in Section 13.1.

         "WORK" has the meaning set forth in Section 6.6.

         "WORK RESERVES" has the meaning set forth in Section 6.6.

SECTION 1.2 ACCOUNTING TERMS.

         For purposes of this Loan Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP or the Uniform System, as the case may be.

SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

         References to "ARTICLES", "SECTIONS", "SUBSECTIONS", "EXHIBITS" and "SCHEDULES" shall be to Articles, Sections, Subsections, Exhibits and Schedules, respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Loan Agreement, "HEREOF", "HEREIN", "HERETO", "HEREUNDER" and the like mean and refer to this Loan Agreement as a whole and not merely to the specific article, section, subsection, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING", "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "without limitation"; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document may include subsequent amendments, assignments, and other modifications thereto, and (ii) any reference to any Person may include such Person's respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

                                   ARTICLE II
                                TERMS OF THE LOAN

SECTION 2.1 LOAN.

         (A) LOAN. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lender agrees to purchase the Original Loan from Original Lender, make the New Advance to Borrower, combine and consolidate the New Advance and the Original Loan into a single indebtedness in the original principal amount of $275,000,000 and amend and restate such loan in the original principal amount of $275,000,000 upon the terms and conditions hereof (the Original Loan, as amended and restated hereby, and the obligation of Borrower to repay the same together with all interest and other amounts from time to time owing hereunder may be referred to as the "LOAN").

         (B) NOTE. On the Closing Date, Borrower shall execute and deliver to Lender an Amended and Restated Promissory Note, dated of even date herewith (as amended, modified or restated, and any replacement or substitute notes therefor, by means of multiple notes or otherwise, collectively, the "NOTE"), made by Borrower to the order of Lender, in the original principal amount of $275,000,000.

         (C) USE OF PROCEEDS. The proceeds of the Loan funded at Closing shall be used to (i) acquire the Original Loan from Original Lender; (ii) pay all recording fees and taxes, title insurance premiums, the reasonable costs and expenses incurred by Lender, including the legal fees and expenses of counsel to Lender, and other costs and expenses approved by Lender (which approval will not be unreasonably withheld) related to the Loan; and (iii) establish the Reserves required hereunder. The remaining proceeds of the Loan, if any, shall be disbursed to Borrower.

SECTION 2.2 INTEREST.

         (A) RATE OF INTEREST. The outstanding principal balance of the Loan shall bear interest at a rate per annum equal to the Interest Rate in effect for each Interest Accrual Period during the term hereof. The "INTEREST Rate" for any Interest Accrual Period shall be the rate of interest per annum equal to the sum of (i) the Applicable Spread plus (ii) the LIBO Rate in effect for such Interest Accrual Period.

         (B) DEFAULT RATE. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the outstanding principal balance of the Loan and all other Obligations shall bear interest until paid in full at a rate per annum that is four percent (4.0%) in excess of the Interest Rate otherwise applicable under this Loan Agreement and the Note (the "DEFAULT RATE").

         (C) COMPUTATION OF INTEREST. Interest on the Loan and all other Obligations owing to Lender shall be computed on the basis of a 360-day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest shall be payable in arrears (except with respect to the number of days from the Payment Date in any Interest Accrual Period to the last day of such Interest Accrual Period as to which interest shall be payable in advance).

         (D) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Loan Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the Interest Rate, then the foregoing provisions of this paragraph shall apply.

         (E) LATE CHARGES. If an Event of Default regarding non-payment of principal, interest or other sums due hereunder or under any of the other Loan Documents shall occur, then Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document, such late charge to be immediately due and payable without demand by Lender.

         (F) ADDITIONAL ADMINISTRATIVE FEE. In addition to the Default Rate provided for above, upon failure of any Borrower Party to deliver any of the financial statements or reports required to be delivered to Lender as provided in Sections 5.1(A)(i), (ii), (iii) or (v) hereof upon their due dates, if any such failure shall continue for ten (10) Business Days following written notice thereof from Lender, Borrower shall pay to Lender together with the scheduled monthly payments of principal and interest on the Note, for each month or portion thereof that any such financial statement or report required under Sections 5.1(A)(i), (ii), (iii) or (v) remains undelivered, an administrative fee in the amount of Five Thousand Dollars ($5,000). Borrower agrees that such administrative fee (i) is a fair and reasonable fee necessary to compensate Lender for its additional administrative costs under the circumstances, (ii) is not a penalty and (iii) is necessary to compensate Lender for increased costs and obligations to third parties in connection with the planned Securitization of the Loan.

SECTION 2.3 INTEREST RATE CAP AGREEMENT.

         (A) As a condition to Closing, Borrower shall purchase and pledge and deliver to Lender an interest rate cap agreement satisfying the criteria set forth below (the "CAP"), and Borrower shall maintain such Cap in the possession of Lender, in full force and effect, until all Obligations are fully and finally repaid. The Cap (i) shall have a notional amount equal to the outstanding principal balance of the Loan calculated based upon the declining principal balance of the Loan scheduled to be outstanding over the term of such Cap taking into account scheduled principal amortization hereunder, (ii) shall provide that to the extent that LIBO Rate exceeds seven and one-half percent (7.50%) per annum (the "CAP THRESHOLD RATE"), then the Cap Provider shall pay to Lender not less than the amount of interest that would accrue on the Loan at a per annum rate equal to difference between LIBO Rate and the Cap Threshold Rate, (iii) shall be in form and substance reasonably satisfactory to Lender, (iv) shall have a term equal to the Initial Term of the Loan (or the applicable Extension
Term), and (v) shall be issued by a financial institution (the "CAP PROVIDER") having a financial rating by S&P of at least "AA" (and at least an equivalent rating from each of the other Rating Agencies) and otherwise be acceptable to Lender in Lender's reasonable discretion at the time that the Cap is issued.

         (B) If at any time the financial rating assigned to any Cap Provider by S&P shall fall below AA- (or the equivalent rating for any other Rating Agency) and, if the Cap Provider's obligations under the Cap shall then be guaranteed under a guaranty (the "CAP GUARANTY") issued by a financial institution (the "CAP GUARANTOR"), then the financial rating assigned to such Cap Guarantor by S&P shall have also fallen below AA- (or the equivalent rating for any other Rating Agency), Borrower shall be required to deliver a replacement Cap in substantially the form of the Cap delivered at Closing issued by a Cap Provider meeting the rating requirements for a Cap Provider under Section 2.3(A)(v), providing for a cap "strike price" not greater than eight and one-quarter percent (8.25%) per annum and otherwise reasonably acceptable to Lender (a replacement Cap meeting all of the foregoing conditions, an "ACCEPTABLE REPLACEMENT CAP") within ten (10) Business Days after such downgrade of the Cap Provider (and, if applicable, the Cap Guarantor), together with an assignment of such Cap substantially in the form of the Assignment of Rate Cap and such Financing Statements and opinions of counsel to the Cap Provider as Lender may require each in form and substance acceptable to Lender. If, for any reason, Borrower is unable to deliver a replacement Cap when required hereunder, then at or prior to the time when the replacement Cap is due hereunder, Borrower shall deliver to Lender cash security (such cash security together with any interest thereon, the "CAP RESERVE") in an amount sufficient to cover the amount of additional interest which Lender reasonably estimates may be incurred during the remaining term of the Loan (or remaining Extension Term then in effect) as a result of the LIBO Rate exceeding the Cap Threshold Rate, which Cap Reserve shall be held by Lender and applied to the Obligations in accordance with
Section 6.1. Upon delivery of a replacement Cap acceptable to Lender, the remaining balance of the Cap Reserve shall be returned to Borrower. In addition, Borrower shall have the one time right at any time prior to the Scheduled Maturity Date to deliver an Acceptable Replacement Cap to Lender provided that no Event of Default has occurred and is continuing and provided that, in the opinion of counsel to Lender, delivery of such Acceptable Replacement Cap would not have an adverse effect on the qualification of any trust in connection with a Securitization backed in whole or in part by the Loan as a REMIC (as defined in the IRC) or any other adverse tax consequences to any investor in such Securitization. Borrower shall be required to pay any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender (and by any Servicer and trustee in connection with any Securitization backed in whole or in part by the Loan) in connection with delivery of such Acceptable Replacement Cap and all related documentation and opinions required above.

         (C) All payments made by the Cap Provider (and/or, if applicable, the Cap Guarantor) under the Cap (or Cap Guaranty) shall be deposited directly by the Cap Provider (and/or the Cap Guarantor) into the Central Account and applied in accordance with the Cash Management Agreement.

SECTION 2.4 PAYMENTS.

         (A) PAYMENTS OF INTEREST AND PRINCIPAL. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through and including the day immediately prior to the first Business Day of the calendar month following the month in which the Closing Date occurs. Commencing on April 30, 2001 and continuing on each Payment Date thereafter through but excluding the Maturity Date, Borrower shall make monthly payments (each, a "MONTHLY DEBT SERVICE PAYMENT") of (i) principal in the amount of $667,000 per month and (ii) interest in an amount equal to interest accrued on the outstanding principal balance of the Loan at the Interest Rate in effect for the related Interest Accrual Period. Each payment shall be applied first to accrued and unpaid interest and the balance to principal.

         (B) DATE AND TIME OF PAYMENT. Borrower shall receive credit for payments on the Loan which are transferred to the account of Lender as provided below (i) on the day that such funds are received by Lender if such receipt occurs by 1:00 p.m. (New York time) on such day, or (ii) on the next succeeding Business Day after such funds are received by Lender if such receipt occurs after 1:00 p.m. (New York time). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

         (C) MANNER OF PAYMENT. Borrower promises to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Loan Agreement. All payments by Borrower on the Loan shall be made without deduction, defense, set off or counterclaim and in immediately available funds delivered to Lender by wire transfer to such accounts at such banks as Lender may from time to time designate.

SECTION 2.5 MATURITY.

         (A) SCHEDULED MATURITY DATE. To the extent not sooner due and payable in accordance with the Loan Documents (and unless Borrower shall extend the term of the Loan for the First Extension Term or both of the Extension Terms upon the terms and subject to the conditions of Section 2.5(B) below), the then outstanding principal balance of the Loan, all accrued and unpaid interest thereon (and including interest through the end of the Interest Accrual Period then in effect), and all other sums then owing to Lender hereunder and under the Note, the Deed of Trust and the other Loan Documents, shall be due and payable on the Scheduled Maturity Date.

         (B) EXTENSION TERMS. Borrower may extend the term of the Loan for two extension terms of one year each (each, an "EXTENSION TERM", and, collectively the "EXTENSION TERMS"); (i) the first Extension Term (the "FIRST EXTENSION TERM") commencing on the day immediately following the Scheduled Maturity Date and ending (unless sooner terminated in accordance with the Loan Documents) the first (1st) anniversary of the Scheduled Maturity Date and (ii) the second Extension Term (the "SECOND EXTENSION TERM") commencing on the day immediately following the last day of the First Extension Term and ending (unless sooner terminated in accordance with the Loan Documents) on the second (2nd) anniversary of the Scheduled Maturity Date; subject to the following terms and conditions:

              (i) Borrower shall give Lender notice (an "EXTENSION NOTICE") of its request to extend the term of the Loan for either Extension Period at least thirty (30) but not more than one hundred twenty (120) days prior to the Scheduled Maturity Date or expiration of the First Extension Term, as the case may be;

              (ii) no Default or Event of Default shall have occurred and be continuing as of the date Borrower delivers an Extension Notice or as of the Scheduled Maturity Date or expiration of the First Extension Term, as the case may be;

              (iii) the Debt Service Coverage Ratio (with debt service on the Loan recalculated assuming that interest would have been payable at an interest rate equal to the sum of the Extension Cap Threshold Rate plus the Applicable Spread, in each case, in effect for the first month of the Extension Term in question and including required principal amortization payments under Section 2.4(A)) for the twelve (12) month period ended ninety (90) days prior to the Scheduled Maturity Date or expiration of the First Extension Term, as the case may be, is at least 1.49:1.0; and

              (iv) Borrower shall deliver to Lender an extension of the Cap or a replacement Cap (and an extension or replacement of the Cap Guaranty, if applicable) in form substantially the same as the Cap (and Cap Guaranty) delivered at Closing covering the term of the applicable Extension Term, providing for a cap "strike price" (such "strike price", the "EXTENSION CAP THRESHOLD RATE") not greater than eight and one-quarter percent (8.25%) per annum (it being acknowledged that Borrower may purchase an extension or replacement Cap for the applicable Extension Term with an Extension Cap Threshold Rate lower than such rate in order to satisfy the Debt Service Coverage Ratio requirement under Section 2.5(B)(iii) above) and otherwise satisfying the requirements of Section 2.3 together with an assignment of such replacement Cap substantially in the form of the Assignment of Rate Cap and such Financing Statements and opinions of counsel to the Cap Provider (and Cap Guarantor, if applicable) as Lender may require each in form and substance acceptable to Lender. Borrower shall be required to pay any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender (and by any Servicer and trustee in connection with any Securitization backed in whole or in part by the Loan) in connection with delivery of such extension or replacement Cap (and extension or replacement of the Cap Guaranty, if applicable) and all related documentation and opinions required above.

SECTION 2.6 PREPAYMENT.

         (A) LIMITATION ON PREPAYMENT; PREPAYMENT CONSIDERATION DUE ON ACCELERATION. Borrower shall have no right to prepay the Loan in whole or part prior to April 30, 2002, except as expressly set forth in this provision. On and after April 30, 2002, Borrower may prepay the Loan in whole, but not in part, without payment of Prepayment Consideration, provided that (i) Borrower shall provide to Lender not less than thirty (30) days prior written notice of such prepayment, (ii) together with such prepayment Borrower also shall pay all accrued and unpaid interest and all other Obligations and (iii) if such prepayment occurs on any day other than a Payment Date, then together therewith Borrower also shall pay to Lender the amount of interest that would have accrued on the amount being prepaid from and including the date of such prepayment to the end of such Interest Accrual Period.

         (B) PREPAYMENT CONSIDERATION DUE. If any prepayment of all or any portion of the Loan shall occur prior to April 30, 2002, on account of acceleration of the Loan due to an Event of Default, or otherwise, then except only as expressly provided herein to the contrary, Borrower shall pay the Prepayment Consideration to Lender together with such prepayment, as liquidated damages and compensation for costs incurred, and in addition to all other amounts due and owing to Lender. Notwithstanding the foregoing, no Prepayment Consideration will be due as to a prepayment of insurance or condemnation proceeds required by Lender pursuant to this Loan Agreement or the Deed of Trust in the absence of an Event of Default or in connection with any partial prepayment resulting from (i) the application of Excess Cash Flow from the Cash Trap Reserve under Section 2.6(D) below or (ii) the application of any amounts to principal under Section 3.3(a)(iii) of the Cash Management Agreement. The foregoing designation of any amount of Prepayment Consideration in this Agreement shall not create a right to prepay at any time or in any circumstances where this Agreement does not expressly state that such a right exists.

         (C) DEFINITIONS. The following terms shall have the meanings indicated:

             "PREPAYMENT CONSIDERATION" shall mean an amount equal to two percent (2%) of the Loan balance at the time of prepayment.

         (D) MANDATORY PREPAYMENTS; CASH TRAP EVENTS. (i) If, at any time prior to the repayment of the Obligations in full, a Cash Trap Event shall occur, then, from and after the occurrence of such Cash Trap Event and for so long as such Cash Trap Event continues to exist, pursuant to the Cash Management Agreement all Excess Cash Flow (except as otherwise expressly provided below) shall be deposited with Lender (or its Servicer or agent) (said funds, together with any interest thereon, the "CASH TRAP RESERVE"). A "CASH TRAP EVENT" shall occur as of any Calculation Date when the Debt Service Coverage Ratio for a trailing twelve (12) month period (determined upon delivery of the financial statements for such Calculation Date and with debt service on the Loan calculated at an amount equal to the lesser of
(a) the actual debt service paid during such period and (b) the debt service amount which would have been payable during such period if interest were recalculated at an interest rate equal to the sum of the Cap Threshold Rate (or applicable Extension Cap Threshold Rate, as the case may be) plus the then Applicable Spread, and, in either case, including required principal amortization payments under Section 2.4(A)) is less than the Minimum DSCR and shall continue to exist until such Minimum DSCR test has been satisfied for three (3) consecutive calendar months (on a trailing twelve (12) month basis and determined upon delivery of the financial statements for each such month); provided that for purposes of determining the Debt Service Coverage Ratio for the Calculation Dates occurring on June 30, 2001, September 30, 2001 and December 31, 2001 (and for any Monthly Test Date occurring prior to March 31,
2002), debt service under clause (a) above shall be equal to the product of (1) the actual debt service for the three (3) month period ended as of such Calculation Date (or as of such Monthly Test Date) multiplied by (2) four. Notwithstanding that the Debt Service Coverage Ratio shall be less than the Minimum DSCR as of any Calculation Date, no Cash Trap Event shall be deemed to exist hereunder provided that Borrower makes a principal prepayment on the Loan (which prepayment amount shall be held in the Debt Service Sub-Account and applied to payment of principal on the next Payment Date without any Prepayment Consideration), within two (2) Business Days after the date of delivery of the financial statements disclosing the existence of such Cash Trap Event (or the date on which such financial statements are required to be delivered pursuant to
Section 5.1), in an amount which as determined by Lender, in its sole good faith discretion, would be sufficient to cause the Debt Service Coverage Ratio to exceed the Minimum DSCR if interest payable on the Loan included in determining such Debt Service Coverage Ratio were recalculated as provided above assuming that such amount were applied to reduce the principal amount of the Loan as of the first day of the relevant measuring period. "MINIMUM DSCR" means 1.25:1.0. "CALCULATION DATE" means the last day of each calendar quarter commencing with the calendar quarter ended June 30, 2001. Following the Calculation Date on which a Cash Trap Event occurs, if the Debt Service Coverage Ratio (with debt service calculated as provided above) shall exceed the Minimum DSCR as of the end of any calendar month (each, a "MONTHLY TEST DATE") (calculated on a trailing twelve (12) month basis and determined upon delivery of the financial statements for such Monthly Test Date), the Excess Cash Flow available for the month following delivery of the financial statements for such Monthly Test Date shall be released to Borrower in accordance with the provisions of the Cash Management Agreement. During the continuance of a Cash Trap Event, any funds on deposit in the Cash Trap Reserve may be applied to payment of principal (without payment of any Prepayment Consideration) or other Obligations in such order as Lender may elect upon the third (3rd) Payment Date following deposit of such funds. Any funds on deposit in the Cash Trap Reserve shall continue to be held as additional Collateral in accordance with this Section 2.6(D)(i) until the earlier of (a) the date that such funds are applied to payment of the Obligations pursuant to the foregoing sentence and (b) the date that Lender has determined that the Minimum DSCR test has been satisfied for three (3) consecutive Monthly Test Dates, at which time such funds shall be released to Borrower. Notwithstanding the foregoing, if a Cash Trap Event shall occur three
(3) times during the term hereof, from and after the third (3rd) such occurrence of a Cash Trap Event, Borrower shall have no further right to cure a Cash Trap Event (by satisfying the Minimum DSCR test or by making principal prepayments as provided above), and until such time as the Loan is paid in full all Excess Cash Flow shall be deposited in the Cash Trap Reserve and all funds in the Cash Trap Reserve shall be applied by

Lender on the next Payment Date to reduce the principal amount of the Loan (without payment of any Prepayment Consideration) or to payment of the other Obligations in such order as Lender may elect. The existence of a Cash Trap Event shall be determined by Lender in its sole good faith determination. If Lender determines that a Cash Trap Event has occurred, Lender shall send Borrower written notice thereof. Notwithstanding any provision herein to the contrary, if an Event of Default has occurred and is continuing, all funds on deposit in the Cash Trap Reserve and any subsequent Excess Cash Flow, while such Event of Default is continuing, may be applied by Lender to payment of principal (including payment of any Prepayment Consideration) or other Obligations in such order as Lender may elect.

         (ii) In addition to principal prepayments required under Section 2.6(D)(i), Borrower shall be required to make prepayments of principal equal to any amount required to be remitted to Lender by the Mezzanine Lender from cash trap reserves maintained under the Mezzanine Loan Documents pursuant to Section 6 of the Intercreditor Agreement as in effect on the date hereof.

SECTION 2.7 OUTSTANDING BALANCE. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts owing to Lender by Borrower; provided that any failure to record any transaction affecting such balance or any error in so recording shall not limit or otherwise affect Borrower's obligation to pay the Obligations.

SECTION 2.8 TAXES. Any and all payments or reimbursements made hereunder or under the Note shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto [excluding taxes imposed on net income in accordance with the following sentence] herein "TAX LIABILITIES"). Notwithstanding the foregoing, Borrower shall not be liable for taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any such Tax Liabilities (or amounts in estimation or reimbursement for the same) from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

SECTION 2.9 REASONABLENESS OF CHARGES. Borrower Parties agree that (i) the actual costs and damages that Lender would suffer by reason of a Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of the Default Rate, the late charges, and the Prepayment Consideration are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) such Default Rate and late charges and Lender's attorneys' fees and other costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and (iv) such Default Interest, late charges, Prepayment Consideration, and the obligation to pay Lender's attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

SECTION 2.10 FUNDING LOSSES/CHANGE IN LAW ETC.

         (A) Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender and any Funding Party for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's or such Funding Party's reinvestment rate and the interest rate on the Loan) (collectively, "FUNDING LOSSES") sustained by Lender or any Funding Party: (i) if the Note, or any portion thereof, is repaid for any reason whatsoever on any date other than a Payment Date (including, without limitation, from condemnation or insurance proceeds); or (ii) as a consequence of (x) any increased cost of funds that Lender or any Funding Party may sustain in maintaining the borrowing evidenced hereby or (y) the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty adopted after the date hereof (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender or the Funding Party, as the case may be, with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction made as of the date hereof.

         (B) If Lender or any Funding Party shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including but not limited to any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender or its holding company or a Funding Party or its holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date hereof, has or would have the effect of reducing the rate of return on the capital of Lender or its holding company, or of the Funding Party's or its holding company, as the case may be, then, upon demand by Lender, Borrower shall pay to Lender, from time to time, such additional amount or amounts as will compensate Lender or such Funding Party for any such reduction suffered.

         (C) Any amount payable by Borrower under Section 2.10(A) or 2.10(B) shall be paid to Lender within ten (10) Business Days after receipt by Borrower of a certificate signed by an officer of Lender setting forth the amount due and the basis for the determination of such amount in reasonable detail and the computations made by Lender to determine the amount due, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period. Lender shall use reasonable efforts to deliver to Borrower prompt notice (and adequate information to permit Borrower to verify the basis for and calculation of amounts due) of any event described in Sections 2.10(A) or 2.10(B) above and of the amount to be paid as a result thereof, provided, however, any failure by Lender to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this Section as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section shall constitute additional interest under the Loan and shall be secured by the Deed of Trust and the other Loan Documents.

         (D) If Lender or any Funding Party requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of clause (ii) of Sections 2.10(A) or 2.10(B), then, upon request of Borrower, Lender or such Funding Party shall use reasonable efforts in a manner consistent with such institution's practice in connection with loans like the Loan to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to Lender or such Funding Party, including, without limitation, by designating another of Lender's or such Funding Party's offices, branches or affiliates; Borrower hereby agreeing to pay all reasonably incurred costs and expenses incurred by Lender or any Funding Party in connection with any such action.

                                  ARTICLE III
                               CONDITIONS TO LOAN

SECTION 3.1 CONDITIONS TO FUNDING OF THE LOAN ON THE CLOSING DATE. The obligations of Lender to fund the Loan are subject to the prior or concurrent satisfaction or waiver of the conditions set forth below, and to satisfaction of any other conditions specified herein or elsewhere in the Loan Documents. Where in this Section any documents, instruments or information are to be delivered to Lender, then the condition shall not be satisfied unless (i) the same shall be in form and substance satisfactory to Lender, and (ii) if so required by Lender, Borrower shall deliver to Lender a certificate duly executed by Borrower stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading.

         (A) LOAN DOCUMENTS. On or before the Closing Date, Borrower shall execute and deliver and cause to be executed and delivered to Lender all of the Loan Documents specified in SCHEDULE 3.1(A), together with such other Loan Documents as may be reasonably required by Lender, each, unless otherwise noted, of even date herewith, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender (except for the Note, of which only one shall be signed), which Loan Documents shall become effective upon the Closing.

         (B) ORIGINATION FEE. At the Closing and retained from the proceeds of the Loan, Lender shall have received its origination fee of $2,750,000 (1.0% of the Loan amount). The amount, if any, by which any application fee and/or expense deposit previously paid to Lender on Borrower's behalf exceeds Lender's reasonable costs and expenses incurred in connection with the Loan, shall be credited against the origination fee.

         (C) STRUCTURING FEE. At the Closing and retained from the proceeds of the Loan, Lender shall have received its structuring fee of $3,437,500 (1.25% of the Loan amount).

         (D) DEPOSITS. The deposits required herein, including without limitation, the initial deposits into the Reserves and Accounts, shall have been made (and at Borrower's option, the same may be made from the proceeds of the Loan).

         (E) PERFORMANCE OF AGREEMENTS, TRUTH OF REPRESENTATIONS AND WARRANTIES. Each Borrower Party and all other Persons executing any agreement on behalf of any Borrower Party shall have performed in all material respects all agreements which this Loan Agreement provides shall be performed on or before the Closing Date. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

         (F) CLOSING CERTIFICATE. On or before the Closing Date, Lender shall have received certificates of even date herewith executed on behalf of Borrower by the chief financial officer (or similar officer of Borrower) truly and correctly stating that: (i) on such date, no Default or Event of Default has occurred and is continuing; (ii) no material adverse change in the financial condition or operations of the business of Borrower or the projected cash flow of Borrower or the Property has occurred since the delivery to Lender of any financial statements, budgets, proformas, or similar materials (or if there has been any change, specifying such change in detail), and that, to Borrower's knowledge after due inquiry, such materials delivered to Lender are true and materially complete and fairly represent the financial condition of Borrower and the cash flow of the Property; and (iii) the representations and warranties set forth in this Loan Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (or if any such representations or warranties require qualification, specifying such qualification in detail) and (iv) to Borrower's knowledge after due inquiry, there are no material facts or conditions concerning the Property or any Borrower Party that have not been disclosed to Lender.

         (G) OPINIONS OF COUNSEL. On or before the Closing Date, Lender shall have received from Sherrard & Roe, PLC or other legal counsel for Borrower satisfactory to Lender, written legal opinions, each in form and substance acceptable to Lender, as to such matters as Lender shall request, including opinions to the effect that (i) each of the Borrower Parties and Member is duly formed, validly existing, and in good standing in its state of organization and, in the case of the Borrower, in the state where the Property is located, (ii) this Loan Agreement and the Loan Documents have been duly authorized, executed and delivered and are enforceable in accordance with their terms subject to customary qualifications for bankruptcy and general equitable principles; (iii) the Clearing Account Agreement and Cash Management Agreement have been duly authorized, executed and delivered and are enforceable in accordance with their terms and the security interests in favor of Lender in the Accounts have been validly created and perfected; and (iv) Borrower would not be consolidated in bankruptcies of the Independent Manager, Member, Guarantor, Manager or certain other Affiliates of Borrower Parties specified by Lender. Also on or before the Closing Date, Lender shall have received the following legal opinions, each in form and substance acceptable to Lender: (a) an opinion of Borrower's local counsel in the state where the Property is located as to the enforceability of, and the creation and perfection of Liens under, the Deed of Trust and the Assignment of Leases and such other matters as Lender may reasonably request;
(b) an opinion of counsel to the Cap Provider that the Cap has been duly authorized, executed and delivered by the Cap Provider and is enforceable in accordance with its terms and such other matters as Lender may reasonably request; and (c) opinions of Richards, Layton & Finger or other legal counsel for Borrower in the State of Delaware reasonably satisfactory to Lender that, among other matters,
(1) under Delaware law (x) the prior unanimous written consent of Member and Manager (and the unanimous written consent of the board of directors of Manager including the Independent Directors) would be required for a voluntary bankruptcy filing by Borrower, (y) the prior unanimous written consent of Guarantor and the independent manager of Member (and the unanimous written consent of the board of directors of the independent manager of Member including the independent directors) would be required for a voluntary bankruptcy filing by Member and (z) such unanimous consent requirements are enforceable against Member and Guarantor, as the sole member of Member, as the case may be, in accordance with their terms; (2) under Delaware law the bankruptcy or dissolution of Member would not cause the dissolution of Borrower and the bankruptcy or dissolution of Guarantor would not cause the dissolution of Member; (3) under Delaware law, creditors of Member shall have no legal or equitable remedies with respect to the assets of Borrower and creditors of Guarantor shall have no legal or equitable remedies with respect to the assets of Member; and (4) a federal bankruptcy court would hold that Delaware law governs the determination of what Persons have authority to file a voluntary bankruptcy petition on behalf of Borrower and Member.

         (H) TITLE POLICIES. On or before the Closing Date, Lender shall have received and approved pro forma Title Policies for the Deed of Trust, and as of the Closing, each Title Company shall be irrevocably committed and prepared immediately to issue the Title Policies. The Title Policies shall be in form and substance satisfactory to Lender. Without limitation, each Title Policy shall be issued on an ALTA form acceptable to Lender by each Title Company, together with such reinsurance and direct access agreements as Lender may require, insuring that the Deed of Trust is a valid first and prior enforceable lien on the Borrower's fee simple interest in the Property (including any easements appurtenant thereto) subject only to such exceptions to coverage as are acceptable to Lender. Each Title Policy shall contain such endorsements as Lender may require (to the extent available in the state where the Property is located) in form acceptable to Lender, including deletion of the creditors' rights exception and affirmative endorsement coverage for creditors' rights risks.

         (I) SURVEY. Lender shall have received a survey of the Property, certified to Lender and its successors, assigns and designees and to each Title Company by a surveyor reasonably satisfactory to Lender (the "SURVEY"). The Survey shall contain the minimum detail for land surveys as most recently adopted by ALTA/ASCM, shall comply with Lender's survey requirements and shall contain Lender's standard form certification, and shall show no state of facts or conditions reasonably objectionable to Lender.

         (J) ZONING. On or before the Closing Date, Lender shall have received evidence reasonably satisfactory to Lender as to the zoning and subdivision compliance of the Property.

         (K) CERTIFICATES OF FORMATION AND GOOD STANDING. On or before the Closing Date, Lender shall have received copies of the organizational documents and filings of each Borrower Party and Member, together with good standing certificates (or similar documentation) (including verification of tax status) from the state of its formation, from the state in which its principal place of business is located, and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business (including without limitation, the state in which the Property is located for Borrower). Each such certificate shall be dated not more than 30 days prior to the Closing Date, as applicable, and certified by the applicable Secretary of State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of each Borrower Party and Member, or the secretary or corresponding officer of the partner, trustee, or other Person as required by such Borrower Party's or Member's organizational documents (as the case may be, the "BORROWER PARTY SECRETARY") shall have delivered to Lender a certificate stating that the copies of the organizational documents as delivered to Lender are true and complete and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Lender.

         (L) CERTIFICATES OF INCUMBENCY AND RESOLUTIONS. On or before the Closing Date, Lender shall have received certificates of incumbency and resolutions of each Borrower Party and its constituents as requested by Lender, approving and authorizing the Loan and the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Borrower Party Secretary as being in full force and effect without modification or amendment.

         (M) FINANCIAL STATEMENTS. On or before the Closing Date, Lender shall have received such financial statements and other financial information as shall be satisfactory to Lender for each Borrower Party (including for Guarantor) and for the Property. If any such statements are not available for the Property, then Borrower shall provide such financial reports as are available. All such financial statements shall be certified to Lender by the applicable Borrower Party (through its chief financial officer), which certification shall be in form and substance reasonably satisfactory to Lender.

         (N) OPERATING AND FF&E BUDGETS; CAPITAL IMPROVEMENT PLAN. On or before the Closing Date, Lender shall have received and reasonably approved the Operating Budget and FF&E Budget for the Property for the remainder of the current calendar year and the Capital Improvement Plan for the Property.

         (O) AGREEMENTS. On or before the Closing Date, Lender shall have received copies of all Material Agreements other than Convention Contracts.

         (P) MANAGEMENT AGREEMENT; SERVICES AGREEMENTS. On or before the Closing Date, Lender shall have received copies of the existing Management Agreement and any leasing brokerage agreements pertaining to the Property and the Assignment of Management Agreement, duly executed by current Manager and Borrower. On or before the Closing Date, Lender shall have also received a copy of that certain Opryland Hotel Nashville Services Agreement and that certain GEC Services Agreement, each dated as of January 4, 2001 (collectively the "SERVICES AGREEMENTS"), between Borrower and Guarantor and a collateral assignment and subordination agreement with respect to same, duly executed by Guarantor and Borrower and in form and substance reasonably acceptable to Lender.

         (Q) RENT ROLL AND LEASES. Prior to the Closing, Lender shall have received from Borrower a rent roll (the "RENT ROLL") for the Property, certified by Borrower, and in form and substance satisfactory to Lender. The Rent Roll shall constitute a true, correct, and complete list of each and every Lease (other than Deminimis Leases), together with all extensions and amendments thereof, and shall accurately and completely disclose all annual and monthly rents payable by all tenants, including all percentage rents, if any, and expiration dates of such Leases, and the amount of security deposit being held by Borrower under each Lease, if any. Also prior to the Closing, Lender shall have received true, correct and complete copies of the Leases, as amended.

         (R) LICENSES, PERMITS AND APPROVALS. On or before Closing Date, Lender shall have received copies of the final, unconditional certificates of occupancy issued with respect to the Property, together with all other applicable licenses, permits and approvals required for the Borrower to own, use, occupy, operate and maintain the Property as a hotel.

         (S) INSURANCE POLICIES AND ENDORSEMENTS. On or before the Closing Date, Lender shall have received copies of certificates of insurance (dated not more than 20 days prior to the Closing Date) regarding insurance required to be maintained under this Loan Agreement and the other Loan Documents, together with endorsements satisfactory to Lender naming Lender as an additional insured and loss payee, as required by Lender, under such policies. In addition, as to any insurance matters arising under Environmental Laws or pertaining to any environmental insurance that Borrower has as to the Property, the same shall be endorsed to Lender as required by Lender.

         (T) ENVIRONMENTAL ASSESSMENT. Lender shall have received and approved an Environmental Report prepared or updated not later than sixty (60) days prior to the Closing, relating to the Property, together with a letter from the preparer thereof entitling Lender and its successors and assigns to rely upon said Environmental Report.

         (U) PROPERTY CONDITION REPORT. On or before the Closing Date, Lender shall have received a property condition report for the Property, which shall be prepared by an engineer or other consultant satisfactory to Lender and otherwise shall be in form and substance satisfactory to Lender in its sole discretion. Such report shall set forth any items of deferred maintenance at the Property (if same is not addressed to Lender).

         (V) APPRAISAL. On or before the Closing Date, Lender shall have received an independent appraisal, dated October 1, 2000, of the Property from a state certified appraiser engaged by Lender, which indicates a fair market value of the Property which would reflect a loan-to-value ratio for the Loan of not more than 50%, and is otherwise satisfactory to Lender in its sole discretion in all respects. Each such appraisal shall conform in all respects to the criteria for appraisals set forth in the Financial Institutions Reform and Recovery Act of 1989 and the regulations promulgated thereunder (as if Lender were an institution under the jurisdiction thereof) and the Uniform Standards of Professional Appraisal Practices of the Appraisal Foundation.

         (W) SEARCHES. Prior to the Closing Date Lender shall have received certified copies of Uniform Commercial Code, judgment, tax lien, bankruptcy and litigation search reports with respect to all Borrower Parties and Member, all dated not more than thirty (30) days prior to the Closing Date.

         (X) DOCUMENTATION REGARDING APPLICATION OF PROCEEDS. At least five (5) days prior to the Closing Date, Lender shall have received payoff demand letters and wiring instructions from each lender or other obligee of any existing indebtedness which is required to be repaid pursuant to this Loan Agreement and by Borrower regarding the application of any remaining available proceeds of the Loan.

         (Y) MEZZANINE LOAN INTERCREDITOR AGREEMENT. On or before the Closing Date, Mezzanine Lender shall have executed and delivered the Intercreditor Agreement to Lender.

         (Z) LEGAL FEES; CLOSING EXPENSES. Borrower shall have paid any and all reasonable legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, and other reasonable costs and expenses related to the Closing.

         (AA) COMMITMENT CONDITIONS. If a commitment letter or similar agreement shall have been issued by Lender for the Loan, such additional conditions as shall be specified in such commitment shall have been satisfied.

         (BB) OTHER REVIEW. Lender shall have completed all other review of the Borrower Parties, the Property, and such other items as it reasonably determines relevant, and shall have determined based upon such review to fund the Loan. Borrower Parties shall have satisfied such other reasonable criteria as Lender may reasonably specify.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Loan Agreement and to make the Loan, Borrower represents and warrants to Lender that the statements set forth in this Article IV, after giving effect to the Closing, will be, true, correct and complete as of the Closing Date. Further, each of the other Borrower Parties and Member represents and warrants to Lender that the statements set forth in this Article IV pertaining to such party, after giving effect to the Closing, will be, true, correct and complete as of the Closing Date.

SECTION 4.1 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.

         (A) ORGANIZATION AND POWERS. Each Borrower Party and Member is duly organized, validly existing and in good standing under the laws of the state of its formation. Each Borrower Party and Member has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof.

         (B) QUALIFICATION. Each Borrower Party and Member is duly qualified and in good standing in the State of Tennessee. In addition, each Borrower Party is duly qualified and in good standing in each state where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

         (C) ORGANIZATION. The organizational chart set forth as SCHEDULE 4.1(C) accurately sets forth the direct and indirect ownership structure of the Borrower.

SECTION 4.2 AUTHORIZATION OF BORROWING, ETC.

         (A) AUTHORIZATION OF BORROWING. Borrower has the power and authority to incur the Indebtedness evidenced by the Note. The execution, delivery and performance by each Borrower Party of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company, partnership, trustee, corporate or other action, as the case may be.

         (B) NO CONFLICT. The execution, delivery and performance by each Borrower Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) any provision of law applicable to any Borrower Party; (y) the partnership agreement, certificate of limited partnership, certificate of incorporation, bylaws, declaration of trust, operating agreement or other organizational documents, as the case may be, of each Borrower Party; or (z) any order, judgment or decree of any Governmental Authority binding on any Borrower Party or any of its Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower Party or any of its Affiliates; (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents) upon the Property or assets of any Borrower Party or any of its Affiliates; or (4) except as set forth on SCHEDULE 4.2, require any approval or consent of any Person under any Contractual Obligation of any Borrower Party, which approvals or consents have been obtained on or before the dates required under such Contractual Obligation, but in no event later than the Closing Date.

         (C) GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Borrower Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

         (D) BINDING OBLIGATIONS. This Loan Agreement is, and the Loan Documents, including the Note, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party, as applicable, enforceable against each of the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. No Borrower Party has any defense or offset to any of its obligations under the Loan Documents. No Borrower Party has any claim against Lender or any Affiliate of Lender.

SECTION 4.3 FINANCIAL STATEMENTS. All financial statements concerning any of Borrower, its Affiliates and the Property which have been or will hereafter be furnished by or on behalf of Borrower to Lender pursuant to this Loan Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do (or will, as to those statements that are not yet due) present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. Since the December 31, 2000 financial statements delivered to Lender, there has been no material adverse change in the financial condition, operations or business of the Borrower Parties or the Property from that set forth in said financial statements.

SECTION 4.4 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. As of the Closing, Borrower shall have no Indebtedness or Contingent Obligations other than the Obligations or any other Permitted Indebtedness.

SECTION 4.5 TITLE TO PROPERTY. Borrower has good, marketable and insurable fee simple title to the Property, free and clear of all Liens except for the Permitted Encumbrances. Borrower owns and will own at all times all FF&E relating to the Property (other than personal property which is both owned by tenants of the Property and not used or necessary for the operation of the Property), subject only to Permitted Encumbrances. The Deed of Trust, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first lien on the Property, subject only to the Permitted Encumbrances, and (ii) perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Rents and the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no proceedings in condemnation or eminent domain affecting the Property, and to the knowledge of Borrower Parties, none is threatened. No Person has any option or other right to purchase all or any portion of the Property or any interest therein. There are no mechanic's, materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Deed of Trust. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Deed of Trust and this Loan Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower's ability to pay its obligations in a timely manner.

SECTION 4.6 ZONING; COMPLIANCE WITH LAWS. The Property is zoned for commercial use, which zoning designation is unconditional, in full force and effect, and is beyond all applicable appeal periods. Borrower, the Property and the use thereof comply in all material respects with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Property, including without limitation the Americans with Disabilities Act. To Borrower's knowledge, there are no illegal activities relating to controlled substances on the Property. All material permits, licenses and certificates for the lawful use, occupancy and operation of each component of the Property in the manner in which it is currently being used, occupied and operated, including, but not limited to liquor licenses and certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect. Without limiting the foregoing, Borrower represents that it is in the process of applying with the appropriate Governmental Authorities for the transfer of liquor licenses and beer permits for the Property from Guarantor's name to Borrower's name. Borrower covenants and agrees that it shall file any applications and information required under applicable law with the appropriate Governmental Authorities promptly after the date hereof, diligently prosecute the processing of such applications and complete the transfers of all such licenses and permits as soon as reasonably practicable but in no event later than one hundred twenty (120) days after the date hereof. In the event that all or any part of the Improvements located on the Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any real estate other than the Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by Borrower with respect to the Property without Lender's prior written consent.

SECTION 4.7 LEASES; AGREEMENTS.

         (A) LEASES; AGREEMENTS. Borrower has delivered to Lender true and complete copies of all (i) Leases (other than Deminimis Leases) and (ii) Material Agreements affecting the operation and management of the Property (other than Convention Contracts), and such Leases and Material Agreements have not been modified or amended except pursuant to amendments or modifications delivered to Lender. Each of the Convention Contracts in effect on the date hereof is substantially in the form of the standard form of Convention Contract previously delivered to and approved by Lender (with reasonable changes thereto as necessary to reflect the terms of such contract) and is otherwise on Borrower's customary terms. Except for the rights of current Manager pursuant to the existing Management Agreement, no Person has any right or obligation to manage the Property or to receive compensation in connection with such management. Except for the parties to any leasing brokerage agreement that has been delivered to Lender, no Person has any right or obligation to lease or solicit tenants for the Property, or (except for cooperating outside brokers) to receive compensation in connection with such leasing.

         (B) RENT ROLL, DISCLOSURE. A true and correct copy of the Rent Roll is attached hereto as SCHEDULE 4.7 and, except for the Leases described in the Rent Roll (and Deminimis Leases), the Property is not subject to any Leases. Except only as specified in the Rent Roll (and except for any Deminimis Leases), (i) the Leases are in full force and effect; (ii) Borrower has not given any notice of default to any tenant under any Lease which remains uncured; (iii) to Borrower's knowledge, no tenant has any set off, claim or defense to the enforcement of any Lease; (iv) no tenant is in arrears in the payment of rent, additional rent or any other charges whatsoever due under any Lease, or, to the knowledge of Borrower, is materially in default in the performance of any other obligations under the applicable Lease; (v) Borrower has completed all work or alterations required of the landlord or lessor under each Lease, and all of the other obligations of landlord or lessor under the Leases have been performed; and (vi) there are no rent concessions (whether in form of cash contributions, work agreements, assumption of an existing tenant's other obligations, or otherwise) or extensions of time whatsoever not reflected in such Rent Roll. There are no legal proceedings commenced (or, to the knowledge of the Borrower, threatened) against Borrower by any tenant or former tenant. No rental in excess of one month's rent has been prepaid under any of the Leases. Each of the Leases is valid and binding on the parties thereto in accordance with its terms.

         (C) NO RESIDENTIAL UNITS. There are no residential units in the Property. To Borrower's knowledge, no person occupies any part of the Property for dwelling purposes.

         (D) MANAGEMENT AGREEMENT. Borrower has delivered to Lender a true and complete copy of the Management Agreement, and such Management Agreement has not been modified or amended except pursuant to amendments or modifications delivered to Lender. The Management Agreement is in full force and effect and no default by Borrower or Manager exists thereunder. Except for the parties to any leasing brokerage agreement that has been delivered to Lender, no Person has any right or obligation to lease or solicit tenants for the Property, or (except for cooperating outside brokers) to receive compensation in connection with such leasing.

         (E) FRANCHISE AGREEMENT. As of the date hereof, the Property is operated as an independent hotel and is not the subject of a Franchise Agreement with any franchisor. Borrower has the right to operate the Property under the name and/or hotel system known as "Opryland Hotel".

SECTION 4.8 CONDITION OF PROPERTY. To Borrower's knowledge, except as set forth in the property condition report for the Property delivered to Lender, all Improvements including, without limitation, the roof and all structural components, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior doors, parking facilities, sidewalks and landscaping are in good condition and repair. Borrower is not aware of any latent or patent structural or other material defect or deficiency in the Property. City water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the Property within the boundary lines of the Property, are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of the Property as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of the Property as now used or presently contemplated. The design and as-built conditions of the Property are such that surface and storm water does not accumulate on the Property (except in facilities specifically designed for the same) and does not drain from the Property across land of adjacent property owners in any manner which would have a Material Adverse Effect on the Property or violate any applicable law. Except as may be shown on the Survey, no part of the Property is within a flood plain and none of the Improvements create encroachment over, across or upon the Property's boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment which could reasonably be expected to have a Material Adverse Effect. All public roads and streets necessary for service of and access to the Property for the current and contemplated uses thereof have been completed and are serviceable and are physically and legally open for use by the public. Any liquid or solid waste disposal, septic or sewer system located at the Property is in good and safe condition and repair and in compliance with all applicable law.

SECTION 4.9 LITIGATION; ADVERSE FACTS. Except as set forth on SCHEDULE 4.9, there are no judgments outstanding against any Borrower Party, Member or affecting the Property or any property of any Borrower Party or Member, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the knowledge of Borrower after due inquiry, threatened against any Borrower Party or Member (and which in the case of Guarantor, could reasonably be expected to result in a Material Adverse Effect) affecting the Property. The actions, charges, claims, demand, suits, proceedings, petitions, investigations and arbitrations set forth on SCHEDULE 4.9 will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the transactions contemplated hereby.

SECTION 4.10 PAYMENT OF TAXES. All federal, state and local tax returns and reports of each Borrower Party required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Person and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable. There is not presently pending (and to Borrower's knowledge, there is not contemplated) any special assessment against the Property or any part thereof. No tax liens are in existence and to the knowledge of Borrower Parties, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower Parties in respect of any taxes or other governmental charges are in accordance with GAAP.

SECTION 4.11 ADVERSE CONTRACTS. Except for the Loan Documents, none of the Borrower Parties is a party to or bound by, nor is any property of such Person subject to or bound by, any contract or other agreement which restricts such Person's ability to conduct its business in the ordinary course or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.12 PERFORMANCE OF AGREEMENTS. No Borrower Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person which could reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

SECTION 4.13 GOVERNMENTAL REGULATION. No Borrower Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

SECTION 4.14 EMPLOYEE BENEFIT PLANS. No Primary Borrower Party maintains or contributes to, or has any obligation (including a contingent obligation) under, any Employee Benefit Plans except for the obligations to contribute to the Employee Benefit Plans described on Schedule 4.14.

SECTION 4.15 BROKER'S FEES. No broker's or finder's fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of any Borrower Party with respect to the making of the Loan or any of the other transactions contemplated hereby or by any of the Loan Documents.

SECTION 4.16 ENVIRONMENTAL COMPLIANCE.

         (A) NO ENVIRONMENTAL CLAIMS. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or to the knowledge of Borrower, threatened, or judgments or orders relating to any Hazardous Materials (collectively, "ENVIRONMENTAL CLAIMS") asserted or threatened against Borrower or relating to the Property. Except as disclosed in the Environmental Report delivered to Lender prior to Closing, neither Borrower nor, to the knowledge of Borrower, any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower or relating to the Property.

         (B) STORAGE OF HAZARDOUS MATERIALS. Except as disclosed in the Environmental Report delivered to Lender prior to Closing, except for materials customarily used or stored in connection with operation and management of properties similar to the Property, which materials at the Property exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of reasonably and without violation of any Environmental Laws, to the knowledge of Borrower after due inquiry, no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on the Property, or to the knowledge of Borrower, on adjacent parcels of real property, and no part of such real property, or to the knowledge of Borrower after due inquiry, no part of such adjacent parcels of real property, including the groundwater located therein or thereunder, is presently contaminated by Hazardous Materials. Except as disclosed in the Environmental Report, to Borrower's knowledge, the Property is not listed by any Governmental Authority as containing any Hazardous Materials.

         (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.

SECTION 4.17 SOLVENCY. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent Obligations. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

SECTION 4.18 DISCLOSURE. No financial statements, Loan Document or any other document, certificate or written statement furnished to Lender by or on behalf of any Borrower Party or Member for use in connection with the Loan contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. The foregoing representation is qualified to the extent of the Borrower's knowledge, except for materials prepared or executed by or pertaining directly to any Borrower Party. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Lender by Borrower.

SECTION 4.19 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the proceeds of the Loan only for the purposes set forth herein and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by Borrower or any Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

SECTION 4.20 INSURANCE. Set forth on SCHEDULE 4.20 is a complete and accurate description of all policies of insurance for Borrower that are in effect as of the Closing Date. Borrower's insurance under such policies satisfies the requirements contained in Section 5.4 hereof, no notice of cancellation has been received with respect to such policies, and Borrower is in compliance with all conditions contained in such policies.

SECTION 4.21 SEPARATE TAX LOTS. The Property is comprised of one (1) or more parcels which constitute separate tax lots. No part of the Property is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising the Property.

SECTION 4.22 INVESTMENTS. Borrower has no (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person, or (ii) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person.

SECTION 4.23 BANKRUPTCY. Neither any Borrower Party nor Member is or has been a debtor, and no property of any of them (including the Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect. Neither any Borrower Party nor Member and no property of any of them is under the possession or control of a receiver, trustee or other custodian. Neither any Borrower Party nor Member has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

SECTION 4.24 DEFAULTS. No Default or Event of Default exists.

SECTION 4.25 NO PLAN ASSETS. Borrower is not and will not be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA of Section 4975 of the IRC.

SECTION 4.26 GOVERNMENTAL PLAN. Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower's regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

SECTION 4.27 NOT FOREIGN PERSON. Neither any Borrower Party nor Member is a "foreign person" within the meaning of Section 1445(f)(3) of the IRC.

SECTION 4.28 NO COLLECTIVE BARGAINING AGREEMENTS. Neither Borrower nor Member is a party to any collective bargaining agreement.

                                   ARTICLE V
                          COVENANTS OF BORROWER PARTIES

         Each Borrower Party covenants and agrees that until payment in full of the Loan, all accrued and unpaid interest and all other Obligations, such Person shall perform and comply with all covenants in this Article V applicable to such Person.

SECTION 5.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

         (A) FINANCIAL STATEMENTS.

             (i) ANNUAL REPORTING. Within ninety (90) days after the end of each calendar year, Borrower and Guarantor shall each provide true and complete copies of its Financial Statements for such year to Lender. All such Financial Statements shall be audited by a Big Five Accounting Firm or by other independent certified public accountants reasonably acceptable to Lender, and shall bear the unqualified certification of such accountants that such Financial Statements present fairly in all material respects the financial position of the subject company. The annual Financial Statements shall be accompanied by Supplemental Financial Information for such calendar year. The annual Financial Statements for each Borrower Party shall also be accompanied by a certification executed by the entity's chief executive officer or chief financial officer, satisfying the criteria set forth in Section 5.1(A)(viii) below, and a Compliance Certificate (as defined below).

             (ii) QUARTERLY REPORTING - BORROWER. Within forty-five (45) days after the end of the first, second and third calendar quarters of each year, Borrower shall provide true and complete copies of its balance sheet as of the end of such quarter to Lender, together with a certification executed on behalf of Borrower by its chief executive officer or chief financial officer in accordance with the criteria set forth in Section 5.1(A)(viii) below.

             (iii) QUARTERLY REPORTING - GUARANTOR. Within forty-five (45) days after the end of the first, second and third calendar quarters of each year, Guarantor shall provide true and complete copies of its Financial Statements for such quarter to Lender, together with a certification executed on behalf of Guarantor by its chief executive officer or chief financial officer in accordance with the criteria set forth in Section 5.1(A)(viii) below.

             (iv) LEASING REPORTS. Within forty-five (45) days after each calendar quarter, Borrower shall provide to Lender a certified Rent Roll and a schedule of security deposits held under Leases (other than Deminimis Leases), each in form and substance reasonably acceptable to Lender. Within forty-five
(45) days after each calendar quarter, Borrower shall also provide to Lender (a) a schedule of any retail Leases (other than Deminimis Leases) that expired during such calendar quarter and a schedule of retail Leases (other than Deminimis Leases) scheduled to expire within the next twelve (12) months and (b) to the extent Borrower received notice thereof, a list of any retail tenants (other than Deminimis Leases) that filed bankruptcy, insolvency or reorganization proceedings during such calendar quarter. Within ninety (90) days after the end of each calendar year, Borrower shall provide to Lender a statement of income and expenses for all retail space in the Property owned and operated by Borrower and sales reports for retail tenants for such year.

             (v) MONTHLY REPORTING. Within thirty (30) days after the end of each calendar month other than the month of December in any year, and within forty-five (45) days after the end of the month of December in each year, Borrower shall provide to Lender the following items determined on an accrual basis: (i) a calculation of the average daily rate, RevPAR and occupancy calculations and statistics for the Property for the subject month; (ii) Smith Travel Research "STAR" reports then available; (iii) monthly and year to date operating statements prepared for such calendar month, noting Net Operating Income and including budgeted and last year results for the same year-to-date period and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (iv) a calculation reflecting the annual Net Operating Income and Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month; (v) an updated summary of advance bookings information (excluding customer names); and (vi) capital expenditure/FF&E reports with respect to such calendar month. Along with such operating statements, Borrower shall deliver to Lender a certification of Borrower's chief executive officer or chief financial officer satisfying the criteria set forth in Section 5.1(A)(viii) below.

             (vi) ADDITIONAL REPORTING. In addition to the foregoing, Borrower, Guarantor and Manager shall each promptly provide to Lender such further documents and information concerning its operations, properties, ownership, and finances as Lender shall from time to time reasonably request.

             (vii) GAAP; UNIFORM SYSTEM. Borrower Parties will maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP and the Uniform System. All Financial Statements shall be prepared in accordance with GAAP and the Uniform System, consistently applied; provided, however, in the event of a conflict between the Uniform System and GAAP, GAAP will be followed.

             (viii) CERTIFICATIONS OF FINANCIAL STATEMENTS AND OTHER DOCUMENTS, COMPLIANCE CERTIFICATE. Together with the Financial Statements and other documents and information provided to Lender by or on behalf of any Borrower Party under this Section, such Borrower Party also shall deliver to Lender a certification in form and substance satisfactory to Lender, executed on behalf of such Borrower Party by its chief executive officer or chief financial officer, stating that such Financial Statements, documents and information are true, correct, accurate and complete and fairly present the financial condition and results of operations of the applicable Borrower Party and/or the Property for the period(s) covered thereby, and do not omit to state any material information without which the same might reasonably be misleading. In addition, where this Loan Agreement requires a "COMPLIANCE CERTIFICATE", the Borrower Party required to submit the same shall deliver a certificate duly executed on behalf of such Borrower Party by its chief executive officer or chief financial officer, in form and substance satisfactory to Lender, stating that there does not exist any Default or Event of Default under the Loan Documents (or if any exists, specifying the same in detail) and stating the Debt Service Coverage Ratio for the twelve (12) month period ended as of the end of such quarter.

             (ix) FISCAL YEAR. Each Borrower Party represents that its fiscal year ends on December 31, and agrees that it shall not change its fiscal year.

         (B) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Borrower will deliver copies of all material reports submitted by independent public accountants in connection with each annual, interim or special audit of the Financial Statements or other business operations of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

         (C) TAX RETURNS. Within thirty (30) days after filing the same, Borrower shall deliver to Lender a copy of its Federal income tax returns (or the return of the applicable Person into which Borrower's Federal income tax return is consolidated) certified on its behalf by its chief financial officer (or similar position) to be true and correct.

         (D) ANNUAL OPERATING, FF&E BUDGETS AND CAPITAL IMPROVEMENTS PLAN. At least thirty (30) days prior to the expiration of each calendar year (commencing with the calendar year ended December 31, 2001), Borrower shall deliver to Lender for its review a proposed Operating Budget, a proposed FF&E Budget and a proposed Capital Improvements Plan (in each case presented on a monthly and annual basis) for the Property for the next calendar year. Each Operating Budget, FF&E Budget and, so long as any funds remain in the Capital Improvement Reserve or Required Capital Improvements remain to be performed, each Capital Improvements Plan shall be subject to Lender's approval which shall not be unreasonably withheld, conditioned or delayed. Lender acknowledges that it has approved the annual Operating Budget, FF&E Budget and Capital Improvements Plan for the calendar year 2001. Upon completion of the Required Capital Improvements and disbursement of all funds in the Capital Improvement Reserve, Borrower shall be required to thereafter deliver Capital Improvements Plans to Lender for informational purposes only, but same shall not be subject to Lender's approval; provided, however, that the foregoing shall not affect Borrower's obligation to obtain Lender's consent to any Material Alteration to the extent required under
Section 5.5(A). The proposed Operating Budget shall identify and set forth Borrower's best estimate, after due consideration, of all revenue, costs, and expenses, and shall specify Operating Revenues and Operating Expenses on a line-item basis consistent with the form of Operating Budget delivered to Lender prior to Closing. If any of said budgets or plans requiring Lender's approval is not in form and substance reasonably satisfactory to Lender, Lender may disapprove the same and specify the reasons therefor in writing, and Borrower shall promptly amend and resubmit for approval revised budgets or plans, as applicable, making such changes as are necessary to comply with the reasonable requirements of Lender. If any such budget or plan requiring Lender's approval is not approved by the beginning of the calendar year covered thereby, the applicable budget or plan for the previous year shall remain in effect until the new budget or plan is approved. Lender shall approve or disapprove any proposed budget or plan requiring Lender's approval within fifteen (15) Business Days after submission thereof by Borrower to Lender together with any information reasonably requested by Lender in writing in order to review same. Lender's consent to any proposed budget or plan shall be deemed given if the correspondence from Borrower to Lender requesting such approval contains a bold-faced conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIFTEEN (15) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN," and if Lender shall fail to respond to or expressly deny such request for approval in writing within fifteen (15) Business Days after receipt of Borrower's written request therefor together with any information reasonably requested by Lender in writing prior to the expiration of such fifteen (15) Business Day period in order to adequately review same, then Lender shall be deemed to have approved such budget or plan.

         (E) MATERIAL NOTICES.

             (i) Borrower shall promptly deliver, or caused to be delivered, copies of all notices given or received with respect to noncompliance with any term or condition related to any Permitted Indebtedness of any Borrower Party or Member, including Permitted Indebtedness under the Mezzanine Loan Documents (but excluding unsecured trade payables and equipment and personal property financings referred to in Sections 5.17(B)(i) and (ii), respectively, unless such non-compliance could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect), and shall notify Lender within two
(2) Business Days of any potential or actual event of default with respect to any such Permitted Indebtedness.

             (ii) Borrower shall promptly deliver to Lender copies of any and all material notices (including without limitation any notice alleging any default or breach) received with respect to any Material Agreement or any Material Lease.

         (F) EVENTS OF DEFAULT, ETC. Promptly upon Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate executed on its behalf by its chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action Borrower or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any Material Adverse Effect; or
(iii) any actual or alleged breach or default or assertion of (or written threat to assert) remedies under any Management Agreement.

         (G) LITIGATION. Promptly upon Borrower's obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against Borrower or the Property not previously disclosed in writing by Borrower to Lender which would be reasonably likely to have a Material Adverse Effect or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or the Property which, in each case, if adversely determined would reasonably be expected to have a Material Adverse Effect, Borrower will give notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

         (H) INSURANCE. At least ten (10) Business Days prior to the end of each insurance policy period of Borrower, Borrower will deliver certificates, reports, and/or other information (all in form and substance satisfactory to Lender), (i) outlining all material insurance coverage maintained as of the date thereof by Borrower and all material insurance coverage planned to be maintained by Borrower in the subsequent insurance policy period and (ii) evidencing payment in full of the premiums for such insurance policies.

         (I) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data with respect to such Person and its Affiliates or the Property as from time to time may be reasonably requested by Lender.

SECTION 5.2 EXISTENCE; QUALIFICATION. Borrower will at all times preserve and keep in full force and effect its existence as a limited partnership, limited liability company, or corporation, as the case may be, and all rights and franchises material to its business, including its qualification to do business in each state where it is required by law to so qualify. Without limitation of the foregoing, Borrower and, to the extent required by applicable law, Member shall at all times be qualified to business in the state where the Property is located.

SECTION 5.3 PAYMENT OF IMPOSITIONS AND CLAIMS.

         (A) Borrower will pay (i) all Impositions; (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the "CLAIMS"); and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of Borrower on its business, income or assets; in each instance before any penalty or fine is incurred with respect thereto.

         (B) Borrower shall not be required to pay, discharge or remove any Imposition or Claim so long as Borrower contests in good faith such Imposition or Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Property or any portion thereof, so long as: (i) no Event of Default shall have occurred and be continuing, (ii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, Borrower shall have given Lender prior written notice of its intent to contest said Imposition or Claim; (iii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, Borrower shall have deposited with Lender (or with a court of competent jurisdiction or other appropriate body approved by Lender) such additional amounts (or other security or assurances reasonably acceptable to Lender) as are necessary to keep on deposit at all times, an amount equal to at least one hundred twenty-five percent (125%) (or such higher amount as may be required by applicable law) of the total of (x) the balance of such Imposition or Claim then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon less (z) amounts on deposit in the Impositions and Insurance Reserve and available for payment of such Claims;
(iv) no risk of sale, forfeiture or loss of any interest in the Property or any part thereof arises, in Lender's reasonable judgment, during the pendency of such contest; (v) such contest does not, in Lender's reasonable determination, have a Material Adverse Effect; and (vi) such contest is based on bona fide, material, and reasonable claims or defenses. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition or Claim as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority, but no obligation, to apply any amount deposited with Lender under this subsection to the payment of any unpaid Imposition or Claim to prevent the sale or forfeiture of the Property for non-payment thereof, if Lender reasonably believes that such sale or forfeiture is threatened. Any surplus retained by Lender after payment of the Imposition or Claim for which a deposit was made shall be promptly repaid to Borrower unless an Event of Default shall have occurred, in which case said surplus may be retained by Lender to be applied to the Obligations. Notwithstanding any provision of this Section to the contrary, Borrower shall pay any Imposition or Claim which it might otherwise be entitled to contest if an Event of Default shall occur and be continuing, or if, in the reasonable determination of Lender, the Property is in danger of being forfeited or foreclosed. If Borrower refuses to pay any such Imposition or Claim, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such advances.

SECTION 5.4 MAINTENANCE OF INSURANCE. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, property damage, business interruption and other types of insurance with respect to its business and the Property (including all Improvements now existing or hereafter erected thereon) in such amounts and for such periods and against all losses, hazards, casualties, liabilities and contingencies as customarily carried or maintained by Persons of established reputation engaged in similar businesses. Without limitation of the foregoing, Borrower shall maintain or cause to be maintained policies of insurance with respect to the Property in the following amounts and covering the following risks:

             (i) Property damage insurance covering loss or damage to the Property caused by fire, lightning, hail, windstorm, explosion, hurricane (to the extent available), vandalism, malicious mischief, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by fire policies in effect where the Property is located endorsed to include all of the extended coverage perils and other broad form perils, including the standard "all risks" clauses, with such endorsements as Lender may from time to time reasonably require including, without limitation, building ordinance and law (including demolition costs and increased cost of construction coverage), lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief. Such policy shall be in an amount not less than that necessary to comply with any coinsurance percentage stipulated in the policy, but not less than 100% of the full replacement cost of all Improvements (without any deduction for depreciation), and shall contain replacement cost and agreed amount endorsements each in an amount not less than the outstanding principal amount of the Loan. The deductible under such policy shall not exceed $100,000.

             (ii) Broad form boiler and machinery insurance in an amount equal to the full replacement cost of the Improvements (without any deduction for depreciation) in which the boiler or similar vessel is located, and including coverage against loss or damage from (1) leakage or sprinkler systems and (2) damage, breakdown or explosion of steam boilers, electrical machinery and equipment, air conditioning, refrigeration, pressure vessels or similar apparatus and mechanical objects now or hereafter installed at the Property.

             (iii) If the Property is in an area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence or earthquakes, insurance covering such risks in an amount not less than $100,000,000, and with a maximum permissible deductible of $100,000.

             (iv) Flood insurance if the Property is in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone "A" & "V" Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall be in an amount not less than $50,000,000, and shall have a maximum permissible deductible of $100,000.

             (v) Business interruption or rent loss insurance in an amount equal to the anticipated gross income or rentals from the Property (assuming an occupancy rate of 100%) for an indemnity period commencing on the date of the casualty and ending at least ninety (90) days after completion of the Restoration (but with no maximum limit on the overall length of such indemnity period), such amount being adjusted annually. Lender shall be named as loss payee under such insurance.

             (vi) During any period of reconstruction, renovation or alteration of the Property in excess of 10% of the outstanding principal balance of the Loan, a completed value, "All Risks" Builders Risk form or "Course of Construction" insurance policy in non-reporting form and in an amount not less than the lesser of 100% of the full replacement cost of all Improvements and the then outstanding principal balance of the Loan.

             (vii) Commercial general liability insurance against claims for personal and bodily injury (including death resulting therefrom) to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways) in such amounts as Lender may from time to time reasonably require, but not less than $25,000,000 for each occurrence and $50,000,000 in the aggregate, and with deductibles reasonably acceptable to Lender. This policy or policies must include coverage for premises and operations liability, products and completed operations liability, contractual liability, hired, owned and non-owned automobile liability, innkeepers legal liability and "Dram shop" or other liquor liability if alcoholic beverages are sold from or may be consumed at the Property.

             (viii) If required by applicable state laws, worker's compensation or employer's liability insurance in accordance with such laws.

             (ix) Borrower and Manager shall maintain fidelity insurance and professional liability insurance in amounts reasonably satisfactory to Lender in its sole discretion in event against losses resulting from dishonest or fraudulent acts committed by Borrower's and Manager's personnel, employees and agents.

             (x) Such other insurance and endorsements, if any, as Lender may reasonably require from time to time, and which is then customarily required by institutional lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism or windstorm, which at the time are commonly insured against and generally available in the case of properties similarly situated, due regard to be given to the size and type of the Property.

             Each carrier providing any insurance, or portion thereof, required by this Section shall be licensed to do business in the jurisdiction or jurisdictions in which the Property is located, and shall have a claims paying ability rating and/or financial strength rating, as applicable, by S&P of not less than "AA", by Moody's of not less than "Aa2" and by Fitch of not less than "AA" and an A.M. Best Company, Inc. ("A.M. Best") rating of not less than A and financial size category of not less than XIII. Notwithstanding the foregoing, Lender hereby approves: (a) Industrial Risk Insurers (ERC Group) as the carrier providing the insurance required under clauses (i), (ii), (iii), (iv) (first $20,000,000 of coverage) and (v) of this Section 5.4 so long as such carrier meets the S&P, Moody's and A.M. Best ratings requirements above, (b) Gulf Insurance Co. as the insurer providing flood insurance under clause (iv) (excess coverage of $30,000,000) of this Section 5.4 so long as such carrier meets the S&P ratings requirement and maintains an A.M. Best rating of not less than A+/IX, (c) Royal Specialty as the insurer providing a portion of the liability under clause (vii) of this Section 5.4 (first $4,000,000 over $1,000,000 Borrower's self-insured deductible) so long as such carrier maintains a claims paying ability rating by S&P of not less than "A" and by Fitch of not less than "AA-" and an A.M. Best rating of not less than A/XIV, and (d) American Alternative Insurance Co. as the carrier providing a portion of the liability insurance under clause (vii) (next $25,000,000 over the liability coverage provided by the insurer referenced in clause (c) above) so long as such insurer meets the S&P and A.M. Best requirements above. In the event that any of the insurance provided by the insurers referenced above shall hereafter be provided by another insurance carrier, any such carrier shall thereafter be required to fully comply with the ratings requirements of the first sentence of this paragraph. Borrower shall cause all insurance (except general public liability and worker's compensation insurance) carried in accordance with this Section to be payable to Lender as a mortgagee "as its interests may appear" and not as a coinsured, and, in the case of all policies of insurance carried by each lessee for the benefit of Borrower, if any, to cause all such policies to be payable to Lender as Lender's interest may appear.

             All insurance policies and renewals thereof (i) shall be in a form reasonably acceptable to Lender, (ii) shall provide for a term of not less than one year, (iii) shall provide by way of endorsement, rider or otherwise that such insurance policy shall not be canceled, endorsed, altered, or reissued to effect a change in coverage unless such insurer shall have first given Lender thirty (30) days prior written notice thereof, (iv) shall include a standard non-contributory mortgagee endorsement or its equivalent in favor of and in form acceptable to Lender, (v) shall provide for claims to be made on an occurrence basis, except that boiler and machinery coverage may be made on an accident basis, (vi) shall contain an agreed value clause updated annually (if the amount of coverage under such policy is based upon the replacement cost of the Property) and (vii) to the extent not specified above, shall have deductibles in amounts reasonably acceptable to Lender. All property damage insurance policies (except for flood and earthquake policies) must automatically reinstate after each loss.

             The insurance coverage required under this Section 5.4 may be effected under a blanket policy or policies covering the Property and other properties and assets owned by Affiliates of Borrower; provided that any such blanket policy shall specify any sublimits in such blanket policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to this Section 5.4 and which shall in any case comply in all other respects with the requirements of this Section 5.4. Upon Lender's request which shall not be more frequently than once for any twelve (12) month period, Borrower shall deliver to Lender a certificate setting forth (i) the number of properties covered by such blanket policy or policies, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and
(v) such other information as Lender may reasonably request. Borrower covenants and agrees that, at all times, the aggregate coverage under such policy or policies shall be not less than the amount of insurance which would be required for all properties covered by such blanket policy or policies (including the Property) under Sections 5.4(i), (ii) and (v) if such properties were covered by this Agreement.

             Borrower may maintain a portion of the commercial general liability insurance required under Section 5.4(vii) above in an amount not to exceed $1,000,000 per occurrence and a portion of the worker's compensation insurance required under Section 5.4(viii) in an amount not to exceed $300,000 per occurrence by means of a self-insurance program, the terms and conditions of which shall be reasonably acceptable to Lender. Borrower shall at all times maintain cash reserves in the Self-Insurance Reserve Account in accordance with the provisions of Section 6.7 and the Cash Management Agreement. Promptly after Lender's written request therefor, Borrower shall provide Lender with any and all information reasonably requested by Lender with respect to such self-insurance program including, without limitation, information regarding the balance of and activity in the Self-Insurance Reserve Account, claims paid during any period and pending and threatened claims.

SECTION 5.5 OPERATION AND MAINTENANCE OF THE PROPERTY; CASUALTY.

         (A) Borrower will operate and maintain the Property as a first class hotel and maintain or cause to be maintained in good repair, working order and condition all material property used in the business of Borrower, including the Property, and will make or cause to be made all appropriate repairs, renewals and replacements thereof consistent with Borrower's normal and customary operations at the Property (provided that such operations are consistent with standards for a first class hotel). Without limitation of the foregoing, Borrower will operate and maintain the Property substantially in accordance with the applicable Operating Budget and the FF&E Budget. All work required or permitted under this Loan Agreement shall be performed in a workmanlike manner and in compliance with all applicable laws.

So long as no Event of Default has occurred and is continuing, Borrower may, without Lender's consent, perform alterations to the Property which (i) do not constitute a Material Alteration, (ii) do not materially and adversely affect Borrower's financial condition or the value or Net Operating Income of the Property and (iii) are in the ordinary course of Borrower's business. Borrower shall not perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any Material Alteration which is likely to result in a decrease of Net Operating Income from the Property by 5% or more for a period of 30 days or longer. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender evidence reasonably satisfactory to Lender that Borrower has cash available for payment of the cost of such Material Alteration or, if Borrower fails to deliver such evidence, cash in an amount equal to 125% of the cost of such Material Alteration as reasonably estimated by Lender. Cash deposited by Borrower with Lender in connection with any Material Alteration pursuant to the foregoing sentence shall be held by Lender in an interest-bearing account and disbursed to Borrower to pay for the cost of such Material Alteration as such work progresses subject to satisfaction of the conditions for disbursement of amounts from the FF&E Reserve under Section 6.4(B). Upon substantial completion of the Material Alteration, Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with all applicable laws and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all reasonable out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.5(A). Notwithstanding Lender's approval of any Capital Improvement Plan under Section 5.1, Borrower shall be required to satisfy all of the above conditions with respect to any Material Alteration included in such Capital Improvement Plan except to the extent such Material Alteration is to be paid for from the Capital Improvement Reserve under
Section 6.5.

         (B) In the event of casualty or loss at the Property, Borrower shall give immediate written notice of the same to the insurance carrier and to Lender and shall promptly commence and diligently prosecute to completion, in accordance with the terms hereof, the repair and restoration of the Property as nearly as possible to the Pre-Existing Condition (hereinafter defined) (a "RESTORATION"). Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section shall require Lender to incur any expense or take any action hereunder. Borrower further authorizes Lender, at Lender's option, (i) to hold the balance of such proceeds to be used to reimburse Borrower for the cost of Restoration of the Property or (ii) subject to Subsection 5.5(C), to apply such proceeds to payment of the Obligations whether or not then due, in any order, and provided that no Event of Default has occurred and is continuing, no Prepayment Consideration shall be payable in connection with such application of proceeds to the Obligations. Notwithstanding the foregoing, in the event of a casualty where the loss does not exceed the Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner.

         (C) Lender shall not exercise Lender's option to apply insurance proceeds to payment of the Obligations if all of the following conditions are met: (i) no Event of Default then exists; (ii) Lender reasonably determines that there will be sufficient funds to complete the Restoration of the Property to at least the Pre-Existing Condition and to timely make all payments due under the Loan Documents during the Restoration of the Property; (iii) Lender reasonably determines that the Net Operating Income of the Property (including rental income or business interruption insurance) will be sufficient to pay principal and interest on the Loan and the Mezzanine Loan and Operating Revenues of the Property, after the Restoration thereof to the Pre-Existing Condition, will be sufficient to meet all Operating Expenses, payments for Reserves and payments of principal and interest under the Note and the Mezzanine Loan and maintain a Debt Service Coverage Ratio at least equal to the lesser of (a) the Debt Service Coverage Ratio as of the Closing Date and (b) the Debt Service Coverage Ratio immediately prior to the casualty; (iv)

Lender determines that the Restoration of the Property to the Pre-Existing Condition will be completed within one (1) year of the date of the loss or casualty to the Property, but in no event later than six (6) months prior to the Maturity Date (giving effect to the next unexercised Extension Option, provided that Borrower exercises such Extension Option at the time in question, subject to the satisfaction of the conditions set forth in Section 2.5(B) (other than delivery of notice under Section 2.5(B)(i)); (v) less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty; (vi) the total amount of insurance proceeds available in connection with such fire or casualty does not exceed ninety percent (90%) of the then outstanding principal balance of the Loan; and (vii) Lender is reasonably satisfied that the Property can be restored and repaired as nearly as possible to the condition it was in immediately prior to such casualty and in compliance with all applicable zoning, building and other laws and codes (the "PRE-EXISTING CONDITION").

         (D) If Lender elects or is obligated to make the insurance proceeds available for the Restoration of the Property, Borrower agrees that, if at any time during the Restoration, the cost of completing such Restoration, as reasonably determined by Lender, exceeds the undisbursed insurance proceeds, Borrower shall, immediately upon demand by Lender, deposit the amount of such excess with Lender, and Lender shall first disburse such deposit to pay for the costs of such Restoration on the same terms and conditions as the insurance proceeds are disbursed. If Borrower deposits such excess with Lender and if, after completion of the Restoration, any funds remain from the combination of insurance proceeds and the funds so deposited with Lender by Borrower, and if no Event of Default shall have occurred and be continuing, then Lender shall disburse to Borrower such remaining funds.

         (E) Lender may, at Lender's option, condition disbursement of any insurance proceeds on Lender's approval of plans and specifications of an independent architect licensed in the state where the Property is located and reasonably satisfactory to Lender (the "ARCHITECT"), any and all contractors, subcontractors and materialmen engaged in the Restoration and the contracts under which they have been engaged, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Lender may reasonably require. Lender shall not be obligated to disburse insurance proceeds more frequently than once every calendar month. If insurance proceeds are applied to the payment of the Obligations, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly payments due under the Note or otherwise under the Loan Documents, or change the amounts of such payments. Any amount of insurance proceeds remaining in Lender's possession after full and final payment and discharge of all Obligations shall be refunded to Borrower or otherwise paid in accordance with applicable law. If the Property is sold at foreclosure or if Lender acquires title to the Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

         (F) In no event shall Lender be obligated to make disbursements of insurance proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Architect, less a retainage equal to ten percent (10%) of such costs incurred until the Restoration has been completed. The retainage shall in no event be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The retainage shall not be released until the Architect certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.5 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the retainage.

SECTION 5.6 INSPECTION. Borrower shall permit any authorized representatives designated by Lender to visit and inspect during normal business hours the Property and its business, including its financial and accounting records, and to make copies and take extracts therefrom (not to exceed four times per year unless an Event of Default has occurred and is continuing), and to discuss its affairs, finances and business with its officers and independent public accountants (with such Borrower's representative(s) present), at such reasonable times during normal business hours and as often as may be reasonably requested. Unless an Event of Default has occurred and is continuing, Lender shall provide advance written notice of at least three (3) Business Days prior to visiting or inspecting the Property or Borrower's offices.

SECTION 5.7 ENVIRONMENTAL COMPLIANCE.

         (A) ENVIRONMENTAL LAWS. Borrower shall at all times comply in all material respects with all applicable Environmental Laws. Borrower shall not:
(i) violate in any material respect any applicable Environmental Law; or (ii) generate, use, transport, handle, store, release or dispose of any Hazardous Materials in or into, on or onto, or from the Property (except in accordance with applicable law); or (iii) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on the Property.

         (B) REMEDIAL ACTION. Borrower shall promptly take and diligently prosecute any and all necessary remedial actions upon obtaining knowledge of the presence, storage, use, disposal, transportation, active or passive migration, release or discharge of any Hazardous Materials on, under or about the Property in violation of any Environmental Laws. In the event Borrower undertakes any remedial action with respect to any Hazardous Material on, under or about the Property, Borrower shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the applicable policies, orders and directives of all federal, state and local governmental authorities.

         (C) FURTHER ASSURANCE. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any basis for a material claim or liability arising thereunder of, Borrower or related to the Property, then Borrower agrees, upon request from Lender, to provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to satisfy Lender that Borrower and the Property are in compliance with all applicable Environmental Laws.

         (D) O&M PLAN. Borrower has caused to be prepared and delivered to Lender an operations and maintenance program with respect to suspected asbestos and asbestos-containing materials (the "O&M PLAN") located in the Property as set forth in the Environmental Report.

Borrower shall at all times implement and carry out the O&M Plan in accordance with its terms. Lender's requirement that Borrower develop and comply with the O&M Plan shall not be deemed to constitute a waiver or modification of any covenants or agreements of Borrower or Guarantor with respect to Hazardous Material or Environmental Laws as set forth herein or in the Environmental Indemnity.

SECTION 5.8 ENVIRONMENTAL DISCLOSURE.

         (A) Borrower shall promptly upon becoming aware thereof advise Lender in writing and in reasonable detail of: (1) any release, disposal or discharge of any Hazardous Material on, under, or about the Property required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws except such releases, disposals or discharges pursuant to and in compliance with valid permits, authorizations or registrations under said Environmental Laws; (2) any and all written communications sent or received by Borrower with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency;
(3) any remedial action taken by Borrower or any other Person in response to any Hazardous Material on, under or about the Property, the existence of which could result in an Environmental Claim that could reasonably be expected to have a Material Adverse Effect; (4) the discovery by Borrower of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could reasonably be expected to cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (5) any request for information from any governmental agency that indicates such agency is investigating whether Borrower may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

         (B) Borrower shall promptly notify Lender of any proposed action to be taken pertaining in any way to the Property to commence any operations that could reasonably be expected to subject Borrower or the Property to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses which could reasonably be expected to subject Borrower to any material obligations or requirements under any Environmental Laws. Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section.

SECTION 5.9 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Borrower will (A) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority in all jurisdictions in which it is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (B) maintain all licenses and permits now held or hereafter acquired by Borrower, the loss, suspension, or revocation of which, or failure to renew, could reasonably be expected to have a Material Adverse Effect and (C) perform, observe, comply and fulfill all of its obligations, covenants and conditions contained in any Contractual Obligation except where the failure to so perform, observe or comply would not reasonably be expected to have a Material Adverse Effect, including the Loan Documents.



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

SECTION 5.10 FURTHER ASSURANCES. Borrower Parties and their Affiliates shall, from time to time, execute and/or deliver such documents, instruments, agreements, financing statements, and perform such acts as Lender at any time may reasonably request to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and/or to better and more effectively carry out the purposes of this Loan Agreement and the other Loan Documents.

SECTION 5.11 PERFORMANCE OF AGREEMENTS AND LEASES. Each Borrower Party shall duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with (i) hereunder and under the other Loan Documents to which it is a party, (ii) under all Material Agreements and Material Leases and (iii) all other agreements entered into or assumed by such Person in connection with the Property, and will not suffer or permit any material default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing except where the failure to perform, observe or comply with any agreement referred to in this clause (iii) would not reasonably be expected to have a Material Adverse Effect. Borrower shall comply with, observe and perform all of Borrower's obligations as landlord under all Leases and shall enforce the terms, covenants and conditions contained in the Leases upon the part of the tenants thereunder to be observed or performed.

SECTION 5.12 LEASES. (A) Without the prior written consent of Lender, which shall not be unreasonably withheld or delayed, Borrower shall not, nor allow Manager or any other Person to, (i) enter into any Material Lease; (ii) cancel or terminate any Material Lease (except to enforce any such Material Lease after a default thereunder); (iii) amend or modify any Material Lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not materially and adversely affecting the economic terms of the Material Lease); (iv) approve any assignment, sublease or underlease of any Material Lease (except as required pursuant to the express terms of any existing Material Lease or Material Lease hereafter approved by Lender); or (v) cancel or modify any guaranty, or release any security deposit, letter of credit, or other item constituting security pertaining to any Material Lease.

         (B) Notwithstanding the provisions of Section 5.12(A) above, Lender's consent shall not be required for the creation, assignment, termination, amendment or modification of any Lease which is not a Material Lease provided that no Event of Default shall have occurred and be continuing and that the applicable Lease (other than any Deminimis Lease):

             (i) provides for payment of a net effective rent (after taking into account any free rent, construction allowances or other concessions granted by landlord) no less than ninety percent (90%) of the then effective fair market rent then prevailing for similar properties and leases in the market area;

             (ii) is otherwise on commercially reasonable terms; and

             (iii) is delivered to Lender within twenty (20) days after execution with Borrower's certification that such Lease satisfies the conditions of this Section 5.12.

         (C) Any request for approval of a Material Lease or assignment, termination, amendment or modification of any Material Lease shall be made to Lender in writing and together with such request Borrower shall furnish to
Lender: (i) such biographical and financial information about the proposed tenant as Lender may reasonably require in conjunction with its review, (ii) a copy of the proposed form of Lease (or amendment or modification), and (iii) a summary of the material terms of such proposed Lease (or amendment or modification) including, without limitation, rental terms and the term of the proposed Lease and any options.

             Except for security deposits, no Lease (other than Deminimis Leases) shall provide for payment of rent more than one month in advance, and Borrower shall not under any circumstances collect any such rent more than one month in advance. Borrower, at Lender's request, shall furnish Lender with executed copies of all Leases (other than Deminimis Leases) hereafter made. Each Lease (other than Deminimis Leases) or a separate agreement with the tenant of such Lease, in recordable form and substance satisfactory to Lender, shall specifically provide that such Lease is subordinate to the Deed of Trust; that the tenant attorns to Lender, such attornment to be effective upon Lender's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; that in no event shall Lender, as holder of the Deed of Trust or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquire title to the Property; and that Lender may, at Lender's option, accept or reject such attornment. Lender shall enter into, and, if required by applicable law to provide constructive notice, record in the county where the subject Property is located, and permit the applicable tenant to record a subordination, non-disturbance and attornment agreement, in the form attached hereto as EXHIBIT B, with any tenant (other than an Affiliate of Borrower) entering into any Material Lease within ten (10) Business Days after written request therefor by Borrower delivered together with an executed copy of the applicable Material Lease, and provided that Lender shall have confirmed that such Material Lease satisfies the conditions of this Section 5.12.

SECTION 5.13 MANAGEMENT; FRANCHISE AGREEMENT.

         (A) Borrower shall cause Manager to manage the Property in accordance with the Management Agreement including, without limitation, maintaining inventory in amounts and types customary for hotels comparable to the Property. Borrower shall (i) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any notice to Borrower of any default under the Management Agreement of which it is aware and (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed. Borrower shall cause any new Manager to execute and deliver a subordination agreement reasonably satisfactory to Lender at the time of execution and delivery of any Management Agreement.

         (B) Borrower shall not surrender, terminate, cancel, modify, renew or extend the Management Agreement, or enter into any other Management Agreement with Manager or any new Manager, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld, and delivery of Rating Confirmations from each of the Rating Agencies. If at any time Lender consents to the appointment of a new Manager, such new Manager and Borrower shall, as a condition of Lender's consent, execute a subordination of management agreement in the form delivered in connection with the closing of the Loan. Notwithstanding the foregoing, Lender's consent shall not be required for appointment of an Acceptable Manager and delivery of Rating Confirmations shall not be required for appointment of an Acceptable Manager described in clause (i) of the above definition thereof; provided, however that delivery of Rating Confirmations shall be required for appointment of an Acceptable Manager described in clause (ii) of the definition thereof and, in any event, the Management Agreement with any new Manager including any Acceptable Manager shall be in form and substance reasonably acceptable to Lender.

         (C) Lender shall have the right to require Borrower to replace the Manager with a Person chosen by Borrower and reasonably acceptable to Lender, upon the earliest to occur of any one or more of the following events: (i) upon the occurrence and during the continuance of an Event of Default; (ii) thirty
(30) days after notice from Lender to Borrower that Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under the Management Agreement; or (iii) upon a change of control of the current Manager or if at any time the Manager is not an Affiliate of the Person which is the Manager of the Property on the date hereof.

         (D) Borrower shall not enter into any Franchise Agreement without Lender's prior written consent as to the franchisor and the terms of the Franchise Agreement and without delivery of a Rating Confirmation from each of the Rating Agencies. Provided that no Event of Default shall have occurred and be continuing, Lender's consent shall not be unreasonably withheld, conditioned or delayed to any proposed Franchise Agreement with an Acceptable Franchisor for operation of the Property under an Acceptable Franchise Name as a first class destination convention center hotel in a manner substantially similar to the current use and operation of the Property. Borrower shall also be required to deliver to Lender a comfort letter from the franchisor in form and substance reasonably acceptable to Lender. If Borrower enters into any such Franchise Agreement, Borrower shall (a) cause the hotel located on the Property to be operated pursuant to the Franchise Agreement; (b) promptly perform and observe in all material respects all of the covenants required to be performed and observed by it under the Franchise Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (c) promptly notify Lender of any material default under the Franchise Agreement of which it is aware; (d) promptly deliver to Lender a copy of each material financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement; and (e) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants required to



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

be performed and observed by the franchisor under the Franchise Agreement. In addition, Borrower shall not, without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (x) increase or consent to the increase of the aggregate amount of any fees under any Franchise Agreement; (y) otherwise modify, change, supplement, alter or amend, or waive or release any of its material rights and remedies under, any Franchise Agreement or (z) suffer or permit the occurrence or continuance of a default beyond any applicable cure period under any Franchise Agreement.

SECTION 5.14 MATERIAL AGREEMENTS. Except for Leases complying with the Loan Documents, the Management Agreement, the existing Material Agreements described on Schedule 5.14 attached hereto, the Services Agreements or any Franchise Agreement complying with the provisions of Section 5.13(D), without Lender's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), Borrower shall not enter into or become obligated under any Material Agreement pertaining to the Property, including without limitation brokerage agreements, unless the same may be terminated without cause and without payment of a penalty or premium, on not more than thirty (30) days' prior written notice. Notwithstanding the foregoing, Borrower may enter into customer contracts for conventions and similar uses of Property facilities constituting Material Agreements (such contracts, "CONVENTION CONTRACTS") without Lender's approval provided that (i) any such Convention Contract shall be substantially in the form of the standard form of Convention Contract previously delivered to and approved by Lender (with reasonable changes thereto as necessary to reflect the terms of such contract), and (ii) is otherwise on Borrower's customary terms.

SECTION 5.15 DEPOSITS; APPLICATION OF RECEIPTS. Borrower will deposit all Receipts from the Property into, and otherwise comply with, the Accounts established from time to time hereunder. Subject to Article VII hereof and the Cash Management Agreement, Borrower shall promptly apply all Receipts to the payment of all current and past due Operating Expenses, and to the repayment of all sums currently due or past due under the Loan Documents, including all payments into the Reserves.

SECTION 5.16 ESTOPPEL CERTIFICATES.

         (A) Within ten (10) Business Days following a request by Lender, Borrower shall provide to Lender a duly acknowledged written statement confirming (i) the amount of the outstanding principal balance of the Loan, (ii) the terms of payment and maturity date of the Note, (iii) the date to which interest has been paid, (iv) whether any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail and (v) that this Loan Agreement, the Note, the Deed of Trust and the other Loan Documents are legal, valid and binding obligations of Borrower and have not been modified or amended, or if modified or amended, describing such modification or amendments.

         (B) Within ten (10) Business Days following a written request by Borrower, Lender shall provide to Borrower for informational purposes only, a duly acknowledged written statement setting forth the amount of the outstanding principal balance of the Loan, the date to which interest has been paid, and whether Lender has provided Borrower with written notice of any Event of Default. Compliance by Lender with the requirements of this Section shall be for



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informational purposes only and shall not be deemed to be a waiver of any rights or remedies of Lender hereunder or under any other Loan Document.

SECTION 5.17 INDEBTEDNESS. No Primary Borrower Party will directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, "PERMITTED INDEBTEDNESS"):

         (A) the Obligations;

         (B) (i) unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business and
(ii) Indebtedness incurred in the financing of equipment or other personal property used at any Property in the ordinary course of business, provided that
(a) each such trade payable is payable not later than sixty (60) days after the original invoice date and is not overdue by more than thirty (30) days and (b) the aggregate amount of such trade payables and Indebtedness relating to financing of equipment and personal property referred to in clauses (i) and (ii) above outstanding does not, at any time, exceed five percent (5%) of the original principal amount of the Loan. In no event shall any Indebtedness other than the Loan be secured, in whole or in part, by the Property or any portion thereof or interest therein; and

         (C) that certain loan in the amount of $100,000,000 (the "MEZZANINE LOAN") from Merrill Lynch Mortgage Capital Inc. (together with its successors or permitted assigns, the "MEZZANINE LENDER") to Member (in such capacity, the "MEZZANINE BORROWER") to be made on the Closing Date, subject to the following conditions:

             (i) The Mezzanine Loan will be evidenced by a loan agreement and promissory note in favor of the Mezzanine Lender and secured by a pledge agreement encumbering the Mezzanine Borrower's membership interest in Borrower (but in no event shall the Mezzanine Loan be secured by a Lien on the Property or any other Collateral for the Loan), and each of such documents evidencing and securing the Mezzanine Loan shall be in form and substance acceptable to Lender (such documents together with any and all other documents and agreements evidencing and securing the Mezzanine Loan, as amended, the "MEZZANINE LOAN DOCUMENTS").

             (ii) The Mezzanine Lender will deliver to Lender a subordination and intercreditor agreement substantially in the form attached hereto as Exhibit C (such agreement, as same may be amended, modified or restated and any successor or replacement agreements therefor, the "INTERCREDITOR AGREEMENT").

             (iii) The Mezzanine Loan may not be refinanced (although it may be extended pursuant to the terms and conditions of the Mezzanine Loan Agreement and the Intercreditor Agreement) except with an Institutional Lender/Owner and subject to the following terms and conditions: (a) the principal amount of the new Mezzanine Loan (the "NEW MEZZANINE LOAN") shall not exceed the lesser of (i) $100,000,000 and (ii) an amount which will produce an aggregate Debt Service Coverage Ratio (calculated based upon Pro Forma Net Operating Income for the Property for the 12 month period ended immediately prior to such refinancing and projected debt service on the Loan and the New Mezzanine Loan for the 12 months following



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such refinancing with debt service on the Loan calculated at an interest rate equal to the sum of the Cap Threshold Rate (or applicable Extension Cap Threshold Rate, as the case may be) plus the then Applicable Spread and including required principal amortization payments under Section 2.4(A) and debt service under the New Mezzanine Loan calculated in the same manner (giving effect to any interest rate cap maintained with respect to the New Mezzanine
Loan)) of at least 1.05:1.0; (b) the monthly debt service on the New Mezzanine Loan shall not exceed the monthly debt service on the existing Mezzanine Loan;
(c) the maturity date of the New Mezzanine Loan shall be on or after the Maturity Date of the Loan; (d) the New Mezzanine Loan documents shall be in form and substance reasonably acceptable to Lender; (e) the Mezzanine Lender shall have delivered a Rating Confirmation from each of the Rating Agencies; (f) the holder of the New Mezzanine Loan shall have executed and delivered a subordination and intercreditor agreement substantially in the form of that delivered by the Mezzanine Lender at Closing and otherwise in form and substance reasonably acceptable to Lender; and (g) Borrower shall have paid all of Lender's reasonable costs and expenses incurred in connection with the review and approval of the New Mezzanine Loan and execution and delivery of all documents provided above including, without limitation, reasonable attorney's fees and disbursements.

             (iv) The Mezzanine Loan shall be subject to the approval of each Rating Agency.

SECTION 5.18 NO LIENS. The obligations of Borrower under this Section are in addition to and not in limitation of its obligations under Article XI herein. Borrower shall not create, incur, assume or permit to exist any Lien on or with respect to the Property, any other Collateral or any such direct or indirect ownership interest in Borrower, except Permitted Encumbrances (and except for Liens on ownership interests in Borrower in connection with any Mezzanine Loan in accordance with Section 5.17(C)).

SECTION 5.19 CONTINGENT OBLIGATIONS. Borrower shall not directly or indirectly create or become or be liable with respect to any Contingent Obligation except Contingent Obligations existing on the Closing Date and described in SCHEDULE 4.4.

SECTION 5.20 RESTRICTION ON FUNDAMENTAL CHANGES. Except as otherwise expressly permitted under this Loan Agreement:

         (A) Neither Borrower nor Member shall, or shall permit any other Person to, (i) amend, modify or waive any term or provision of its partnership agreement, certificate of limited partnership, articles of incorporation, by-laws, articles of organization, operating agreement or other organizational documents, unless required by law; or (ii) liquidate, wind-up or dissolve Borrower or Member.

         (B) Neither Borrower nor Member shall acquire by purchase or otherwise all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

SECTION 5.21 TRANSACTIONS WITH RELATED PERSONS. Except for fees payable to Manager under the Management Agreement or payments or other charges to Guarantor or its Affiliates for services rendered under the Services Agreements, Borrower shall not pay any management,



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consulting, director or similar fees to any Related Person of Borrower or to any director, officer or employee of Borrower. Borrower shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Related Person of Borrower or with any director, officer or employee of any Borrower Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms as set forth in the Services Agreement or as otherwise fully disclosed to Lender prior to consummation and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person that is not a Related Person of Borrower. Borrower shall not make any payment or permit any payment to be made to any Related Person of Borrower when or as to any time when any Event of Default shall exist.

SECTION 5.22 BANKRUPTCY, RECEIVERS, SIMILAR MATTERS.

         (A) VOLUNTARY CASES. Neither any Borrower Party nor Member shall commence a voluntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

         (B) INVOLUNTARY CASES, RECEIVERS, ETC. Neither any Borrower Party, nor Member or Related Person of any Borrower Party shall apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of any Borrower Party or Member. As used in this Loan Agreement, an "INVOLUNTARY BORROWER PARTY BANKRUPTCY" shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any Borrower Party or Member is a debtor or any portion of the Property is property of the estate therein. No Borrower Party or Member and no Related Person of any Borrower Party shall file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Borrower Party Bankruptcy. In any Involuntary Borrower Party Bankruptcy, neither any Borrower Party, nor Member or any Related Person of any Borrower Party shall, without the prior written consent of Lender, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and neither any Borrower Party, nor Member or any such Related Person shall file or support any plan of reorganization. Each Borrower Party and Member having any interest in any Involuntary Borrower Party Bankruptcy shall do all things reasonably requested by Lender to assist Lender in obtaining such relief as Lender shall seek, and shall in all events vote as directed by Lender. Without limitation of the foregoing, each such Borrower Party and Member shall do all things reasonably requested by Lender to support any motion for relief from stay or plan of reorganization proposed or supported by Lender.

SECTION 5.23 ERISA.

         (A) NO ERISA PLANS. None of the Primary Borrower Parties will establish any Employee Benefit Plan, Pension Plan or Multiemployer Plan, or will commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Pension Plan or Multiemployer Plan other than contributions to the plans described on Schedule 4.14.



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

         (B) COMPLIANCE WITH ERISA. Borrower shall not: (i) engage in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC; or
(ii) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate or increase the obligation of Borrower, except for the existing Plans that currently provide post-retirement welfare benefits as set forth on
Schedule 4.14 attached hereto.

         (C) NO PLAN ASSETS. Borrower shall not at any time during the term of this Loan Agreement become (1) an employee benefit plan defined in Section 3(3) of ERISA which is subject to ERISA, (2) a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, (3) a "governmental plan" within the meaning of Section 3(32) of ERISA or (4) an entity any of whose underlying assets constitute "plan assets" of any such employee benefit plan, plan or governmental plan for purposes of Title I or ERISA, Section 4975 of the IRC or any state statutes applicable to the Borrowers regulating investments of governmental plans.

SECTION 5.24 PRESS RELEASE. No Borrower Party shall, or permit any other within its control to, disclose the name of Lender or terms of this Loan Agreement or the Loan Documents in any press release without the prior written consent of Lender, not to be unreasonably withheld or delayed.

SECTION 5.25 LENDER'S EXPENSES. Borrower shall pay, on demand by Lender, all reasonable expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, closing, administration, servicing, enforcement interpretation, and collection of the Loan and the Loan Documents, and in the preservation and protection of Lender's rights hereunder and thereunder. Without limitation Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in any case or proceeding under the Bankruptcy Code (or any law succeeding or replacing any of the same). At the Closing, Lender is authorized to pay directly from the proceeds of the Loan any or all of the foregoing expenses then or theretofore incurred.

                                   ARTICLE VI
                                    RESERVES

SECTION 6.1 SECURITY INTEREST IN RESERVES; OTHER MATTERS PERTAINING TO RESERVES.

         (A) Borrower hereby pledges, assigns and grants to Lender a security interest in and to all of Borrower's right, title and interest in and to the Reserves, as security for payment and performance of all of the Obligations hereunder and under the Note and the other Loan Documents. The Reserves constitute Account Collateral and are subject to the security interest in favor of Lender created herein and all provisions of this Loan Agreement and the other Loan Documents pertaining to Account Collateral.

         (B) In addition to the rights and remedies provided in Article VII and elsewhere herein, upon the occurrence of any Event of Default, Lender shall have all rights and remedies pertaining to the Reserves as are provided for in any of the Loan Documents or under any



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

applicable law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of an Event of Default, Lender in its sole and absolute discretion, may use the Reserves (or any portion thereof) for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations including the Prepayment Consideration applicable upon such payment in such order as Lender may determine in its sole discretion; provided, however, that such application of funds shall not cure or be deemed to cure any default; (ii) reimbursement of Lender for any losses or expenses (including, without limitation, reasonable legal fees) suffered or incurred as a result of such default; (iii) payment for the work or obligation for which such Reserves were reserved or were required to be reserved; and (iv) application of the Reserves in connection with the exercise of any and all rights and remedies available to Lender at law or in equity or under this Loan Agreement or pursuant to any of the other Loan Documents. Nothing contained in this Loan Agreement shall obligate Lender to apply all or any portion of the funds contained in the Reserves during the continuance of an Event of Default to payment of the Loan or in any specific order of priority.

SECTION 6.2 FUNDS DEPOSITED WITH LENDER.

         (A) INTEREST, OFFSETS. Except only as expressly provided otherwise herein, all funds of Borrower which are deposited with Lender as Reserves hereunder shall be held by Lender in one or more Permitted Investments. Lender is authorized to commingle any of the Reserves with each other. All interest which accrues on the Reserves shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Additional provisions pertaining to investments are set forth in Article VII. After repayment of all of the Obligations, all funds held as Reserves will be returned to Borrower.

         (B) FUNDING AT CLOSING. Borrower shall deposit with Lender the amounts necessary to fund each of the Reserves as set forth below. Deposits into the Reserves at Closing may occur by deduction from the amount of the Loan that otherwise would be disbursed to Borrower, followed by prompt deposit of the same into the applicable Sub-Account of the Central Account in accordance with the Cash Management Agreement. Notwithstanding such deductions, the Loan shall be deemed for all purposes to be fully disbursed at Closing.

SECTION 6.3 IMPOSITIONS AND INSURANCE RESERVE. On the Closing Date, Borrower shall deposit with Lender (or the Servicer or such agent of Lender as Lender may designate in writing to Borrower from time to time) $1,354,668 and, pursuant to the Cash Management Agreement, Borrower shall deposit monthly, on each Payment Date commencing on April 30, 2001, 1/12th of the annual charges (as reasonably estimated by Lender) for all Impositions and all Insurance Premiums payable with respect to the Property hereunder (said funds, together with any interest thereon and additions thereto, the "IMPOSITIONS AND INSURANCE RESERVE"). For purposes of this Section 6.3, the amount of Insurance Premiums required to be escrowed hereunder shall be calculated assuming that the insurance coverages required under Section 5.4 are maintained for the Property on a stand alone basis (rather than as part of blanket policies covering the Property and other properties of Borrower's Affiliates) (such insurance policies, "STAND ALONE INSURANCE POLICIES") as determined by Lender in its sole good faith discretion. The initial amount of the monthly deposit to be made to the Impositions and Insurance Reserve from and after the date hereof is $688,000. Borrower shall also deposit with Lender on demand, to be added to and



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

included within such reserve, a sum of money which Lender reasonably estimates, together with such monthly deposits, will be sufficient to make the payment of each such charge at least thirty (30) days prior to the date initially due or, with respect to Impositions, the date same become delinquent. Borrower shall provide Lender with tax bills and all other documents necessary for the payment of Impositions at least thirty (30) days prior to the date on which each payment of Impositions shall first become due. So long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has provided Lender with the foregoing tax bills and other documents in a timely manner, and (iii) sufficient funds are held by Lender for the payment of the Impositions relating to the Property, Lender shall pay said Impositions or disburse to Borrower from such Reserve an amount sufficient to pay said Impositions. Borrower shall also provide certificates of insurance or other evidence of renewal (including evidence of payment) of the insurance policies required to be maintained under Section 5.4 at least fifteen (15) Business Days prior to the expiration of each of such insurance policies. If Borrower fails to deliver such certificates of insurance or other evidence of renewal and payment within the above time period, Lender may use funds available in the Impositions and Insurance Reserve to purchase Stand Alone Insurance Policies for the Property on Borrower's behalf. Borrower hereby appoints Lender as Borrower's attorney-in-fact for such purposes, which power of attorney is coupled with an interest and irrevocable. If the amount then held in the Impositions and Insurance Reserve on account of Insurance Premiums shall be less than the actual insurance premiums payable for such Stand Alone Insurance Policies, Borrower shall be required to pay (or reimburse Lender for) such deficiency within two (2) Business Days after request therefor from Lender. If Borrower provides such certificates of insurance or evidence of renewal and payment within the above time period, then Lender shall disburse to Borrower the amount then held in the Impositions and Insurance Reserve on account of the portion of Insurance Premiums attributable to the insurance policies for which such evidence of renewal was delivered.

SECTION 6.4 FF&E RESERVE. Pursuant to the Cash Management Agreement, Borrower shall deposit with Lender (or its Servicer or agent) monthly, on each Payment Date commencing with April 30, 2001, the Monthly FF&E Payment (as hereinafter defined), for the purpose of creating a reserve for Approved FF&E Expenditures (as hereinafter defined) and Replacements in accordance with the applicable FF&E Budget approved by Lender (said funds, together with any interest thereon and additions thereto, the "FF&E RESERVE"). The amount to be deposited by Borrower with Lender in the FF&E Reserve on each Payment Date (such amount, the "MONTHLY FF&E PAYMENT") shall be equal to one-twelfth (1/12) of 4.0% of the Operating Revenues (excluding service charges) generated from the Property for the prior calendar year (the "MEASUREMENT YEAR"); provided that until Operating Revenues for any Measurement Year have been determined, Borrower shall continue to make Monthly FF&E Payments in the succeeding calendar year in the amount in effect for the applicable prior year. The initial amount of the Monthly FF&E Payment to be made to the FF&E Reserve from and after the date hereof is $749,853. Upon determination of Operating Revenues for the Measurement Year, the required Monthly FF&E Payments for the succeeding calendar year shall be recalculated and Borrower shall be required to deposit into the FF&E Reserve, within ten (10) Business Days after such determination, any shortfall between such required Monthly FF&E Payments and the actual Monthly FF&E Payments theretofore made by Borrower in such year. If the actual Monthly FF&E Payments theretofore made by Borrower in any year exceed the required Monthly FF&E Payments as recalculated based on the actual Operating Revenues for the Measurement Year, the amount of such excess shall be applied as a credit against future Monthly FF&E Payments as



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

they become due hereunder. Borrower shall be required to perform the capital repairs and improvements to the Property during the calendar years 2001 and 2002 as described on Schedule 6.4 (the "REQUIRED REPAIRS"). In addition to the Required Repairs, Borrower shall also perform such capital repairs, improvements and replacements of FF&E (the "REPLACEMENTS") that are reasonably necessary or appropriate in accordance with sound hotel management practices in order to keep the Property in good operating condition and repair consistent with other first class convention center hotel properties, and to keep the Property or any portion thereof from deteriorating. Upon Borrower's request for disbursement, Lender shall disburse funds from the FF&E Reserve to or for the account of Borrower, to reimburse Borrower for the amount of Borrower's actual bona fide out-of-pocket expenditures for (i) Required Repairs and (ii) Replacements which are consistent with the FF&E Budget and which are not part of the Capital Improvement Plan ("APPROVED FF&E EXPENDITURES"), on the Payment Date following such request, upon satisfaction by Borrower of each of the conditions listed on
Schedule 6.6 and each of the conditions set forth in Section 6.6.

SECTION 6.5 CAPITAL IMPROVEMENT RESERVE; REQUIRED CAPITAL IMPROVEMENTS. At Closing, Borrower shall reserve from the proceeds of the Loan and shall deposit with Lender (or its Servicer or agent) $20,000,000 (said funds, together with any interest thereon, the "CAPITAL IMPROVEMENT RESERVE"), which funds shall be made available to Borrower solely for payment of certain Capital Improvements required to be made to the Property and designated as "Required Capital Improvements" on the Capital Improvement Plan attached hereto as Exhibit A (the "REQUIRED CAPITAL IMPROVEMENTS") (or other Capital Improvements approved by Lender in its reasonable discretion) and shall not be used by Borrower for purposes for which any other Reserve is established. Borrower shall promptly commence and diligently prosecute completion of the Required Capital Improvements within twenty-four (24) months after the date hereof. Upon Borrower's request for disbursement, Lender shall disburse funds from the Capital Improvement Reserve to or for the account of Borrower, to reimburse Borrower for the amount of Borrower's actual bona fide out-of-pocket expenditures for such Required Capital Improvements ("APPROVED CAPITAL IMPROVEMENT EXPENDITURES"), on the Payment Date following such request, upon satisfaction by Borrower of each of the conditions listed on Schedule 6.6 and each of the conditions set forth in Section 6.6. Subject to the foregoing conditions, any remaining balance in the Capital Improvement Reserve after the Required Capital Improvements under the Capital Improvement Plan have been completed to Lender's reasonable satisfaction and paid for shall be promptly disbursed to Borrower.

SECTION 6.6 CONDITIONS TO DISBURSEMENTS FROM FF&E RESERVE AND CAPITAL IMPROVEMENT RESERVE; PERFORMANCE OF WORK.

         (A) DISBURSEMENTS FROM THE FF&E RESERVE AND CAPITAL IMPROVEMENT RESERVE. Upon Borrower's request for disbursement, Lender shall disburse funds from the FF&E Reserve or the Capital Improvement Reserve (such Reserves, the "WORK RESERVES") to or for the account of Borrower, to reimburse Borrower for Approved FF&E Expenditures or Approved Capital Improvement Expenditures, respectively (collectively, "APPROVED EXPENDITURES"; and the related Replacements or Required Capital Improvements to which any such request for disbursement relates shall be referred to as the "WORK"), on the Payment Date following such request, upon satisfaction of each of the conditions listed on
Schedule 6.6 and each of the conditions set forth below:

             (i) Except as provided in this Section 6.6, each request for disbursement from the Work Reserves shall be made only after completion of the Approved Expenditures for which disbursement is requested.

             (ii) If (i) the cost of a particular item of the Approved Expenditures exceeds $25,000, (ii) the contractor performing such item of the Approved Expenditures requires periodic payments pursuant to the terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments (such approval not to be unreasonably withheld or delayed), a request for disbursement from the Work Reserves may be made after completion of a portion of the work under such contract, provided (1) such contract requires payment upon completion of such portion of the work, (2) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (3) all other conditions in this Loan Agreement for disbursement have been satisfied, (4) funds remaining in the FF&E Reserve together with the amounts that are scheduled to be deposited therein by Borrower pursuant to Section 6.4(A) are, in Lender's reasonable judgment, sufficient to complete such item of the Replacements and other Replacements when required and/or funds remaining in the Capital Improvement Reserve are, in Lender's reasonable judgment, sufficient to complete such item of Required Capital Improvements and any other Required Capital Improvements remaining to be performed, as the case may be, and (5) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

             (iii) To the extent the contract with the relevant contractor or supplier provides for a retainage, each disbursement from a Work Reserve, except for a final disbursement, shall be in the amount of actual costs incurred less the percentage of such costs that the contract with the relevant contractor or supplier specifies to be retained and advanced as part of the final disbursement. No funds will be advanced for materials stored at the Property unless such materials are properly stored and secured at the Property in accordance with Borrower's customary procedures and sound construction practices as reasonably determined by Lender.

             (iv) The amount of all invoices in connection with the Work with respect to which a disbursement is requested and which has been approved by Lender shall be disbursed by Lender either directly to Borrower (in which event, Borrower covenants and agrees to promptly pay such invoices) or, if an Event of Default has occurred and is continuing, at Lender's option and in Lender's sole and absolute discretion, directly to the contractor, supplier, materialman, mechanic or subcontractor indicated on said invoices unless already paid by Borrower and Lender has received satisfactory evidence of such payment in which case Lender shall reimburse Borrower. In the event that Borrower requests that any amounts be disbursed directly to Borrower pursuant to the foregoing sentence, Borrower shall be required to deliver evidence reasonably acceptable to Lender of payment of all invoices for which disbursements were previously made to Borrower as a condition to such requested disbursement.

             (v) No more than one disbursement will be made by Lender from a Work Reserve in any calendar month and no disbursement will be made on any day other than a Payment Date. Lender shall not be required to make any disbursement from a Work Reserve with respect to the Property unless such requested disbursement is in an amount equal to or greater than $10,000.



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

             (vi) Lender reserves the right, at its option and as a condition to any disbursement from a Work Reserve, to approve (i) all drawings and plans and specifications, if any, for any Work which require aggregate payments in amounts exceeding $500,000 and (ii) all contracts and work orders with materialmen, mechanics, suppliers, subcontractors, contractors and other parties providing labor or materials in connection with any Work which require aggregate payments in amounts exceeding $500,000. Any such approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Lender fails to respond within ten (10) Business Days after Lender receives all information reasonably required to adequately review such drawings, plans and specifications, contracts or work orders. Upon Lender's request, Borrower shall assign any drawings, plans and specifications, contracts or subcontracts to Lender. Drawings, plans and specifications, contracts and work orders approved by Lender shall not be changed in any material respect without Lender's prior written consent, which consent shall not be unreasonably withheld.

             (vii) For any Work which requires aggregate payments in amounts exceeding $500,000, Lender may require an inspection of the Property prior to making a monthly disbursement from the applicable Work Reserve in order to verify completion of the work for which disbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified architect or engineer selected by Lender and/or may require a copy of a certificate of completion by an independent qualified architect or engineer based in Nashville, Tennessee and otherwise acceptable to Lender prior to the disbursement of any amounts from the applicable Work Reserve. Borrower shall pay the reasonable, out-of-pocket expense of such inspections as required hereunder, whether such inspections are conducted by Lender or by an independent qualified professional, up to a maximum of four (4) such inspections during any calendar year. If Lender should require more than four (4) such inspections during any calendar year, unless a Default has occurred during such calendar year, the expense of each additional inspection in any calendar year (over the four maximum) shall be borne by Lender. Such expenses payable by Borrower may be paid from the FF&E Reserve.

         (B) PERFORMANCE OF WORK.

             (i) Borrower shall complete all Work in a good and workmanlike manner as soon as practicable following the commencement thereof. The insufficiency of the balance in the applicable Work Reserve shall not relieve Borrower from its obligation to perform and complete the related Work as herein provided or to fulfill all other preservation and maintenance covenants in the Loan Documents.

             (ii) In the event Lender determines in its reasonable discretion that any Work is not being performed in a workmanlike or timely manner or that any Work has not been completed in a workmanlike manner, Lender shall have the option to withhold disbursement for such unsatisfactory work and so notify Borrower with reasonable detail regarding the basis for Lender's dissatisfaction and, after the expiration of thirty (30) days from the giving of such notice by Lender to Borrower of such unsatisfactory work without the cure thereof (or, if such unsatisfactory work is susceptible of a cure but cannot reasonably be cured within said 30-day period and provided that Borrower shall have commenced to cure such unsatisfactory work within said 30-day period and thereafter diligently and expeditiously proceeds to cure the same, after the expiration of such longer period as is reasonably necessary for Borrower in the exercise



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

of due diligence to cure such unsatisfactory work, up to a maximum of an additional sixty (60) days, without the cure thereof), Lender may proceed under existing contracts or contract with third parties to complete such Work, as the case may be, and apply amounts contained in the applicable Work Reserve toward the labor and materials necessary to complete the same, without providing any additional prior notice to Borrower, and exercise any and all other remedies available to Lender upon and during the continuance of an Event of Default hereunder.

             (iii) In order to facilitate Lender's completion or making of any Work pursuant to Section 6.6(B)(ii) above, Borrower grants Lender the right to enter onto the Property after the expiration of the notice specified above and perform any and all work and labor necessary to complete the applicable Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to Borrower and secured by the Deed of Trust. For this purpose, Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the applicable Work in the name of Borrower pursuant to Section 6.6(B)(ii) above. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the applicable Work Reserve for the purpose of making or completing any Work; (ii) to make such additions, changes and corrections to any Work as shall be reasonably necessary or desirable to complete the same; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of any Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) in its reasonable discretion, to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Loan Agreement.

             (iv) Nothing in this Section shall: (i) make Lender responsible for making or completing any Work; (ii) require Lender to expend funds in addition to the amounts on deposit in the applicable Work Reserve to make or complete any Work; (iii) obligate Lender to proceed with any Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Work.

             (v) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect or inspector) or third parties performing any Work pursuant to this Section 6.6 to enter onto the Property during normal business hours upon reasonable notice (subject to the rights of tenants under their Leases) to inspect the progress of any Work and all materials being used in connection therewith, to examine all plans and shop drawings relating thereto which are or may be kept at the Property, and to complete any Work made pursuant to Section 6.6(B)(ii). Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 6.6(B) or the completion of the Work pursuant to this Section 6.6(B).

             (vi) All Work and all materials, equipment, fixtures and any other item comprising a part thereof shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for the Permitted Encumbrances).

             (vii) All Work shall comply with all applicable legal requirements of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements, including, without limitation, applicable building codes, special use permits, environmental regulations and requirements of insurance underwriters.

         (C) INDEMNIFICATION. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, costs and expenses (including, without limitation, litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Work, except to the extent caused by the bad faith, willful misconduct or gross negligence of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Work; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

SECTION 6.7 SELF-INSURANCE RESERVE. On the Closing Date, Borrower shall deposit with Lender (or its Servicer or agent) $1,300,000 (said funds together with any interest thereon, the "SELF-INSURANCE RESERVE"), which funds shall be held by Lender in an Eligible Account (the "SELF-INSURANCE RESERVE ACCOUNT") in connection with Borrower's self-insurance program with respect to liability insurance and worker's compensation as described in Section 5.4. Borrower shall at all times maintain a balance in the Self-Insurance Reserve Account of not less than the greater of (a) $1,300,000 and (b) 125% of the aggregate amount of estimated claims payable during the following twelve (12) months as set forth in the Insurance Committee Certificate (as defined below) for that month (the "SELF-INSURANCE RESERVE MINIMUM BALANCE"). On a monthly basis, promptly after the meeting of Borrower's insurance claims review committee (the "INSURANCE COMMITTEE"), Borrower shall deliver notice (the "INSURANCE COMMITTEE CERTIFICATE") in form and substance acceptable to Lender executed by an independent certified claims adjuster that is a member of the Insurance Committee setting forth (i) all pending and threatened claims (and known incidents that may result in a claim) to be covered by Borrower's self-insurance, and with respect to each such claim: (A) the nature of such claim and amount thereof (if available), (B) the opinion of the Insurance Committee as to the likelihood of recovery by the plaintiff thereunder and (C) the Insurance Committee's estimate of the amount which will be required to be paid to settle such claim and the estimated date that such claim will be payable (including the estimated length of time required for settlement or litigation of such claim) and (ii) the aggregate amount estimated to be payable from self-insurance during the next twelve (12) months. If, at any time, the balance in the Self-Insurance Reserve Account shall be less than the Self-Insurance Reserve Minimum Balance (such deficiency, a "SELF-INSURANCE DEFICIENCY"), such Self-Insurance Deficiency shall be payable to the Self-Insurance Reserve Account from funds available in the Central Account pursuant to Section 3.3 of the Cash Management Agreement. Notwithstanding the foregoing, if Borrower, in lieu of self-insuring the liability and worker's compensation coverages described above, shall hereafter purchase and maintain the insurance policies required for liability and worker's compensation under Sections 5.4(vii) and (viii), respectively, which policies shall be with carriers, in amounts and with deductibles reasonably acceptable to Lender and otherwise comply with the requirements of
Section 5.4, then Borrower shall have no further obligation to maintain the Self-Insurance Reserve Account or the Self-Insurance Reserve Minimum Balance under this Section 6.7. In such event, any balance then available in the Self-Insurance Reserve Account shall be promptly paid to Borrower, provided that Borrower shall apply such funds to payment of any outstanding claims payable which were to be covered by Borrower's self-insurance to the extent such funds are necessary to satisfy same.

                                  ARTICLE VII
                           LOCK BOX, CLEARING ACCOUNT;
                        CENTRAL ACCOUNT; CASH MANAGEMENT

SECTION 7.1 ESTABLISHMENT OF LOCK BOX, CLEARING ACCOUNT AND CENTRAL ACCOUNT.

         (A) (i) LOCK BOX; CLEARING ACCOUNT. On or before the Closing Date, Borrower shall establish, at Borrower's cost and expense, a lock box (the "LOCK BOX") and related lock box account which shall be an Eligible Account in the name of Lender, as secured party hereunder (said account, and any account replacing same in accordance with this Loan Agreement and the Clearing Account Agreement, the "CLEARING ACCOUNT") with a financial institution selected or otherwise approved by Lender (the "CLEARING BANK"), pursuant to an agreement (the "CLEARING ACCOUNT AGREEMENT") in Lender's form or otherwise in form and substance acceptable to Lender, executed and delivered by Borrower and the Clearing Bank. The LockBox and the Clearing Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer). Among other things, the Clearing Account Agreement shall provide that Borrower shall have no access to or control over the Lock Box or the Clearing Account, that all deposits into the Lock Box shall be deposited by the Clearing Bank into the Clearing Account as received, and that all available funds on deposit in the Clearing Account shall be deposited by wire transfer (or transfer via the ACH System) on a daily basis by the Clearing Bank into the Central Account, for application in accordance with the Cash Management Agreement. Provided no Event of Default and exercise of remedies has occurred, Borrower shall be entitled to receive copies of bank statements and other information made available by the Clearing Bank and the Central Account Bank concerning the Clearing Account and the Central Account.

             (ii) Upon establishing the Lock Box and Clearing Account, (1) Borrower shall instruct, by irrevocable written direction, in Lender's form or otherwise in form and substance acceptable to Lender, each tenant and other Person from time to time party to any Lease or other agreement pursuant to which Operating Revenues are payable to Borrower or Manager on a recurring basis (including without limitation all Persons paying or disbursing credit card receivables (the "CREDIT CARD COMPANIES")) to pay all Rents and other amounts owed under such Leases and other agreements directly to the Lock Box, unless Lender shall otherwise direct in writing, and (2) Borrower shall obtain an agreement (each, a "CREDIT CARD RECEIVABLES PAYMENT DIRECTION LETTER") from each of the Credit Card Companies, in Lender's form or otherwise in form and substance acceptable to Lender, pursuant to which the Credit Card Companies agree to pay all credit card receivables into the Lock Box, and acknowledge and agree that Lender shall have a first priority perfected security interest in such credit card receivables. Borrower shall cause any and all other Receipts (including Rents that are not paid into the Clearing Account in accordance with the foregoing) to be deposited promptly into the Clearing Account and in no event later than two (2) Business Days after the same are paid to or for the benefit of Borrower. To the extent that Borrower or any Person on Borrower's behalf holds any Receipts, whether in accordance with this Loan Agreement or otherwise, Borrower shall be deemed to hold the same in trust for Lender for the protection of the interests of Lender hereunder and under the Loan Documents. Borrower represents and warrants that, as of the date hereof, the only Credit Card Companies paying or disbursing credit card receivables with respect to the Property are Discover Financial Services, Inc., American Express Travel Related Services Company, Inc. and Chase Merchant Services, L.L.C. and, in the event that Borrower shall hereafter enter into an agreement with any other Credit Card Company pursuant to which such Credit Card Company shall pay credit card receivables with respect to the Property, Borrower shall promptly obtain a Credit Card Receivables Payment Direction Letter in form and substance acceptable to Lender from such Credit Card Company.

             (iii) Borrower shall pay all costs and expenses incurred by Lender in connection with the transactions and other matters contemplated by this
Section 7.1, including but not limited to, Lender's reasonable attorneys fees and expenses, and all fees and expenses of the Clearing Bank and the Central Account Bank, including without limitation their attorneys fees and expenses.

         (B) CENTRAL ACCOUNT. On or before the Closing Date, pursuant to the terms of the Cash Management Agreement, Borrower shall establish and maintain an Eligible Account in the name of Lender, as secured party hereunder, to serve as the "Central Account" (said account, and any account replacing the same in accordance with this Loan Agreement and the Cash Management Agreement, the "CENTRAL ACCOUNT"; and the depositary institution in which the Central Account is maintained, the "CENTRAL ACCOUNT BANK"). The Central Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer); and except as expressly provided hereunder and/or in the Cash Management Agreement, Borrower shall have no rights to control or direct the investment or payment of funds therein. Lender may elect to change any financial institution in which the Central Account shall be maintained. The Central Account shall be deemed to contain such sub-accounts as Lender may designate ("SUB-ACCOUNTS"), which may be maintained as separate ledger accounts and need not be separate Eligible Accounts. The Sub-Accounts shall include the following as more particularly described in the Cash Management Agreement:

             (i) "DEBT SERVICE SUB-ACCOUNT" shall mean the Sub-Account of the Central Account established for the purposes of reserving for payments of principal and interest and other amounts due under the Loan Documents (but without duplication of amounts covered under item (ii) below); and

             (ii) "RESERVE SUB-ACCOUNTS" shall mean the Sub-Accounts of the Central Account established for the purpose of holding funds in the Reserves including: (a) the "Imposition and Insurance Reserve Sub-Account"; (b) the "FF&E Reserve Sub-Account"; (c) the "Cash Trap Reserve Sub-Account"; and (d) the "Self Insurance Reserve Deficiency Sub-Account".



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

SECTION 7.2 APPLICATION OF FUNDS IN CENTRAL ACCOUNT. Funds in the Central Account shall be allocated to the Sub-Accounts (or paid, as the case may be) in accordance with the Cash Management Agreement.

SECTION 7.3 APPLICATION OF FUNDS AFTER EVENT OF DEFAULT. If any Event of Default shall occur and be continuing, then notwithstanding anything to the contrary in this Section or elsewhere, Lender shall have all rights and remedies available under applicable law and under the Loan Documents. Without limitation of the foregoing, for so long as an Event of Default exists, Lender may apply any and all funds in the Lock Box, the Clearing Account, the Central Account and/or any Sub-Accounts against all or any portion of any of the Obligations, in any order.

                                  ARTICLE VIII
                          DEFAULT, RIGHTS AND REMEDIES

SECTION 8.1 EVENT OF DEFAULT.

         "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the following:

         (A) SCHEDULED PAYMENTS. Failure of Borrower to pay any scheduled payment amount when the same is due under this Loan Agreement, the Note, or any other Loan Documents (whether such amount is interest, principal, Reserves, or otherwise); or

         (B) OTHER PAYMENTS. Failure of Borrower to pay any amount from time to time owing under this Loan Agreement, the Note, or any other Loan Documents (other than amounts subject to the preceding paragraph) within ten (10) days after written notice to Borrower; or

         (C) BREACH OF REPORTING PROVISIONS. Failure of any Borrower Party to deliver any financial statement, report or information required under Section
5.1 which continues for a period of twenty (20) days after written notice to Borrower; or

         (D) BREACH OF PROVISIONS REGARDING INSURANCE, TRANSFERS, LIENS, SINGLE PURPOSE. Breach or default under any of Section 5.4, 5.12(A), 5.13(B), 5.13(D), 5.17, 5.18, 5.19, 5.20, Article IX, or Section 11.1 (provided that in the case of an involuntary Lien under Section 11.1 or 5.18, the same shall not constitute an Event of Default if within thirty (30) days after the filing thereof, Borrower shall either (i) cause the same to be removed of record, or (ii) provide to Lender security for the same in an amount and pursuant to terms both satisfactory to Lender in Lender's sole discretion). Except as permitted under
Section 5.5(A) or otherwise expressly permitted hereunder or under the other Loan Documents, the demolition or removal of any of the Improvements or the making of any Material Alterations to any of the Improvements, without Lender's consent; or

         (E) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Borrower Party or Member or Affiliate thereof in any Loan Document or in any statement or certificate at any time given in writing pursuant to or in connection with any Loan Document is false in any material respect as of the date made; or

         (F) OTHER DEFAULTS UNDER LOAN DOCUMENTS. A default shall occur in the performance of or compliance with any term contained in this Loan Agreement or the other Loan Documents and such default is not fully cured within thirty (30) days after receipt by Borrower of written notice from Lender of such default (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); provided however that if (i) the default is capable of cure but with diligence cannot be cured within such period of thirty
(30) days, (ii) Borrower (or the applicable Borrower Party) has commenced the cure within such thirty (30) day period and has pursued such cure diligently, and (iii) Borrower delivers to Lender promptly following written demand (which demand may be made from time to time by Lender) evidence satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, but in no event beyond the 60th day after the original notice of default; or

         (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court enters a decree or order for relief with respect to any Borrower Party or Member, in an Involuntary Borrower Party Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; (ii) the occurrence and continuance of any of the following events for sixty (60) days unless dismissed or discharged within such time: (x) an Involuntary Borrower Party Bankruptcy is commenced, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower Party or Member or over all or a substantial part of its property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of any Borrower Party or Member, for all or a substantial part of the property of such Person; or

         (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) An order for relief is entered with respect to any Borrower Party or Member, or any such Person commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for any Borrower Party or Member or for all or a substantial part of the property of any Borrower Party or Member; (ii) any Borrower Party or Member makes any assignment for the benefit of creditors; or (iii) the Board of Directors or other governing body of any Borrower Party or Member adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

         (I) BANKRUPTCY INVOLVING OWNERSHIP INTERESTS OR PROPERTY. Other than as described in either of Subsections 8.1(G) or 8.1(H), all or any portion of the Collateral becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within sixty (60) days following its occurrence); or

         (J) SOLVENCY. Any Borrower Party or Member ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due; or

         (K) JUDGMENT AND ATTACHMENTS. Any lien, money judgment, writ or warrant of attachment, or similar process is entered or filed against any Borrower Party or any of its assets,, which claim is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), would have a Material Adverse Effect and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

         (L) INJUNCTION. Any Borrower Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

         (M) INVALIDITY OF LOAN DOCUMENTS. This Loan Agreement, the Deed of Trust or any of the Loan Documents for any reason ceases to be in full force and effect or ceases to be a legally valid, binding and enforceable obligation of Borrower or any Lien securing the Obligations shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document), or any Person who is a party thereto, other than Lender, denies that it has any further liability (as distinguished from denial of the existence of a Default or Event of Default) under any Loan Documents to which it is party, or gives notice to such effect; or

         (N) CROSS-DEFAULT WITH OTHER LOAN DOCUMENTS. A default beyond any applicable grace periods shall occur under any of the other Loan Documents; or

         (O) DEFAULT UNDER MANAGEMENT AGREEMENT OR FRANCHISE AGREEMENT. Any breach or default shall occur in the material obligations of Borrower under the Management Agreement or any Franchise Agreement which may hereafter be entered into with respect to the Property, and such breach or default either is of such a nature or continues for such a period of time that Manager or the franchisor, as applicable, shall have the right to exercise material remedies as a consequence thereof.

If more than one of the foregoing paragraphs shall describe the same condition or event, then Lender shall have the right to select which paragraph or paragraphs shall apply. In any such case, Lender shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

SECTION 8.2 ACCELERATION AND REMEDIES.

         (A) Upon the occurrence of any Event of Default described in any of Subsections 8.1(G), 8.1(H), or 8.1(I), the unpaid principal amount of and accrued interest and fees on the Loan and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by each Borrower Party and Member. Upon and at any time after the occurrence of any other Event of Default, at the option of Lender, which may be exercised without notice or demand to anyone, all or any portion of the Loan and other Obligations shall immediately become due and payable.

         (B) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Loan Agreement or any of the other Loan Documents, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by law, Lender shall not be subject to any "one action" or "election of remedies" law or rule, and
(ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Deed of Trust has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

         (C) Lender shall have the right from time to time to partially foreclose the Deed of Trust in any manner and for any amounts secured by the Deed of Trust then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Deed of Trust to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Deed of Trust to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Deed of Trust as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Deed of Trust to secure payment of sums secured by the Deed of Trust and not previously recovered.

         (D) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power.



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

         (E) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

         (F) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Loan Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

SECTION 8.3 PERFORMANCE BY LENDER.

         (A) If any Borrower Party shall fail to perform, or cause to be performed, any covenant, duty or agreement contained in any of the Loan Documents (subject to applicable notice and cure periods), Lender may perform or attempt to perform such covenant, duty or agreement on behalf of such Borrower Party. In such event, Borrower shall, at the request of Lender, promptly pay to Lender any amount reasonably expended by Lender in such performance or attempted performance, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Any amounts advanced or expended by Lender to perform or attempt to perform any such matter shall be added to and included within the indebtedness evidenced by the applicable Note and shall be secured by all of the Collateral securing the applicable Loan. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Loan Agreement or any other Loan Document.

         (B) Lender may cease or suspend any and all performance required of Lender under the Loan Documents upon and during the continuance of any Default, and upon and at any time after the occurrence and during the continuance of any Event of Default.

SECTION 8.4 EVIDENCE OF COMPLIANCE. Promptly following request by Lender, each Borrower Party shall provide such documents and instruments as shall be reasonably satisfactory to Lender to evidence compliance with any provision of the Loan Documents applicable to such Borrower Party.

                                   ARTICLE IX
               SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

SECTION 9.1 APPLICABLE TO ALL PRIMARY BORROWER PARTIES. Each of the Primary Borrower Parties and Member hereby jointly and severally represents, warrants and covenants as of the

Closing Date and until such time as all Obligations are paid in full, that absent express advance written waiver from Lender, which may be withheld in Lender's sole discretion, such Primary Borrower Party or Member:

         (A) does not own and will not own any assets other than the Property (including incidental personal property necessary for the operation thereof and proceeds therefrom) or direct or indirect ownership interests in Borrower or, with respect to the Independent Manager, such incidental assets as are necessary to enable it to discharge its obligations with respect to the Borrower (the "OWNERSHIP INTERESTS");

         (B) is not engaged and will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Property or the Ownership Interests;

         (C) will not enter into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal or Affiliate of any Borrower Party except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate;

         (D) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Obligations and (ii) Permitted Indebtedness;

         (E) has not made and will not make any loan or advances to any Person (including any of its Affiliates and has not acquired and will not acquire obligations or securities of any of its Affiliates);

         (F) is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due;

         (G) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, member, shareholder, trustee, beneficiary, or principal amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents in any manner;

         (H) shall continuously maintain its existence and be qualified to do business in all states necessary to carry on its business, specifically including in the case of Borrower, the state where the Property is located;

         (I) will conduct and operate its business as presently conducted and operated;

         (J) will maintain books and records and bank accounts separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person and will maintain separate financial statements except that it may also be included in consolidated financial statements of its Affiliates;



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

         (K) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person and will correct any known misunderstandings regarding its existence as a separate legal entity;

         (L) will pay the salaries of its own employees, if any;

         (M) will allocate fairly and reasonably any overhead for shared office space;

         (N) will use separate stationery, invoices and checks;

         (O) will file its own tax returns with respect to itself as may be required under applicable law;

         (P) has and reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

         (Q) will not seek, acquiesce in, or suffer or permit its liquidation, dissolution or winding up, in whole or in part;

         (R) will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

         (S) will not commingle or permit to be commingled its funds or other assets with those of any other Person;

         (T) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

         (U) does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

         (V) has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other Person;

         (W) except for funds deposited into the Accounts in accordance with the Loan Documents, shall not hold title to its assets other than in its name;

         (X) shall not institute proceedings to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; and

         (Y) shall comply and cause its Affiliates to comply with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by it contained in or appended to the nonconsolidation opinion delivered pursuant hereto.

SECTION 9.2 APPLICABLE TO BORROWER, MEMBER AND INDEPENDENT MANAGER. In addition to their respective obligations under Section 9.1, each of Member and Independent Manager hereby represents, warrants and covenants as of the Closing Date and until such time as all Obligations are paid in full, that absent express advance written waiver from Lender, which may be withheld in Lender's sole discretion, it:

         (A) Member shall at all times act as the sole member of Borrower and Independent Manager shall at all times act as the manager of Borrower, with all of the rights, powers, obligations and liabilities thereof under the limited liability company agreement of Borrower and shall take any and all actions and do any and all things necessary or appropriate to the accomplishment of the same and will engage in no other business;

         (B) Borrower shall not, without the affirmative vote of Member and Independent Manager (including the unanimous written consent of the board directors of the Independent Manager including the Independent Directors), institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due;

         (C) Member shall not, without the affirmative vote of its member and Member's Manager (as hereinafter defined) (including the unanimous written consent of the board directors of Member's Manager including its independent directors (as described below)), institute proceedings for itself or Borrower to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceedings against it or Borrower; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or Borrower or a substantial part of its or Borrower's property; make any assignment for the benefit of creditors; or admit in writing its or Borrower's inability to pay its or Borrower's debts generally as they become due;

         (D) Neither Member nor Independent Manager shall for itself or for Borrower (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its or Borrower's assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into itself or Borrower, nor convey, transfer or lease its or Borrower's assets substantially as an entirety to any Person; and (iii) amend any provisions of its or Borrower's organizational documents containing provisions similar to those contained in this Article IX.



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

         (E) Independent Manager shall promptly elect and at all times maintain at least two (2) Independent Directors on its board of directors, who shall be selected by the shareholders of Independent Manager, and shall be satisfactory to Lender. Pursuant to its limited liability company agreement, Member is required to at all times have a corporation or other entity act as its independent manager ("Member's Manager"). Member's Manager shall promptly elect and at all times maintain at least two (2) independent directors on its board of directors (which independent directors shall be required to meet the standards for an Independent Director hereunder except that, solely for purposes of determining the standards for an independent director of Member's Manager under this Section 9.2, wherever the term "Independent Manager" appears in the definition of "Independent Director", same shall be deemed to mean Member's Manager), who shall be selected by the shareholders of Member's Manager.

                                   ARTICLE X
                RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS

SECTION 10.1 SECONDARY MARKET TRANSACTIONS GENERALLY. Lender shall have the right to engage in one or more Secondary Market Transactions with respect to the Loan, and to structure and restructure all or any part of the Loan, including without limitation in multiple tranches, as a wraparound loan, or for inclusion in a REMIC or other Securitization. Without limitation, Lender shall have the right to cause the Note and the Deed of Trust to be split into a first and a second mortgage loan, or into one or more loans secured by mortgages and by ownership interests in Borrower in whatever proportion Lender determines, and thereafter to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. Each of the Borrower Parties and Member acknowledge that it is the intention of the parties that all or a portion of the Loan will be securitized and that all or a portion of the Loan will be rated by one or more Rating Agencies. Each of the Borrower Parties and Member further acknowledge that additional structural modifications may be required to satisfy issues raised by any Rating Agencies. As used herein, "SECONDARY MARKET TRANSACTION" means any of (i) the sale, assignment, or other transfer of all or any portion of the Obligations or the Loan Documents or any interest therein to one or more investors, (ii) the sale, assignment, or other transfer of one or more participation interests in the Obligations or Loan Documents to one or more investors, (iii) the transfer or deposit of all or any portion of the Obligations or Loan Documents to or with one or more trusts or other entities which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or the right to receive income or proceeds therefrom or (iv) any other Securitization backed in whole or in part by the Loan or any interest therein.

SECTION 10.2 COOPERATION; LIMITATIONS. Borrower Parties and Member shall use all reasonable efforts and cooperate reasonably and in good faith with Lender in effecting any such restructuring or Secondary Market Transaction. Such cooperation shall include without limitation, executing and delivering such reasonable amendments to the Loan Documents and the organizational documents of Borrower and Member as Lender or any Interested Party (as defined below) may request, provided however that, except as provided in the Securitization Side Letter, no such amendment shall modify (i) the interest rate payable under the Note; (ii) the stated maturity date of the Note, (iii) the amortization of the principal amount of the Note, (iv) any other material economic terms of the Obligations, (v) the non-recourse provisions of the Loan or (vi) any provision, the effect of which would materially increase Borrower's obligations or materially decrease Borrower's rights under the Loan Documents. Such cooperation also shall include using best efforts to obtain such certificates and assurances from governmental entities and others as Lender may request. Borrower Parties shall not be required to provide additional collateral that was not initially contemplated by the parties to effect any such restructuring or Secondary Market Transaction after the Closing Date. Borrower shall be required to pay on the date of closing of any Secondary Market Transaction involving the Loan (the "SECONDARY MARKET CLOSING DATE") the fees charged by each of the Rating Agencies for the issuance of the ratings assigned to the Securities issued in connection with such Secondary Market Transaction and thereafter Borrower shall be required to pay any and all fees of the Rating Agencies for maintaining and/or monitoring such ratings during the terms of the Loan. Borrower Parties shall not be required to pay any third party costs and expenses incurred by Lender in connection with any such Secondary Market Transaction unless otherwise payable by the Borrower Parties under this Loan Agreement or the other Loan Documents.

SECTION 10.3 INFORMATION. Borrower Parties and Member, at their sole cost and expense, shall provide such access to personnel and such information and documents relating to Borrower Parties, Member, Manager, the Property and Collateral and the business and operations of all of the foregoing and such opinions of counsel (including nonconsolidation opinions) as any Rating Agency may request or as Lender or any other Interested Party (as defined below) may reasonably request (and in form and substance reasonably acceptable to Lender and each Interested Party) in connection with any such Secondary Market Transaction including, without limitation, updated financial information, appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants and, as of the closing date of the Secondary Market Transaction, updated representations and warranties made in the Loan Documents and such additional representations and warranties as any Rating Agency may request or any purchaser, transferee, assignee, trustee, servicer or potential investor (the Rating Agencies and all of the foregoing parties, collectively, "INTERESTED PARTIES") may reasonably request. Prior to the issuance of any preliminary offering memorandum with respect to any Secondary Market Transaction, Borrower, at its sole cost and expense, shall cause Sherrard & Roe, PLC or other counsel for Borrower reasonably satisfactory to Lender, to deliver to Lender a form of an opinion of counsel to the effect that the description of the Loan, the terms of the Loan Documents and description of the Property contained in the Disclosure Documents (hereinafter defined) and such other legal matters contained therein as Lender may reasonably require do not contain any untrue statement of any material fact or omit to state any material fact necessary to make the statements therein not misleading (such opinion, a "10B-5 OPINION") and on or prior to the date of closing of any Secondary Market Transaction, Borrower, at its sole cost and expense, shall cause Sherrard & Roe, PLC or such other counsel to execute and deliver such 10b-5 Opinion and, if required by any Rating Agency or reasonably required by Lender, provide revisions or "bringdowns" to any opinions delivered at Closing (including nonconsolidation opinions), or if required new versions of such opinions, addressed to Lender, any trustee under any Securitization backed in whole or in part by the Loan, any Rating Agency that assigns a rating to any securities in connection therewith and any investor purchasing securities therein. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, servicers and other service providers and other parties involved in any proposed Secondary



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Market Transaction. Borrower understands that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Transaction. Lender and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information. Without limiting the foregoing, Borrower and Guarantor shall each provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable (the documents referred to in the foregoing clauses
(i) and (ii), collectively, the "DISCLOSURE DOCUMENTS"), an agreement certifying that Borrower and Guarantor have examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Guarantor, any Affiliates, the Property, Manager and all other aspects of the Loan, does not, and as to information provided in third party reports of engineers and environmental consultants, to Borrower's and Guarantor's knowledge, does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Borrower and Guarantor shall each execute and deliver to Lender on or before the date of closing of any Secondary Market Transaction an indemnity agreement in form and substance acceptable to Lender, pursuant to which they shall agree to indemnify, defend, protect and hold harmless Lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), First Union National Bank, Prudential Mortgage Capital Company, LLC and their respective Affiliates, directors, employees, agents and each Person, if any, who controls Lender, Merrill Lynch or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933 or
Section 20 of the Securities Exchange Act of 1934, and any other placement agent or underwriter with respect to any Securitization or Secondary Market Transaction from and against any losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any information or documents furnished by Borrower, Guarantor or their Affiliates or representative or in any representation or warranty of any Borrower Party contained herein or in the other Loan Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information not materially misleading. Lender may publicize the existence of the Obligations in connection with Lender's Secondary Market Transaction activities or otherwise.

SECTION 10.4 ADDITIONAL PROVISIONS. In any Secondary Market Transaction, Lender may transfer its obligations under this Loan Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Obligations), and thereafter Lender shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall become a "Lender" hereunder.

SECTION 10.5 FORMATION OF DEPOSITOR. Prior to the Secondary Market Closing Date, Borrower, at its sole cost and expense, will form or cause to be formed a corporation, single member limited liability company or other special purpose entity (the "DEPOSITOR"), the sole purpose of which will be to act as the "depositor" of the trust to be formed in connection with any Secondary Market Transaction with respect to the Loan. The Depositor will be a direct or indirect wholly-owned subsidiary of Guarantor and will, at all times, comply with all of the terms and conditions of Article IX of this Loan Agreement other than the requirement to



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maintain two Independent Directors on its board of directors (or the board of directors of a member or independent manager of the Depositor, as the case may
be). Borrower will at all times during the term of the Loan preserve and keep in full force and effect the legal existence of the Depositor, including its qualification to do business in each state where it is required by law to so qualify. On or before the Secondary Market Closing Date, Borrower will cause Sherrard & Roe, PLC or other legal counsel for the Depositor acceptable to Lender to deliver legal opinions for the Depositor in form and substance acceptable to Lender and the Interested Parties as to such matters as Lender or any Interested Party shall reasonably request, including, without limitation, opinions with respect to organizational formalities, due authority, execution and delivery by the Depositor, and enforceability against the Depositor, of all documents to which it is a party and a bankruptcy non-consolidation opinion with respect to the Depositor.

                                   ARTICLE XI
                 RESTRICTIONS ON LIENS, TRANSFERS; ASSUMABILITY

SECTION 11.1 RESTRICTIONS ON TRANSFER AND ENCUMBRANCE. Except for a Transfer and Assumption in accordance with Section 11.3 or as otherwise expressly permitted under this Article XI, Borrower shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, Lien or encumbrance (other than Permitted Encumbrances) of (i) all or any part of the Property or any interest therein, or (ii) any direct or indirect ownership or beneficial interest in Borrower, irrespective of the number of tiers of ownership. Nothing contained in this Section 11.1 shall be deemed to prohibit Borrower from (a) entering into Leases in accordance with the provisions of Section 5.12 or (b) selling or disposing of FF&E which is being replaced in the ordinary course of business provided that such sale or transfer would not have a material adverse effect on the value of the Property and provided further that any new FF&E acquired by Borrower shall be subject to the Lien of the Deed of Trust.

SECTION 11.2 TRANSFERS OF BENEFICIAL INTERESTS IN BORROWER. For purposes of this Section, a sale or transfer of a beneficial interest in Borrower shall be deemed to include, but is not limited to the following ("PROHIBITED OWNERSHIP INTEREST TRANSFERS"):

         (A) if Borrower or any general partner or managing member of Borrower is a corporation, (i) the voluntary or involuntary sale, conveyance, transfer or pledge (any of the foregoing, a "TRANSFER") of a majority of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or (ii) the creation or issuance of new stock, in any of the foregoing cases, by which an aggregate of more than 49% of such corporation's stock shall be vested in a party or parties who are not now stockholders or which results in a change of control of such corporation;

         (B) if Borrower or any general partner or managing member (or, for a single member limited liability company, the sole member) of Borrower is a limited liability company, (i) the change, removal or resignation of a managing member (or sole member) of Borrower or such general partner or managing member (or sole member) or (ii) the Transfer of all or any portion of the membership interests of a managing member (or sole member) of Borrower or such general partner or managing member or any profits or proceeds relating to such membership interest; provided, however, that if Borrower or any general partner or managing member (or sole



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member) of Borrower is a single member limited liability company, the Transfer in the aggregate of not more than 49% of the sole member's interest in Borrower or such general partner or managing member (or sole member), or any profits or proceeds relating to such member's interest, shall not constitute a sale or transfer prohibited by this Section 11 provided that such Transfer does not in the aggregate result in a change of control of Borrower or such general partner or managing member (or sole member);

         (C) if Borrower, or any general partner or managing member (or, for a single member limited liability company, the sole member) of Borrower, is a limited or general partnership, (i) the change, removal or resignation of a managing general partner or managing partner or (ii) the Transfer of all or any portion of the general partner's interest of any general partner or managing partner or any profits or proceeds relating to such partnership interest;

         (D) if Borrower or any general partner or managing member (or, for a single member limited liability company, the sole member) of Borrower is a limited partnership or limited liability company, the Transfer of limited partnership interests or non-managing membership interests which in the aggregate constitute more than a 49% interest in Borrower or any managing general partner or managing member (or sole member) of Borrower, or any profits or proceeds relating to such limited partnership interests or non-managing membership interests or any other Transfer which in the aggregate results in a change of control of Borrower or such general partner or managing member (or sole member).

         Notwithstanding anything to the contrary contained in this Article XI, the provisions of Section 11.1 shall not be deemed applicable to (w) transfers of publicly-traded stock in Guarantor, (x) pledges of direct or indirect ownership interests in Borrower to the Mezzanine Lender in connection with the Mezzanine Loan in accordance with Section 5.17(C) (or to any subsequent holder of a New Mezzanine Loan) in accordance with Section 5.17(C), (y) transfers of such direct or indirect ownership interests in Borrower to the Mezzanine Lender or an Institutional Lender/Owner upon exercise of remedies under the Mezzanine Loan by the Mezzanine Lender or such Institutional Lender/Owner in accordance with the Intercreditor Agreement or (z) the creation or issuance of additional membership interests in Member which result in the dilution of Guarantor's sole member interest in Member by not more than 49%, in the aggregate. In addition, transfers of direct or indirect ownership interests in Borrower to Institutional Investors not constituting Prohibited Ownership Interest Transfers as provided above shall be permitted without Lender's consent provided that (i) no Event of Default then exists, (ii) in each case, Borrower shall give Lender written notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) Business Days prior to the date of such transfer; (iii) in each case, such transfer does not and will not result in the termination or dissolution of Borrower, Member or any Borrower Party, by operation of law or otherwise; (iv) Guarantor, or one or more wholly owned subsidiaries of Guarantor, shall continue to together hold at least fifty-one percent (51%) of the outstanding ownership interests in the partner(s) or member(s) of Borrower, and Guarantor continues to directly or indirectly control the business and affairs of Borrower; (v) such transfer shall not result in a change of control of Borrower or Member or a change of the Manager without Lender's consent; and (vi) in each case, the single purpose nature and bankruptcy remoteness of Borrower, Member and each Borrower Party after such transfer is satisfactory to Lender and in accordance with the standards of the Rating Agencies.



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         For purposes of this Section 11.2, "control" shall have the meaning given thereto in the definition of "Affiliate" in Section 1.1 and a "change of control" of any Person shall include the Transfer of legal or equitable ownership interests in such Person which after giving effect to such Transfer results in any transferee or pledgee of such interests holding more than a 49% legal or equitable ownership interest or security interest in such Person.

SECTION 11.3 ASSUMABILITY.

         (A) In the event Borrower desires to transfer all of the Property to another party (the "TRANSFEREE BORROWER") and have the Transferee Borrower assume all of Borrower's obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents, and have replacement pledgors pledge all of the ownership interests in the Transferee Borrower (collectively, a "TRANSFER AND ASSUMPTION"), Borrower may make a written application to Lender for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (B) and (C) of this Section. Together with such written application, Borrower will pay to Lender the reasonable review fee then required by Lender. Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

         (B) Lender shall not withhold its consent to a Transfer and Assumption provided and upon the conditions that:

             (i) No Event of Default shall have occurred and be continuing;

             (ii) Borrower shall have submitted to Lender true, correct and complete copies of any and all information and documents reasonably requested by Lender concerning the Property, Transferee Borrower, replacement guarantors and indemnitors and Borrower and all of such information and documents shall be reasonably acceptable to Lender;

             (iii) Evidence satisfactory to Lender shall have been provided showing that the Transferee Borrower and such of its Affiliates as shall reasonably be designated by Lender comply and will comply with Article IX, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

             (iv) Borrower shall have obtained (and delivered to Lender) a Rating Confirmation with respect to the Transfer and Assumption and all related transactions;

             (v) Borrower shall have paid all of Lender's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender's costs and expenses in connection with effecting the Transfer and Assumption;

             (vi) Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in Subsection (C) below;



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             (vii) (a) The Transferee Borrower shall be a Permitted Transferee or an Affiliate of a Permitted Transferee or (b) the identity, experience and financial condition of the Transferee Borrower shall otherwise be satisfactory to Lender; and

             (viii) The identity and financial condition of the replacement guarantors and indemnitors shall be satisfactory to Lender.

         (C) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower, as the case may be, shall promptly and as condition to the Transfer and Assumption of the Property deliver the following to Lender:

             (i) Borrower shall deliver to Lender an assumption fee in the amount of one percent (1.0%) of the then unpaid principal balance of the Loan;

             (ii) Borrower, Transferee Borrower, the original and replacement guarantors and indemnitors shall execute and deliver any and all documents reasonably required by Lender to evidence the Transfer and Assumption of the Loan, in form and substance required by Lender;

             (iii) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require in connection with such Transfer and Assumption, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan including, without limitation, a bankruptcy non-consolidation opinion;

             (iv) Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to Lender's policy of title insurance in form and substance acceptable to Lender, in Lender's reasonable discretion; and

             (v) Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys' fees and expenses, all recording fees, and all fees payable to the title company in connection with the Transfer and Assumption.

                                  ARTICLE XII
                        RECOURSE; LIMITATIONS ON RECOURSE

SECTION 12.1 LIMITATIONS ON RECOURSE. Subject to the provisions of this Article, and notwithstanding any provision of the Loan Documents other than this Article, the personal liability of Borrower to pay the principal of and interest on the debt evidenced by the Note and any other agreement evidencing Borrower's obligations under the Note shall be limited to (i) the Property, (ii) the rents, profits, issues, products and income of the Property, received or collected by or on behalf of Borrower or any Borrower Party or Member after an Event of Default, and (iii) any other Collateral.

Notwithstanding anything to the contrary in this Loan Agreement, the Deed of Trust or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may



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have under Section 506(a), 506(b), 1111(b) or any other provisions of the
Bankruptcy Code to file a claim for the full amount of the Obligations secured by the Deed of Trust or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

SECTION 12.2 PARTIAL RECOURSE. Notwithstanding Section 12.1, Borrower and Guarantor shall be personally liable to the extent of any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and expenses) suffered or incurred by Lender resulting from any and all of the following: (i) fraud; (ii) any material misrepresentation made by Borrower or any Borrower Party in this Loan Agreement or any other Loan Document or otherwise in connection with obtaining the Loan; (iii) insurance proceeds, condemnation awards, or other sums or payments attributable to the Property which are not applied in accordance with the provisions of the Loan Documents;
(iv) all rents, profits, issues, products and income of the Property received or collected by or on behalf of Borrower or any Borrower Party, Manager or Member and not deposited into the Central Account in accordance with Article VI and the Cash Management Agreement or otherwise applied in accordance with the Loan Documents; (v) failure to turn over to Lender, after an Event of Default, or misappropriation of any tenant security deposits or rents collected in advance (other than by Lender or Servicer); (vi) failure to notify Lender of any change in the principal place of business address of Borrower or of any change in the name of Borrower or if Borrower takes any other action which could make the information set forth in the Financing Statements relating to the Loan materially misleading; (vii) failure by Borrower, any general partner of Borrower, or any indemnitor or guarantor to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity or otherwise pertaining to environmental matters; (viii) waste; (ix) all reasonable costs and expenses, including attorneys' fees and expenses, incurred in collecting any amount due under the Loan Documents; (x) all liabilities and expenses under the indemnification provisions of Section 10.3; (xi) any uncured default under Section 11.1; (xii) any material uncured default under Article IX; and (xiii) any condition or event described in any of Subsections 8.1(G), 8.1(H), or 8.1(I) (except that Borrower and Guarantor shall not be liable under this Section 12.2 in connection with any Involuntary Borrower Party Bankruptcy unless such involuntary proceeding is solicited, procured, consented to or acquiesced in by Borrower, Guarantor or any Related Person of either of them).

SECTION 12.3 MISCELLANEOUS. No provision of this Article shall (i) affect the enforcement of the Environmental Indemnity, the Guaranty or any guaranty or similar agreement executed in connection with the Loan, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of the Deed of Trust or any other security document, (iv) impair the rights of Lender to enforce any provisions of the Loan Documents, or (v) limit Lender's ability to obtain a deficiency judgment or judgment on the Note or otherwise against any Borrower Party to the extent necessary to obtain any amount for which such Borrower Party may be liable in accordance with this Article or any other Loan Document.

                                  ARTICLE XIII
                 WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES

SECTION 13.1 WAIVERS. To the extent that any Borrower Party (in this Article, a "WAIVING PARTY") is deemed for any reason to be a guarantor or surety of or for any other Borrower Party



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or Affiliate or to have rights or obligations in the nature of the rights or obligations of a guarantor or surety (whether by reason of execution of a guaranty, provision of security for the obligations of another, or otherwise) then this Article shall apply. This Article shall not affect the rights of the Waiving Party other than to waive or limit rights and defenses that Waiving Party would have (i) in its capacity as a guarantor or surety or (ii) in its capacity as one having rights or obligations in the nature of a guarantor or surety. Waiving Party, in the broadest and most comprehensive sense, hereby waives any and all claims, rights, or defenses that may be asserted by a guarantor or surety against a creditor. Without limitation of the foregoing:

             Waiving Party hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any of the other Borrower Parties, protest or notice with respect to any of the obligations of any of the other Borrower Parties, setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on any of the other Borrower Parties as a condition precedent to the obligations of Waiving Party), and covenants that the Loan Documents will not be discharged, except by complete payment and performance of the obligations evidenced and secured thereby, except only as limited by the express contractual provisions of the Loan Documents. Waiving Party further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the obligations of any of the other Borrower Parties to Lender is due, notices of any and all proceedings to collect from any of the other Borrower Parties or any endorser or any other guarantor of all or any part of their obligations, or from any other person or entity, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of all or any part of the obligations of any of the other Borrower Parties.

             Except only to the extent provided otherwise in the express contractual provisions of the Loan Documents, Waiving Party hereby agrees that all of its obligations under the Loan Documents shall remain in full force and effect, without defense, offset or counterclaim of any kind, notwithstanding that any right of Waiving Party against any of the other Borrower Parties or defense of Waiving Party against Lender may be impaired, destroyed, or otherwise affected by reason of any action or inaction on the part of Lender. Waiving Party waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, may have destroyed the Waiving Party's rights of subrogation and reimbursement against the other Borrower Parties.

             Lender is hereby authorized, without notice or demand, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the obligations of any of the other Borrower Parties; (b) to accept partial payments on all or any part of the obligations of any of the other Borrower Parties; (c) to take and hold security or collateral for the payment of all or any part of the obligations of any of the other Borrower Parties; (d) to exchange, enforce, waive and release any such security or collateral for such obligations; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of such obligations and any security or collateral for such obligations. Any of the foregoing may be done in any



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manner, and Waiving Party agrees that the same shall not affect or impair the obligations of Waiving Party under the Loan Documents.

             Waiving Party hereby assumes responsibility for keeping itself informed of the financial condition of all of the other Borrower Parties and any and all endorsers and/or other guarantors of all or any part of the obligations of the other Borrower Parties, and of all other circumstances bearing upon the risk of nonpayment of such obligations, and Waiving Party hereby agrees that Lender shall have no duty to advise Waiving Party of information known to it regarding such condition or any such circumstances.

             Waiving Party agrees that neither Lender nor any person or entity acting for or on behalf of Lender shall be under any obligation to marshal any assets in favor of Waiving Party or against or in payment of any or all of the obligations secured hereby. Waiving Party further agrees that, to the extent that any of the other Borrower Parties or any other guarantor of all or any part of the obligations of the other Borrower Parties makes a payment or payments to Lender, or Lender receives any proceeds of collateral for any of the obligations of the other Borrower Parties, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid or refunded, then, to the extent of such payment or repayment, the part of such obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

             Waiving Party (i) shall have no right of subrogation with respect to the obligations of the other Borrower Parties; (ii) waives any right to enforce any remedy that Lender now has or may hereafter have against any of the other Borrower Parties any endorser or any guarantor of all or any part of such obligations or any other person; and (iii) waives any benefit of, and any right to participate in, any security or collateral given to Lender to secure the payment or performance of all or any part of such obligations or any other liability of the other parties to Lender.

             Waiving Party agrees that any and all claims that it may have against any of the other Borrower Parties, any endorser or any other guarantor of all or any part of the obligations of the other Borrower Parties, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment in full of all obligations secured hereby. Notwithstanding any right of any of the Waiving Party to ask, demand, sue for, take or receive any payment from the other Borrower Parties, all rights, liens and security interests of Waiving Party, whether now or hereafter arising and howsoever existing, in any assets of any of the other Borrower Parties (whether constituting part of the security or collateral given to Lender to secure payment of all or any part of the obligations of the other Borrower Parties or otherwise) shall be and hereby are subordinated to the rights of Lender in those assets.

                                  ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of

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this Loan Agreement, including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand: (A) reasonable fees, costs and expenses (including reasonable attorneys' fees, and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) reasonable fees, costs and expenses (including reasonable attorneys' fees and other professionals retained by Lender) incurred in connection with the administration of the Loan Documents and the Loan and any amendments, modifications and waivers relating thereto; (C) reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (D) reasonable fees, costs and expenses (including attorneys' fees and fees of other professionals retained by Lender) incurred in any action to enforce or interpret this Loan Agreement or the other Loan Documents or to collect any payments due from Borrower under this Loan Agreement, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise. Any costs and expenses due and payable to Lender after the Closing Date may be paid to Lender pursuant to the Cash Management Agreement.

SECTION 14.2 INDEMNITY. In addition to the payment of expenses as required elsewhere herein, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, defend, protect, pay and hold Lender, its successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other Person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents, Affiliates and attorneys of Lender and such successors and assigns (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, Tax Liabilities, broker's or finders fees, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of (A) the negotiation, execution, delivery, performance, administration, ownership, or enforcement of any of the Loan Documents; (B) any of the transactions contemplated by the Loan Documents; (C) any breach by Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents; (D) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Material located on, about, within or affecting the Property or any violation of any applicable Environmental Law for which Borrower is liable; (E) Lender's agreement to make the Loan hereunder; (F) any claim brought by any third party arising out of any condition or occurrence at or pertaining to the Property; (G) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Improvements, including claims or penalties arising from violation of any applicable laws or insurance requirements, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender; (H) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (I) any contest referred to in Section 5.3(B) hereof; (J) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases; or (K) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the "INDEMNIFIED LIABILITIES"); provided that Borrower shall not have an obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction. The obligations and liabilities of Borrower under this Section 14.2 shall survive the term of the Loan and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

SECTION 14.3 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Loan Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower or other Person to any other or further notice or demand in similar or other circumstances.

SECTION 14.4 RETENTION OF BORROWER'S DOCUMENTS. Lender may, in accordance with Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrower to Lender unless Borrower requests in writing that same be returned. Upon such request and at such Borrower's expense, Lender shall return such papers when Lender's actual or anticipated need for same has terminated.

SECTION 14.5 NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective
(i) three (3) days after the date such notice is mailed, (ii) on the next Business Day if sent by a nationally recognized overnight courier service, (iii) on the date of delivery by personal delivery and (iv) on the date of transmission if sent by telefax during business hours on a Business Day (otherwise on the next Business Day).

Notices shall be addressed as follows:

If to Borrower, Member or any Borrower Party:

c/o Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214
Attn:  Chief Financial Officer
Facsimile: (615) 316-6105

With a copy to:

Sherrard & Roe, PLC
424 Church Street
Suite 2000
Nashville, Tennessee 37219
Attn:    Kim A. Brown, Esq.
Facsimile: (615) 742-4539

If to Lender:

c/o Merrill Lynch & Co.
100 Church Street
18th Floor
New York, New York 10080
Attn:  Andrea Balkan
Facsimile:  (212) 602-7552

With a copy to:

Sidley & Austin
875 Third Avenue
New York, New York 10022
Attn:    Robert L. Boyd, Esq.
Facsimile:        (212) 906-2021

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice
(i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender's interest in the Loan, then the new Lenders may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lenders shall receive notice, and they shall be entitled to notice at such address in accordance with this Section.

SECTION 14.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Loan Agreement or implied by law to the contrary, the agreements of Borrower Parties to indemnify or release Lender or Persons related to Lender, or to pay Lender's costs, expenses, or taxes shall survive the payment of the Loan and the termination of this Loan Agreement.

SECTION 14.7 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Loan Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 14.8 MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, if any, and rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

SECTION 14.9 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Loan Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Loan Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

SECTION 14.10 HEADINGS. Section and subsection headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose or be given any substantive effect.

SECTION 14.11 APPLICABLE LAW. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK, AND EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS LOAN AGREEMENT AND

THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE DEED OF TRUST AND THE ASSIGNMENT OF LEASES SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, EXCEPT THAT THE SECURITY INTERESTS IN ACCOUNT COLLATERAL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OR THE STATE WHERE THE SAME IS HELD, AT THE OPTION OF LENDER.

SECTION 14.12 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Borrower Party may assign its rights or obligations hereunder or under any of the other Loan Documents except as expressly provided in Article XI.

SECTION 14.13 SOPHISTICATED PARTIES, REASONABLE TERMS, NO FIDUCIARY RELATIONSHIP. Borrower Parties represent, warrant and acknowledge that (i) they are sophisticated real estate investors, familiar with transactions of this kind, and (ii) they have entered into this Loan Agreement and the other Loan Documents after conducting their own assessment of the alternatives available to them in the market, and after lengthy negotiations in which they have been represented by legal counsel of their choice. Borrower Parties also acknowledge and agree that the rights of Lender under this Loan Agreement and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the Loan, the nature of the Property, and the risks incurred by Lender in this transaction. No provision in this Loan Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create
(i) any partnership or joint venture between Lender and Borrower or any other Person, or (ii) any fiduciary or similar duty by Lender to Borrower or any other Person. The relationship between Lender and Borrower is exclusively the relationship of a creditor and a debtor, and all relationships between Lender and any other Borrower Party are ancillary to such creditor/debtor relationship.

SECTION 14.14 REASONABLENESS OF DETERMINATIONS. In any instance where any consent, approval, determination or other action by Lender is, pursuant to the Loan Documents or applicable law, required to be done reasonably or required not to be unreasonably withheld, then Lender's action shall be presumed to be reasonable, and Borrower shall bear the burden of proof of showing that the same was not reasonable. In all cases Lender shall conclusively be deemed to be acting reasonably when implementing any standard or requirement of any applicable Rating Agency. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

SECTION 14.15 LIMITATION OF LIABILITY. Neither Lender, nor any Affiliate, officer, director, employee, attorney, or agent of Lender, shall have any liability with respect to, and each of the Borrower Parties and Member hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower Parties or Member in connection with, arising out of, or in any way related to, this Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Loan Agreement or any of the other Loan Documents, other than the gross negligence or willful misconduct of Lender. Each of the Borrower Parties and Member hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Loan Agreement or any of the transactions contemplated hereby, except to the extent the same is caused by the gross negligence or willful misconduct of Lender.

SECTION 14.16 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower Party or Affiliates thereof, or any other Person.

SECTION 14.17 ENTIRE AGREEMENT. This Loan Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties to the Loan Documents.

SECTION 14.18 CONSTRUCTION; SUPREMACY OF LOAN AGREEMENT. Borrower Parties and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Loan Agreement and the other Loan Documents with its legal counsel and that this Loan Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender. If any term, condition or provision of this Loan Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, then this Loan Agreement shall control.

SECTION 14.19 CONSENT TO JURISDICTION. EACH OF THE BORROWER PARTIES AND MEMBER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH THE PROPERTY IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE BORROWER PARTIES AND MEMBER ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE PROPERTY,

GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 14.20 WAIVER OF JURY TRIAL. EACH OF THE BORROWER PARTIES, MEMBER AND LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN ANY BORROWER PARTY OR MEMBER AND LENDER RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. EACH OF THE BORROWER PARTIES, MEMBER AND LENDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF IT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWER PARTIES, MEMBER AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LOAN AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THE FUTURE. EACH OF THE BORROWER PARTIES, MEMBER AND LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 14.21 COUNTERPARTS; EFFECTIVENESS. This Loan Agreement and other Loan Documents and any amendments or supplements thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Loan Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 14.22 SERVICER. Lender shall have the right from time to time to designate and appoint one or more Servicers, and to change or replace any Servicer. All rights of the Lender hereunder may exercised by Servicer. Servicer shall be entitled to the benefit of all obligations of any of Borrower Party in favor of Lender.

SECTION 14.23 OBLIGATIONS OF BORROWER PARTIES. Member and the Borrower Parties other than Borrower are parties to this Loan Agreement only with regard to the representations, warranties, and covenants specifically applicable to them.



                        [signatures follow on next page]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Loan Agreement as of the date first written above.


                                    BORROWER:

                                    OPRYLAND HOTEL NASHVILLE, LLC
                                    a Delaware limited liability company



                                    By: /s/ J. Russell Worsham
                                        ----------------------------------------
                                        Name:  J. Russell Worsham
                                        Title: Vice President


                                    MEMBER:

                                    Subject to the limitations set forth in
                                    Section 14.23 herein:

                                    OHN HOLDINGS, LLC,
                                    a Delaware limited liability company,




                                    By: /s/ J. Russell Worsham
                                        ----------------------------------------
                                        Name:  J. Russell Worsham
                                        Title: Vice President


                                    GUARANTOR:

                                    GAYLORD ENTERTAINMENT COMPANY,
                                    a Delaware corporation




                                    By: /s/ J. Russell Worsham
                                        ----------------------------------------
                                        Name:  J. Russell Worsham
                                        Title: Vice President


                                    LENDER:

                                    MERRILL LYNCH MORTGAGE LENDING, INC.,
                                    a Delaware corporation



                                    By: /s/ Andrea Balkan
                                        ----------------------------------------
                                        Name:  Andrea Balkan
                                        Title: Vice President

STATE OF NEW YORK          )
                           )  SS:
COUNTY OF NEW YORK         )


         On this ______ day of March, 2001, before me appeared
__________________, to me personally known, or satisfactorily proven to be the person whose name is subscribed to the foregoing as ___________________ of ___________________, for the purposes therein set forth, and that the same is its act and deed.



                                    ----------------------------------
                                    Name of Notary:
                                    Notary Public
                                    My Commission expires:______________

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A       -  Capital Improvements Plan
Exhibit B       -  Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit C       -  Form of Intercreditor Agreement

Schedule 3.1(A) -  Loan Documents
Schedule 4.1(C) -  Organizational Chart for Borrower Parties
Schedule 4.2    -  Consents
Schedule 4.7    -  Rent Roll
Schedule 4.9    -  Litigation
Schedule 4.14   -  Employee Benefit Plans
Schedule 4.20   -  Insurance
Schedule 5.14   -  Material Agreements
Schedule 6.4    -  Required Repairs
Schedule 6.5    -  Required Capital Improvements
Schedule 6.6    -  FF&E Reserve & Capital Improvement Reserve Funding Condition

                                    EXHIBIT A

                            CAPITAL IMPROVEMENTS PLAN

OPRYLAND HOTEL NASHVILLE, LLC

REVISED 3-YEAR CAPITAL PLAN

  2001
CAPITAL IMPROVEMENT PLAN
          Magnolia Lobby Renovation                                        $ 1,500,000
          New Entrance Road                                                  1,630,000
          Replace Sidewalks Areas in Veranda                                   150,000
          Ice Palace Project                                                   550,000
          Wayfinding Phase II                                                5,325,000
          Magnolia Corridor Carpet & Vinyl                                     700,000
          Renovate 236 Guestrooms Magnolia Building                          6,396,000
          Conservatory Fountain Project                                        100,000
          Magnolia Building Elevator Cab Upgrade                               100,000
          Delta Building Trash Receptacles                                       5,000
          Volare's Awning                                                       15,000
          Jack Daniel's Bar Upgrade                                             80,000
          Veranda & Cascades Pool Awnings                                       75,000
          Delta Sundry Shop Hallway Carpet                                      39,900
                                                                           -----------
                                                          TOTAL 2001       $16,665,900
                                                          CAPITAL
                                                          IMPROVEMENT
                                                                           -----------

                                                                           -----------
SPA                                                                          $ 800,000
                                                                           -----------

FF&E EXPENDITURE PLAN
          Rooms - General                                                    $ 403,000
          Rooms Housekeeping                                                   165,600
          Rooms - Public Space                                                  50,000
          Food & Beverage                                                    1,753,284
          Convention Services                                                   58,000
          Retail                                                               122,600
          Transportation                                                       310,000
          Engineering                                                        2,329,540
          Strategic Systems Development                                      2,117,900
          Purchasing                                                            23,825
          Accounting                                                            35,451
          Training                                                               8,907
          Human Resources                                                       42,120
          Security                                                             118,062
          Laundry/Wardrobe                                                      16,100
          Contingency                                                          800,000
                                                                           -----------
                                                          TOTAL 2001       $ 8,354,389
                                                          FF&E
                                                          EXPENDITURE
                                                          PLAN
                                                                           -----------
                                                          TOTAL 2001       $25,820,289
                                                          CAPITAL
                                                                           ===========


                                   Exhibit A

  2002
CAPITAL IMPROVEMENT PLAN
          Wayfinding Phase III                                             $ 2,000,000
          Presidential & Tennessee Mezzanines                                3,000,000
          Renovate Guestrooms - Garden Conservatory                          5,000,000
          New Delta River Boat Attraction                                      1000000
          Renovate 141 Guestrooms - Magnolia                                 3,804,000
          Guestroom Lobby Furniture                                            150,000
          Mite Lite Tables                                                      175000
          Retail Shop Upgrade and Relocation                                   236,000
                                                                           -----------
                                                          TOTAL 2002       $15,365,000
                                                          CAPITAL
                                                          IMPROVEMENT
                                                                           -----------

                                                                           -----------
SPA                                                                         $6,000,000
                                                                           -----------


FF&E EXPENDITURE PLAN
          Tennessee Ballroom Upgrade Architectural                           $ 175,000
          Lighting
          Governor's Ballroom Outside Loading Ramp                             290,000
          Upgrade
          Magnolia Sidewalk Replacement                                        250,000
          Meeting Room Ceiling Tile Replacement                                350,000
          Air Handling Unit Variable Frequency Motor                           475,000
          Drives
          Electrical Circuit Board Upgrades - Main Hotel                       285,000
          Buildings
          Chat N Chew Carpet                                                    50,000
          Meeting Room Door Replacement                                         50,000
          Magnolia Fence Replacement                                            75,000
          Cascades Skylight Expansion Joints                                   150,000
          Hermitage Meeting Room Renovation                                    325,000
          F & B Kitchen Equipment                                              350,000
          Presidential Ballroom Roof Replacement                               625,000
          Delta Ballroom Renovation                                          1,700,000
          Magnolia Mezzanine Renovation                                      2,750,000
          Pickin Parlor Lounge Renovation                                      800,000
          Delta Ballroom Public Space Carpet                                   950,000
          Housekeeping Equipment (vacuums, rollaways,                           95,000
          cribs)
          Contingency                                                          800,000
                                                                           -----------
                                                          TOTAL 2002       $10,545,000
                                                          FF&E
                                                          EXPENDITURE
                                                          PLAN
                                                                           -----------
                                                          TOTAL 2002       $31,910,000
                                                          CAPITAL
                                                                           ===========



                                   Exhibit A

  2003

CAPITAL IMPROVEMENT PLAN
          Renovate Guestrooms - Garden Conservatory                         $1,000,000
                                                                           -----------
                                                          TOTAL 2003        $1,000,000
                                                          CAPITAL
                                                          IMPROVEMENT
                                                                           -----------



SPA                                                                        $ 6,000,000


FF&E EXPENDITURE PLAN
          F & B Renovation - Volare's Restaurant                           $ 1,050,000
          Renovate 10 - 6th Floor Suites                                       500,000
          Housekeeping Equipment (radios, vacuums, cribs)                      125,000
          Magnolia & Presidential Meeting Rooms                              1,950,000
          Renovation
          Tennessee Ballroom Renovation                                        500,000
          Cascades Sunscreen Replacement                                       300,000
          Cascades Roof Replacement                                            300,000
          Country Christmas Electrical Upgrade                                 200,000
          Replastering Magnolia Pool                                           150,000
          Replace Engineering 4 Trucks & Equipment                              75,000
          Country Christmas Decoration Replacement                             300,000
          Delta & Magnolia Sundry Shop Renovation                              500,000
          New Indoor / outdoor Pool                                          1,500,000
          Upgrade Computer Systems                                             750,000
          Airport Bus for Transportation                                       315,000
          Laundry Equipment - Tunnel Washers, Flatware                         800,000
          Folder
          Contingency                                                          900,000
                                                                           -----------
                                                          TOTAL 2003       $10,215,000
                                                          FF&E
                                                          EXPENDITURE
                                                          PLAN
                                                                           -----------
                                                          TOTAL 2003       $17,215,000
                                                          CAPITAL
                                                                           ===========


                                   Exhibit A

                                    EXHIBIT B

                             FORM OF SUBORDINATION,
                    NON DISTURBANCE AND ATTORNMENT AGREEMENT

                                               TENANT: _________________________

                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT") is entered into by and among ______________________________, a
___________________________ ("TENANT"), whose address is
_____________________________, ______________________________, a
___________________________ ("LANDLORD"), whose address is
___________________________, and
_______________________________________________, its successors and/or assigns
("LENDER"), whose address is _____________________________________.


                              W I T N E S S E T H:

         WHEREAS, Landlord is the owner in fee simple of the real property described in Exhibit A attached hereto, together with the improvements thereon (the "PROPERTY");

         WHEREAS, Landlord or its predecessor and Tenant have entered into a certain lease, dated _________________ [and amended/modified/extended/renewed by ____________________________, dated _______________] (as the same may hereafter be amended, modified, renewed, extended or replaced, the "LEASE"), leasing to Tenant a portion of the Property (the "PREMISES");

         WHEREAS, Lender has agreed to make a certain mortgage loan to Landlord (the "LOAN"), which will be evidenced by Landlord's Promissory Note in such amount (the "NOTE") and secured by, among other things, a certain Mortgage [Deed of Trust], Assignment of Rents, Security Agreement and Fixture Filing (as the same may hereafter be amended, modified, extended or recast, the "MORTGAGE") and a certain Assignment of Leases and Rents (the "ASSIGNMENT OF LEASES") encumbering the Property, which Mortgage and Assignment of Leases are to be recorded simultaneously herewith;

         WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding with respect to the Lease and the Loan and the rights of Tenant and Lender thereunder.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Subordination. The Lease, including all of the terms thereof, is and shall be subject and subordinate to the lien and all of the terms of the Mortgage to the full extent of all amounts secured by the Mortgage and interest thereon.


                                   Exhibit B

         2. Attornment. Tenant agrees that it will attorn to and recognize any purchaser of the Property at a Mortgage foreclosure sale or any transferee who acquires the Property by deed in lieu of foreclosure or exercise of a power of sale or otherwise in respect of the Mortgage (in any such case, the "NEW OWNER") and the successors and assigns of such purchaser or transferee, as its landlord for the unexpired balance (and any extensions or renewals, if exercised) of the term of said Lease upon the same terms and conditions set forth in said Lease.

         3. Non-Disturbance. Provided there is no default under the Lease which continues beyond the expiration of any applicable notice and grace period, such New Owner will not terminate the Lease or disturb Tenant's possession of the Premises under the Lease or the right to quiet enjoyment thereof, but the Lease shall continue in accordance with its terms as a direct lease between Tenant and New Owner.

         4. Cure by Lender of Landlord Defaults. Tenant agrees to give Lender or any other New Owner (in accordance with Paragraph 8 hereof) a copy of any notice of default served upon Landlord which with the passage of time or otherwise would entitle Tenant to cancel the Lease or abate the rent under the Lease, provided that prior to such notice Tenant has been notified in writing of the address of the New Owner, or its agent, servicer or designee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, then Lender have an additional ten (10) days with respect to a monetary default and thirty (30) days with respect to a non-monetary default after its receipt of notice within which to cure such default or if such non-monetary default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such thirty (30) days Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

         5. Payments to Lender and Exculpation of Tenant. Tenant is hereby notified that the Lease and the rent and all other sums due thereunder have been assigned to Lender as security for the Loan. In the event that Lender notifies Tenant of a default under the Mortgage and directs that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant shall honor such direction without inquiry and pay its rent and all other sums due under the Lease in accordance with such notice. Landlord agrees that Tenant shall have the right to rely on any such notice from Lender without incurring any obligation or liability to Landlord as if such notice were given at the direction of Landlord. Tenant is hereby instructed to disregard any notice to the contrary received from or at the behest of Landlord.

         6. Limitation of Liability. If the New Owner acquires the interest of Landlord under the Lease, the New Owner shall not be:

         (a) liable for any act or omission of any prior landlord (including Landlord);

         (b) subject to any claims, offsets, defenses or counterclaims which Tenant might have against any prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease;


                                   Exhibit B

         (c) bound by any rent or additional rent which Tenant shall have paid more than one (1) month in advance to any prior landlord (including Landlord) unless received by New Owner;

         (d) liable for the return of any security deposit not actually received by New Owner;

         (e) bound by any amendment or modification of the Lease made without the written consent of New Owner (if consent is required under the Mortgage or any of the other loan documents evidencing and/or securing the Loan);

         (f) bound by any covenant to undertake or complete any improvement to or restoration of the Premises or the Property, except to the extent insurance proceeds or condemnation awards are made available to New Owner to cover the cost of the improvement.

Lender shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become (i) a mortgagee-in-possession or (ii) subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired by foreclosure or otherwise the interest of Landlord in the Premises. Lender's liability or obligation under the Lease shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement. In addition, upon such acquisition, Lender shall have no obligation, nor incur any liability, beyond Lender's then interest in the Property. In the event of the assignment or transfer of the interest of Lender under this Agreement, all obligations and liabilities of Lender under this Agreement shall terminate and, thereupon, all such obligations and liabilities shall be the sole responsibility of the party to whom Lender's interest is assigned or transferred.

         7. Notice. Any notice, consent or other communication made hereunder shall be in writing and delivered (i) personally, (ii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iii) by depositing the same with a reputable overnight courier service, postage prepaid, for next business day delivery, to the parties at their addresses first set forth above and if to Lender, with a copy to Merrill Lynch Credit Corporation at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484, Attention:
Commercial Mortgage Servicing. Notice shall be deemed given when delivered personally, or four (4) business days after being placed in the United States mail, if sent by certified or registered mail, or one (1) business day after deposit with such overnight courier service. Any party can change its address or party to receive notice by giving at least fifteen (15) days prior notice to the other parties hereto in accordance with this provision. Tenant agrees to send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord.

         8. Miscellaneous.

             (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

             (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.


                                   Exhibit B

             (c) Amendment. This Agreement shall be deemed to amend any provisions of the Lease which are inconsistent with the terms hereof.

             (d) Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same agreement.

             (e) Non-disturbance. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth adjacent to their signatures below to be effective as of the date of the Mortgage.


Date:                               TENANT:
     ------------------------               ------------------------------------


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Date:                               LANDLORD:
     ------------------------                 ----------------------------------


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



Date:                               LENDER:
     ------------------------



                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

WHEN RECORDED, RETURN TO:



                                   Exhibit B

                                    EXHIBIT C

                         FORM OF INTERCREDITOR AGREEMENT

                             INTERCREDITOR AGREEMENT


                                 BY AND BETWEEN


                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                AS SENIOR LENDER


                                       AND


                       MERRILL LYNCH MORTGAGE CAPITAL INC.
                               AS MEZZANINE LENDER

                 PREMISES: OPRYLAND HOTEL AND CONVENTION CENTER
                           NASHVILLE, TENNESSEE

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT (this "AGREEMENT"), dated as of March 27, 2001, by and between MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, having an office at 100 Church Street, 18th Floor, New York, New York 10080-6518 (together with its successors, assigns and participants as permitted hereunder, collectively, "SENIOR LENDER"), and MERRILL LYNCH MORTGAGE CAPITAL INC., a Delaware corporation, having an office at Four World Financial Center, 10th Floor, New York, New York 10080 (together with its successors, assigns and participants as permitted hereunder, collectively, "MEZZANINE LENDER").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain Amended and Restated Loan and Security Agreement, dated as of March 27, 2001, between Opryland Hotel Nashville, LLC, a Delaware limited liability company ("BORROWER") and Senior Lender (the "SENIOR LOAN AGREEMENT"), Senior Lender has made or is about to make a loan to Borrower in the original principal amount of $275,000,000 (the "SENIOR LOAN"), which Senior Loan is evidenced by a certain Amended and Restated Promissory Note, dated as of March 27, 2001, made by Borrower to Senior Lender in the amount of $275,000,000, (the "SENIOR NOTE"), and secured by, among other things, a certain (a) Amended and Restated Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of March 27, 2001, from Borrower for the benefit of Senior Lender (the "SENIOR MORTGAGE"), encumbering the real property, and all improvements thereon and appurtenances thereto, described on EXHIBIT A attached hereto and made a part hereof (the "PREMISES"), (b) Guaranty of Recourse Obligations from Gaylord Entertainment Company ("GUARANTOR") for the benefit of Senior Lender (the "SENIOR LENDER'S GUARANTY") and (c) Cash Management Agreement, among Borrower, Senior Lender and the agent bank named therein ("SENIOR LENDER'S LOCKBOX AGREEMENT"; and, together with the Senior Loan Agreement, the Senior Note, the Senior Mortgage, Senior Lender's Guaranty and all other agreements and instruments executed and delivered pursuant to or in connection therewith and/or as security for the Senior Loan, whether or not specifically described above, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement, the "SENIOR LOAN DOCUMENTS"); and

         WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain Mezzanine Loan Agreement, dated as of March 27, 2001, between OHN Holdings, LLC, a Delaware limited liability company ("MEZZANINE BORROWER") and Mezzanine Lender (the "MEZZANINE LOAN AGREEMENT"), Mezzanine Lender has made or is about to make a loan to Mezzanine Borrower in the original principal amount of $100,000,000 (the "MEZZANINE LOAN"), which Mezzanine Loan is evidenced by a certain Promissory Note, dated as of March 27, 2001, made by Mezzanine Borrower to Mezzanine Lender in the amount of the Mezzanine Loan (the "MEZZANINE NOTE"), and secured by, among other things, a certain (a) Pledge of Limited Liability Membership Interest, dated as of March 27, 2001, from Mezzanine Borrower to Mezzanine Lender (the "MEMBERSHIP PLEDGE AGREEMENT"), pursuant to which Mezzanine Lender was granted a first priority perfected Uniform Commercial Code ("UCC") security interest in all the membership interests of Borrower owned by Mezzanine Borrower, (b) Stock Pledge Agreement dated as of March 27, 2001 from Guarantor to Mezzanine Lender pursuant to which Mezzanine Lender was granted a first priority perfected security interest in all the outstanding stock in the Manager of the Borrower (the Membership Pledge Agreement and Stock Pledge Agreement, collectively "MEZZANINE LENDER'S EQUITY PLEDGE AGREEMENT"); (c) Guaranty of Recourse Obligations dated March 27, 2001 from Guarantor for the benefit of Mezzanine Lender ("MEZZANINE LENDER'S GUARANTY") and (d) Mezzanine Deposit Account Agreement, among Mezzanine Borrower, Mezzanine Lender and the mezzanine deposit bank named therein ("MEZZANINE LENDER'S CASH MANAGEMENT AGREEMENT"; and, together with the Mezzanine Loan Agreement, the Mezzanine Note, Mezzanine Lender's Guaranty, Mezzanine Lender's Cash Management Agreement and all other agreements and instruments executed and delivered pursuant to or in connection therewith and/or as security for the Mezzanine Loan, whether or not specifically described above, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement, the "MEZZANINE LOAN DOCUMENTS"); and

         WHEREAS, as an inducement to Senior Lender to make the Senior Loan and to Mezzanine Lender to make the Mezzanine Loan, Senior Lender and Mezzanine Lender desire to enter into this Agreement to provide for the relative priority of the Senior Loan Documents and the Mezzanine Loan Documents on the terms and conditions herein below set forth, and to evidence certain agreements with respect to the relationship between the Mezzanine Loan and the Mezzanine Loan Documents, on the one hand, and the Senior Loan and the Senior Loan Documents, on the other hand.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Lender and Mezzanine Lender hereby agree as follows:

         1. CERTAIN DEFINITIONS: RULES OF CONSTRUCTION.

             (a) As used in this Agreement, the following capitalized terms shall have the following meanings:

                 (i) "AFFILIATE" means, as to any particular Person, any Person (as hereinafter defined) directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question.

                 (ii) "BANKRUPTCY CODE" shall have the meaning ascribed thereto in Section 5(d).

                 (iii) "CONTROL" (and the correlative terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation, and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

                 (iv) "ENFORCEMENT ACTION" means any (x) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Premises or Borrower, including, without limitation, the taking of possession or control of the Premises, (y) acceleration of or judicial action taken in order to collect, all or any indebtedness secured by the Premises or (z) exercise of any right or remedy available to (1) Senior Lender under the Senior Loan Documents, at law, in equity or otherwise with respect to Borrower or the Premises or (2) Mezzanine Lender under the Mezzanine Loan Documents, at law, in equity or otherwise with respect to Mezzanine Borrower and/or Borrower, as the case may be; provided, however, that neither (A) any of the foregoing actions taken by Mezzanine Lender with respect to the Separate Collateral, or with respect to the Mezzanine Lender's Guaranty or any Other Guaranty/Indemnity to the extent permitted under
Section 5(b) hereof nor (B) any increase in the interest rate or payment of principal of the Mezzanine Loan resulting from the enforcement of the Mezzanine Loan Documents or of the Senior Loan resulting from the enforcement of the Senior Loan Documents shall constitute an Enforcement Action.

                 (v) "EVENT OF DEFAULT" as used herein with respect to the Senior Loan and the Senior Loan Documents means any Event of Default as defined in the Senior Loan Agreement which has occurred, is continuing (i.e., has not been cured by Borrower) and has not otherwise been cured by Mezzanine Lender in accordance with the terms of this Agreement.

                 (vi) "EXPENSES" has the meaning ascribed thereto in the Mezzanine Loan Agreement.

                 (vii) "IMPOSITIONS" has the meaning ascribed thereto in the Mezzanine Loan Agreement.

                 (viii) "INSOLVENCY PROCEEDING" means any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et. seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning Borrower, any action for the dissolution of Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of Borrower, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of Borrower or any other action concerning the adjustment of the debts of Borrower, the cessation of business by Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of Borrower in a transaction permitted under the Senior Loan Documents.

                 (ix) "INSTITUTIONAL LENDER/OWNER" means (1) Merrill Lynch & Co., Goldman Sachs Group, Inc., Archon Capital, LP, FleetBoston Financial Corp., Wilmington Trust Company and Lennar Corporation or any Affiliates under the Control of any of the aforementioned entities, or (2) one or more of the following: (i) a bank, savings and loan association, investment bank, insurance company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, trust company, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the Mezzanine Loan in question, (iii) a trustee in connection with a securitization of the Mezzanine Loan, so long as the trustee, the servicer and special servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, and are approved by the applicable Rating Agencies as approved trustee, servicer or special servicer, as the case may be, or a Delaware business trust in which the trustee is an Institutional Lender/Owner and the majority of each class (including any controlling class) of beneficial interests in such securitization or trust is (and shall at all times remain under the governing provisions of such securitization or trust) under the Control of an Institutional Lender/Owner (iv) an institution substantially similar to any of the foregoing described in clauses (i), (ii), or (iii) of this definition, which, in each case of clauses (i), (ii), (iii), or (iv) of this definition, (A) has total assets (in name or under management) in excess of $800,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $300,000,000, and (B) is regularly engaged in the business of making or owning commercial loans, and either owns, operates, invests in or lends on hotels or has hired an advisory firm that owns, operates, invests in or lends on hotels, (v) any entity Controlled (as defined below) by any of the entities described in clause (i) above, or (vi) any other entity approved by the Rating Agencies as evidenced by a Rating Confirmation Letter. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The preapproval by the Rating Agencies of the entities in clause (1) above shall apply only to the extent that interests in the Mezzanine Loan are acquired by such entities within one (1) year of the date hereof, or in the case of Lennar Corporation or its Affiliates within ninety
(90) days of the date hereof.

                 (x) "MEZZANINE LOAN" means all obligations of Mezzanine Borrower now or hereafter arising under the Mezzanine Loan Documents, whether for principal, interest, default interest, exit fees, fees on account of loan servicing and other fees, costs and expenses payable to Mezzanine Lender pursuant to the Mezzanine Loan Documents (including, without limitation, reasonable attorneys' fees and disbursements), and all amounts payable to Mezzanine Lender in respect of any breach of a representation or warranty made in the Mezzanine Loan Documents or protective advance made by Mezzanine Lender pursuant to the Mezzanine Loan Documents to protect and preserve the Premises and Mezzanine Lender's rights and security under the Mezzanine Loan Documents.

                 (xi) "NON-SUSCEPTIBLE DEFAULT" means any default by Borrower under the Senior Loan Documents which cannot be cured by Mezzanine Lender without obtaining possession of the Premises.

                 (xii) "OTHER GUARANTY/INDEMNITY" means any guaranty or indemnity granted in favor of Mezzanine Lender or Senior Lender, as applicable, by any Person other than Mezzanine Borrower or Borrower, as applicable (such as, for example, any indemnity against environmental liabilities).

                 (xiii) "PERSON" means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

                 (xiv) "RATING AGENCIES" shall mean, prior to the final Securitization of the Senior Loan, each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been designated by Senior Lender and, after the final Securitization of the Senior Loan, shall mean any of the foregoing that have rated any of the certificates issued in connection with such Securitization.

                 (xv) "RATING CONFIRMATION LETTER" means a letter issued by each applicable Rating Agency confirming that the taking of the action referenced therein will not result in any qualification, withdrawal or downgrade of any certificates issued in connection with the Securitization of the Senior Loan.

                 (xvi) "SECURITIZATION" has the meaning ascribed thereto in the Mezzanine Loan Agreement.

                 (xvii) "SENIOR LOAN" means all obligations of Borrower now or hereafter arising under the Senior Loan Documents, whether for principal, interest, default interest, prepayment fees, fees on account of loan servicing and other fees, costs and expenses payable to Senior Lender as holder of the Senior Note pursuant to the Senior Loan Documents (including, without limitation, reasonable attorneys' fees and disbursements), and all amounts payable to Senior Lender in respect of any breach of a representation or warranty made in the Senior Loan Documents or protective advance made by Senior Lender pursuant to the Senior Loan Documents to protect and preserve the Premises and rights and security of Senior Lender as holder of the Senior Note under the Senior Loan Documents.

                 (xviii) "SENIOR LOAN DEFAULT NOTICE" has the meaning ascribed thereto in Section 8.

                 (xix) "SEPARATE COLLATERAL" means (a) all collateral and all products or proceeds thereof pledged and all rights and remedies granted pursuant to Mezzanine Lender's Equity Pledge Agreement and (b) the accounts (and monies therein from time to time) established pursuant to Mezzanine Lender's Cash Management Agreement, in each case not directly constituting security for the Senior Loan or any proceeds therefrom.

                 (xx) "SEPARATE COLLATERAL ENFORCEMENT ACTION" means any action or proceeding or other exercise of Mezzanine Lender's rights and remedies commenced by Mezzanine Lender, in law or in equity, or otherwise, in order to realize upon the Separate Collateral.

                 (xxi) "TRANSFER" means any assignment, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest or issuance of a participation interest, directly or indirectly, by operation of law or otherwise.

             (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (i) all capitalized terms defined in the recitals to this Agreement shall have the meanings ascribed thereto whenever used in this Agreement;

                 (ii) the terms defined in this Agreement have the meanings assigned to them in this Agreement, and the use of any gender herein shall be deemed to include the other genders;

                 (iii) all references in this Agreement to designated Sections, Subsections, Paragraphs, Articles, Exhibits, Schedules and other subdivisions or addenda without reference to a document are to the designated sections, subsections, paragraphs and articles and all other subdivisions of and exhibits, schedules and all other addenda to this Agreement, unless otherwise specified;

                 (iv) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall apply to paragraphs and other subdivisions;

                 (v) the headings and captions used in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of the provisions of this Agreement;

                 (vi) the terms "includes" or "including" shall mean without limitation by reason of enumeration;

                 (vii) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                 (viii) the words "to Mezzanine Lender's knowledge" or "to the knowledge of Mezzanine Lender" (or words of similar meaning) shall mean to the actual knowledge of officers or agents, including without limitation, any servicer of Mezzanine Lender with direct oversight responsibility for the Mezzanine Loan without independent investigation or inquiry and without any imputation whatsoever; and

                 (ix) the words "to Senior Lender's knowledge" or "to the knowledge of Senior Lender" (or words of similar meaning) shall mean to the actual knowledge of officers or agents, including without limitation, any servicer of Senior Lender with direct oversight responsibility for the Senior Loan without independent investigation or inquiry and without any imputation whatsoever.

         2. APPROVAL OF LOANS AND LOAN DOCUMENTS.

             (a) Mezzanine Lender hereby acknowledges that (i) it has received and reviewed and, subject to the terms and conditions of this Agreement, hereby consents to the making of the Senior Loan (ii) the execution and delivery of the Senior Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Mezzanine Loan Documents, (iii) Senior Lender is under no obligation or duty to, nor has Senior Lender represented that it will see to, the application of the proceeds of the Senior Loan by Borrower or any other Person to whom Senior Lender disburses such proceeds and (iv) any application or use of such proceeds for purposes other than those provided in the Senior Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement.

             (b) Senior Lender hereby acknowledges that (i) it has received and reviewed, and, subject to the terms and conditions of this Agreement, hereby consents to the making of the Mezzanine Loan (ii) the execution and delivery of the Mezzanine Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Senior Loan Documents, (iii) Mezzanine Lender is under no obligation or duty to, nor has Mezzanine Lender represented that it will see to, the application of the proceeds of the Mezzanine Loan by Mezzanine Borrower or any other Person to whom Mezzanine Lender disburses such proceeds and (iv) any application or use of such proceeds for purposes other than those provided in the Mezzanine Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement.

         3. REPRESENTATIONS AND WARRANTIES.

             (a) Mezzanine Lender hereby represents and warrants as follows:

                 (i) The Mezzanine Loan is now outstanding in the full amount thereof and the Mezzanine Loan Documents (x) to Mezzanine Lender's knowledge, have been duly authorized, executed and delivered by Mezzanine Borrower and (y) have not been amended, modified, supplemented or restated. The documents listed in Section 3.1(a)(2) of the Mezzanine Loan Agreement is a true, correct and complete listing of all of the Mezzanine Loan Documents as of the date hereof. To Mezzanine Lender's knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Mezzanine Loan Documents.

                 (ii) Mezzanine Lender is the legal and beneficial owner of the entire Mezzanine Loan free and clear of any lien, security interest, option or other charge or encumbrance, other than any lien or security interest granted to any Loan Pledgee (as hereinafter defined) as contemplated by the provisions of
Section 12(b) hereof.

                 (iii) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                 (iv) Mezzanine Lender has, independently and without reliance upon Senior Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                 (v) It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

                 (vi) All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Mezzanine Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

                 (vii) It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Mezzanine Lender enforceable against Mezzanine Lender in accordance with its terms subject to (y) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (z) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

                 (viii) To Mezzanine Lender's knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Mezzanine Lender of this Agreement or consummation by Mezzanine Lender of the transactions contemplated by this Agreement.

                 (ix) The Mezzanine Loan Documents are not cross-defaulted with any other loan from Mezzanine Lender to Mezzanine Borrower or to any other Affiliate of Borrower.

         (b) Senior Lender hereby represents and warrants as follows:

                 (i) The Senior Loan is now outstanding in the full amount thereof and the Senior Loan Documents (x) to Senior Lender's knowledge, have been duly authorized, executed and delivered by Borrower and (y) have not been amended, modified, supplemented or restated. The documents listed on Schedule 3.1(A) of the Senior Loan Agreement is a true, correct and complete listing of the Senior Loan Documents as of the date hereof. To Senior Lender's knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Senior Loan Documents.

                 (ii) Lender is the legal and beneficial owner of the Senior Note free and clear of any lien, security interest, option or other charge or encumbrance and subject to the rights of First Union National Bank and Prudential Mortgage Capital Company, LLC under that certain Co-Lender Agreement, dated as of the date hereof. Notwithstanding such Co-Lender Agreement, Mezzanine Lender may continue to deal exclusively with Senior Lender as holder of the Senior Loan hereunder.

                 (iii) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                 (iv) Senior Lender has, independently and without reliance upon Mezzanine Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                 (v) It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

                 (vi) All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Senior Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

                 (vii) It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Senior Lender enforceable against Senior Lender in accordance with its terms subject to
(y) applicable bankruptcy, reorganization, insolvency and moratorium laws and
(z) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

                 (viii) To Senior Lender's knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Senior Lender of this Agreement or consummation by Senior Lender of the transactions contemplated by this Agreement.

                 (ix) The Senior Loan Documents are not cross-defaulted with any other loan from Senior Lender to Borrower or Mezzanine Borrower or any other Affiliate of Borrower, and the Premises do not secure any such other loan from Senior Lender to Borrower or Mezzanine Borrower or any other Affiliate of Borrower.

         4. MODIFICATIONS, AMENDMENTS, ETC.

             (a) Notwithstanding any provision in the Mezzanine Loan Documents, the Senior Lender shall have the right to modify, amend, consolidate, spread, restate or waive any provision of the Senior Loan Documents without obtaining the consent of Mezzanine Lender provided that, prior to the occurrence of an Event of Default and the commencement of an Enforcement Action by the Senior Lender, no such modification, amendment, consolidation, spreader, restatement or waiver shall: (i) increase the interest rate, amortization rate or principal amount of the Senior Note except as presently and expressly set forth in the Senior Loan Documents, (ii) increase in any other material respect any monetary obligations or modify any default provisions of Borrower or Guarantor under the Senior Loan Documents, (iii) extend or shorten the scheduled maturity date of the Senior Loan, provided that Senior Lender may extend the maturity in connection with a work-out or other surrender, compromise, release, renewal or indulgence relating to repayment of the Senior Note or as otherwise presently and expressly set forth in the Senior Loan Documents, (iv) converts or exchanges the Senior Loan into or for any other indebtedness or subordinates any of the Senior Loan to any indebtedness of Borrower or adds or modifies transfer provisions which would restrict or prohibit the Mezzanine Lender from realizing on the Separate Collateral, (v) cross-default the Senior Loan with any other indebtedness, (vi) amends or modifies the cash flow provisions set forth in the Senior Lender's Lockbox Agreement, (vii) obtains any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the Premises, in any case, senior in lien right or right to payment to the Mezzanine Loan, or (viii) spreads the lien of the Senior Mortgage to encumber additional real property or other Collateral of the Borrower. Notwithstanding the foregoing (A) any amounts funded by the Senior Lender under the Senior Loan Documents as a result of the making of any protective advances or other advances by the Senior Lender (or any servicer, special servicer or trustee) expressly permitted by the terms of the Senior Loan Documents, or (B) interest accruals or accretions and any compounding thereof (including default interest) shall not at any time be deemed to contravene this Section 4(a). Notwithstanding any provisions herein to the contrary, Senior Lender agrees that no default or Event of Default under the Mezzanine Loan Documents shall, in and of itself, constitute or give rise to a default or Event of Default under the Senior Loan Documents, entitle the Senior Lender to accelerate payments under the Senior Loan Documents or entitle Senior Lender to modify any provisions of the Senior Loan Documents.

             (b) The Senior Lender shall deliver to the Mezzanine Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Senior Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by the Senior Lender) within a reasonable time after any of such applicable instruments have been executed by the Senior Lender.

             (c) Notwithstanding any provision in the Senior Loan Documents, the Mezzanine Lender shall have the right to enter into, execute and agree to modify, amend, consolidate, spread, restate or waive any provision of the Mezzanine Loan Documents without obtaining the consent of the Mortgage Lender, provided no such modification, amendment, consolidation, spreader, restatement or waiver shall (i) increase the principal amount secured by the Mezzanine Loan,
(ii) increase the interest rate payable under the Mezzanine Loan, (iii) provide for the payment of any additional interest, kicker or similar equity feature,
(iv) modify the maturity date of the Mezzanine Loan provided that Mezzanine Lender may extend the maturity in connection with a work-out or other surrender, compromise, release, renewal or indulgence relating to the repayment of the Mezzanine Note, (v) spread the lien of the Mezzanine Loan Documents to encumber any additional collateral, or (vi) cross-default the Mezzanine Loan with any other indebtedness. Notwithstanding the foregoing, any amounts funded by the Mezzanine Lender under the Mezzanine Loan Documents as a result of (A) the making of any protective advances or other advances by Mezzanine Lender expressly permitted by the terms of the Mezzanine Loan Documents and this Agreement, or (B) interest accruals or accretions and any compounding thereof (including default interest) shall not at any time be deemed to contravene this
Section 4(c).

             (d) The Mezzanine Lender shall deliver to the Senior Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Mezzanine Loan Documents, respectively (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by the Mezzanine Lender) within five (5) business days after any of such applicable instruments have been executed by the Mezzanine Lender, as applicable.

             (e) Mezzanine Lender shall consent to the amendment or modification of the Mezzanine Borrower's organizational documents upon request by the Senior Lender in order to satisfy requests made by Rating Agencies rating any certificates related to a Securitization.

         5. SUBORDINATION OF MEZZANINE LOAN AND MEZZANINE LOAN DOCUMENTS.

             (a) Mezzanine Lender hereby subordinates and makes junior the Mezzanine Loan, the Mezzanine Loan Documents and the liens and security interests created thereby, and all rights, remedies, terms and covenants contained therein to (i) the Senior Loan, (ii) the liens and security interests created by the Senior Loan Documents and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Senior Loan Documents and any modifications thereto and permitted hereunder, and any modifications to the Mezzanine Loan Documents shall not affect the subordination thereof as set forth hereinabove in this Section.

             (b) Except with respect to the Separate Collateral, every document and instrument included within the Mezzanine Loan Documents shall be subject and subordinate to each and every document and instrument included within the Senior Loan Documents and all extensions, modifications, consolidations, supplements, amendments, replacements and restatements of and/or to the Senior Loan Documents.

             (c) This Agreement shall not be construed as subordinating and shall not subordinate or impair Mezzanine Lender's first lien priority right, estate and interest in and to the Separate Collateral and Senior Lender hereby acknowledges and agrees that Senior Lender does not have and shall not hereafter acquire, any lien on, or any other interest whatsoever in, the Separate Collateral, or any part thereof, and that Mezzanine Lender's exercise of remedies and realization upon the Separate Collateral in accordance with Section 8 hereof shall not constitute a default or an event of default under the Senior Loan Documents.

             (d) Until the satisfaction in full of the Senior Loan, Mezzanine Lender hereby covenants and agrees that it will not acquiesce, petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to Borrower or Mezzanine Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to Borrower or Mezzanine Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of Borrower or Mezzanine Borrower. Mezzanine Lender further agrees that the Mezzanine Lender shall not make any election, give any consent, commence any action or file any motion or take any other action in any case by or against the Borrower under the Bankruptcy Code (hereinafter defined) without the prior written consent of Senior Lender, which consent may be given or withheld in Senior Lender's sole discretion. Mezzanine Lender hereby appoints the Senior Lender as its agent, and grants to the Senior Lender an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Mezzanine Lender in connection with any case by or against the Borrower under the Bankruptcy Code, including without limitation, the right to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mezzanine Loan and to file a motion to modify the automatic stay with respect to the Mezzanine Loan. Mezzanine Lender hereby agrees that, upon the request of the Senior Lender, the Mezzanine Lender shall execute, acknowledge and deliver to the Senior Lender all and every such further deeds, conveyances and instruments as the Senior Lender may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. In the event of any Insolvency Proceeding of the Mezzanine Borrower, Mezzanine Lender agrees not to seek, and to diligently oppose the action by any other Person to seek, to consolidate the Property or any other assets of the Borrower with the assets of the Mezzanine Borrower or its affiliates.

         6. PAYMENT SUBORDINATION.

             (a) Except as otherwise expressly provided in this Agreement, including, without limitation, Section 6(b) below, all of Mezzanine Lender's rights to payment of the Mezzanine Note and the Mezzanine Loan and the obligations evidenced by the Mezzanine Loan Documents are hereby subordinated to all of Senior Lender's rights to payment by Borrower of the Senior Note and the obligations secured by the Senior Loan Documents, and Mezzanine Lender shall not accept or receive payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise) from Borrower and/or relating to the Premises prior to the date that all obligations of Borrower to Senior Lender with respect to the Senior Note under the Senior Loan Documents which are then due and owing are paid. If there shall have occurred and be continuing an Event of Default under the Senior Loan Documents, Senior Lender shall be entitled to receive payment and performance in full of all amounts due or to become due to Senior Lender before Mezzanine Lender is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of Borrower being subordinated to the payment of the Mezzanine Loan) on account of the Mezzanine Loan. If no Event of Default exists under the Mezzanine Loan Documents, Mezzanine Lender shall not apply any funds held in the Cash Sweep Event Reserve under the Mezzanine Lender's Cash Management Agreement to any prepayments of principal of the Mezzanine Loan, but shall instead remit such amounts to the Senior Lender, to be applied to the Senior Loan. Any sums paid to Senior Lender and applied to the Senior Loan shall not be deemed a payment under the Mezzanine Loan Documents and the Mezzanine Loan shall not be reduced or discharged, in whole or part, by the payment of such sums. All payments or distributions upon or with respect to the Mezzanine Loan which are received by Mezzanine Lender contrary to the provisions of this Agreement shall be received in trust for the benefit of Senior Lender and shall be paid over to Senior Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or performance of the Senior Loan in accordance with the terms of the Senior Loan Documents.

             (b) Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 6(a), provided that (i) no Event of Default under the Senior Loan Documents or Cash Trap Event (as defined in the Senior Loan Documents) shall have occurred and be continuing and (ii) the originally scheduled maturity date of the Senior Loan has not occurred, Mezzanine Lender may accept (x) current payments due and payable from time to time which Mezzanine Borrower is obligated to pay Mezzanine Lender in accordance with the terms and conditions of the Mezzanine Note and the Mezzanine Loan Agreement, (y) payments received by Mezzanine Lender in connection with its exercise of rights and remedies with respect to the Separate Collateral, and (z) prepayments of the Mezzanine Loan, together with any prepayment fee payable pursuant to the Mezzanine Loan Documents other than from funds held in the Cash Sweep Event Reserve under the Mezzanine Lender's Cash Management Agreement and applied by the Mezzanine Lender; provided, however, that if such prepayment is effected in connection with a refinancing of the Mezzanine Loan ("New Mezzanine Loan") which refinancing will not result in the repayment in full of the Senior Loan, the following conditions must be satisfied: (1) the holder of the New Mezzanine Loan is an Institutional Lender/Owner; (2) the principal amount of the New Mezzanine Loan shall not exceed the lesser of (i) $100,000,000 and (ii) an amount which will produce an aggregate Debt Service Coverage Ratio

(calculated based upon Pro Forma Net Operating Income (as such term is defined in the Senior Loan Agreement) for the Premises for the 12 month period ended immediately prior to such refinancing and projected debt service on the Senior Loan and the New Mezzanine Loan for the 12 months following such refinancing with debt service on the Senior Loan calculated at an interest rate equal to the sum of the Cap Threshold Rate (as such term is defined in the Senior Loan Agreement) plus the then Applicable Spread (as such term is defined in the Senior Loan Agreement) and including required principal amortization payments under the Senior Loan Documents and debt service under the New Mezzanine Loan calculated in the same manner (giving effect to any interest rate cap maintained with respect to the New Mezzanine Loan)) of at least 1.15:1.00; (3) the maturity date of the New Mezzanine Loan shall be on or after the Maturity Date of the Senior Loan; (4) the New Mezzanine Loan documents shall be in form and substance reasonably acceptable to Senior Lender; (5) the Mezzanine Lender shall have delivered a Rating Confirmation Letter from each of the Rating Agencies; (6) the holder of the New Mezzanine Loan shall have executed and delivered a subordination and intercreditor agreement substantially in the form of this Agreement; and (7) Borrower shall have paid all of Senior Lender's reasonable costs and expenses incurred in connection with the review and approval of the New Mezzanine Loan and execution and delivery of all documents provided above including, without limitation, reasonable attorney's fees and disbursements.

             (c) Mezzanine Lender may, in its sole and absolute discretion without Senior Lender's consent, take any Separate Collateral Enforcement Action subject to the requirements of Section 8(b); provided, however, that Mezzanine Lender shall provide Senior Lender with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, delivered to or with any party to any Separate Collateral Enforcement Action and otherwise keep Senior Lender reasonably apprised as to the status of any Separate Collateral Enforcement Action (it being understood, however, that Mezzanine Lender's failure in good faith so to do shall not diminish Mezzanine Lender's rights hereunder).

         7. RIGHTS OF SUBROGATION.

             (a) Mezzanine Lender hereby waives any requirement that Senior Lender marshal any assets in connection with any foreclosure of any security interest or any other realization upon collateral in respect of the Senior Loan Documents, or that Senior Lender exhaust its remedies against any portion of the Premises or collateral under the Senior Loan Documents. Each of Mezzanine Lender or Senior Lender assumes all responsibility for keeping itself informed as to the condition (financial or otherwise) of Borrower, the condition of the Premises and all other collateral and other circumstances and, except for notices expressly required by this Agreement, neither Senior Lender nor Mezzanine Lender shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations. Mezzanine Lender agrees that Senior Lender owes no fiduciary duty to Mezzanine Lender in connection with the administration of the Senior Loan and the Senior Loan Documents and Mezzanine Lender agrees never to assert any such claim. Senior Lender agrees that Mezzanine Lender owes no fiduciary duty to Senior Lender in connection with the administration of the Mezzanine Loan and the Mezzanine Loan Documents and Senior Lender agrees never to assert any such claim.

             (b) Provided that any of Mezzanine Lender's rights of subrogation against the Borrower, the Premises or any other collateral under the Senior Loan Documents be fully subordinate in all respects to all rights of the Senior Lender and not be exercisable until the indefeasible payment in full of all the amounts due and owing to Senior Lender under the Senior Loan Documents, Mezzanine Lender shall be subrogated to the rights of Senior Lender to recover from Borrower, the Premises or any other collateral, all payments, distributions and protective advances made to Senior Lender pursuant to the provisions of this Agreement by Mezzanine Lender, together with interest thereon at the applicable default rate under the Mezzanine Loan Documents.

         8. RIGHTS OF CURE.

             (a) Prior to Senior Lender commencing any Enforcement Action by reason of a default under the Senior Loan Documents, Senior Lender shall provide written notice of such default to Mezzanine Lender whether or not Senior Lender is obligated to give notice thereof to Borrower (each, a "Senior Loan Default Notice") and shall permit Mezzanine Lender an opportunity to cure such default upon the following terms. If the default is a monetary default relating to a liquidated sum of money, Mezzanine Lender shall have two (2) business days after the giving of the Senior Loan Default Notice with respect to a regular monthly debt service payment and the later of the applicable cure period under the Senior Loan Documents and five (5) business days with respect to other monetary obligations under the Senior Loan Documents (which Senior Loan Default Notice shall be given concurrently with the notice to Borrower under the Senior Loan Documents) in which to fully cure such monetary default. If the default is of a non-monetary nature (other than defaults defined in clauses (G), (H) and (I) of Section 8.1 of the Senior Loan Agreement), Mezzanine Lender shall be given the Senior Loan Default Notice concurrently with the notice to Borrower under the Senior Loan Documents and a cure period of thirty (30) days (or in the case of a Non-Susceptible Default, the longer of sixty (60) days and written notice of the commencement of an Enforcement Action by Senior Lender) beyond such cure period provided to Borrower under the Senior Loan Documents in which to fully cure such non-monetary default provided in each case, Mezzanine Lender is proceeding with due diligence to cure such default, and such default does not materially adversely affect the value of the Premises or Senior Lender's interest therein or the ability of the Senior Lender to enforce its rights and remedies under the Senior Loan Documents. If Mezzanine Lender cures a default after the giving of the Senior Loan Default Notice, any default interest which might otherwise be due will be reduced to the lesser of (x) default interest as provided under the Senior Loan Documents and (y) the costs and fees, including interest on advances, due to, or incurred by, the servicer, special servicer, trustee or fiscal agent of the Senior Loan. If the default is a maturity date payment default under the Senior Loan, the Mezzanine Lender shall have a one time right, within five (5) business days of the maturity date of the Senior Loan to extend the term for 30 days by making a Monthly Debt Service Payment for such 30 day period. If the Borrower or Mezzanine Lender does not make the maturity date payment within such 30 day extension period the Mezzanine Lender shall have the right to purchase the Senior Loan pursuant to the terms of Section 10 herein.

             (b) To the extent that Mezzanine Lender or any Institutional Lender/Owner, in accordance with the provisions and conditions of this Agreement, acquires the ownership interests in Borrower pursuant to a Separate Collateral Enforcement Action, Mezzanine Lender or such Institutional Lender/Owner shall acquire the same subject to the Senior Loan and the terms, conditions and provisions of the Senior Loan Documents for the balance of the term thereof, which shall not be accelerated by Senior Lender solely due to such acquisition; provided, however, that (A) Mezzanine Lender or such Institutional Lender/Owner shall prior to such acquisition, have agreed in writing, subject to such exculpatory provisions as shall be set forth in the Senior Loan Documents, thereafter to perform, or cause to be performed, all of the terms, conditions and provisions of the Senior Loan Documents on Borrower's part to be performed, it being understood and agreed, however, that if Mezzanine Lender or any Institutional Lender/Owner shall succeed to the ownership interests in Borrower pursuant to a Separate Collateral Enforcement Action, Senior Lender shall not demand the immediate payment of any amounts due and payable to Senior Lender which are secured by the Senior Loan Documents if such right of Senior Lender to demand immediate payment of said amounts is due to a violation of any "due on sale", change in management or similar provision contained in the Senior Loan Documents caused solely by Mezzanine Lender or such Institutional Lender/Owner succeeding to the ownership interests in Borrower pursuant to a Separate Collateral Enforcement Action in accordance with the terms hereof, (B) prior to such acquisition, Senior Lender has received a Rating Confirmation Letter with respect to the exercise of remedies and the acquisition of the ownership interest in the Borrower by Mezzanine Lender or any Institutional Lender/Owner, (C) prior to such acquisition, Senior Lender has received an acceptable substantive nonconsolidation opinion with respect to the Borrower and the acquired ownership interests therein based on the current rating agency standards and (D) prior to such acquisition, Senior Lender has received a management agreement, substantially in the form of the existing management agreement or otherwise in form and substance reasonably acceptable to the Senior Lender, between Mezzanine Lender or such Institutional Lender/Owner and an Approved Manager (as hereinafter defined) or such other property manager approved pursuant to Section 9(a) hereof. Notwithstanding any contrary or inconsistent provision of this Agreement, the Senior Loan Documents or the Mezzanine Loan Documents, no assumption, acquisition or other fee or similar charge shall be due in connection with Mezzanine Lender's or such other Institutional Lender/Owner's acquisition of any interest in Borrower or the Premises as the result of a Separate Collateral Enforcement Action or assignment in lieu of foreclosure or other negotiated settlement in lieu of any of the foregoing.

             (c) So long as no Event of Default shall have occurred and be continuing under the Senior Loan Documents which has not been cured by Mezzanine Lender pursuant to this Agreement, all funds held and applied pursuant to Senior Lender's Lockbox Agreement, shall continue to be applied pursuant thereto.

         9. NO ACTIONS; RESTRICTIVE PROVISIONS.

             (a) So long as either the Senior Loan or Mezzanine Loan is outstanding and either the Senior Loan Documents or Mezzanine Loan Documents are in force and effect, neither Mezzanine Lender nor Senior Lender will take any action which would effect the termination or modification of any management agreement now or hereafter affecting or pertaining to the Premises other than in connection with an Enforcement Action against the Borrower, property manager or the Premises. Unless the Senior Lender is exercising its rights under the Senior Loan Documents to cause the Borrower to replace the property manager, Mezzanine Lender shall, upon the occurrence of any event of default or any other event which gives the Mezzanine

Lender the right to terminate the property manager under the Mezzanine Loan Documents, be entitled to designate a replacement property manager for the Premises who has sufficient experience in managing properties similar to the Premises. Senior Lender hereby approves the property managers listed on Schedule 1 attached hereto, as acceptable replacement property managers (each, an "APPROVED MANAGER"). If the property manager designated by the Mezzanine Lender is not an Approved Manager, the replacement property manager shall be subject to the Senior Lender's prior written approval, not to be unreasonably withheld or delayed, and receipt of a Rating Confirmation Letter with respect to the replacement property manager.

             (b) Senior Lender shall not (i) designate, replace or change the servicer or depository bank as provided under the Senior Loan Documents without prior written notice to Mezzanine Lender, (ii) modify any insurance coverage affecting the Premises without prior written notice to Mezzanine Lender provided that Senior Lender shall not modify the insurance requirements set forth in the Senior Loan Documents regarding the amounts and types of coverage or the credit ratings of the insurers without Mezzanine Lender's prior written consent not to be unreasonably withheld or delayed, or (iii) execute any easement, REA or right of way affecting the Premises that would have a material adverse affect on the value of the Premises if the consent of Senior Lender is required pursuant to the Senior Loan Agreement without first obtaining the prior written consent of Mezzanine Lender not to be unreasonably withheld or delayed.

             (c) Senior Lender promptly shall notify Mezzanine Lender if Borrower seeks or requests a release of the liens securing the Senior Loan or seeks or requests Senior Lender's consent to, or take any action in connection with or in furtherance of, a Transfer of the Premises or a mortgage refinancing of the Senior Loan. Provided that no Event of Default has occurred which has resulted in the commencement of an Enforcement Action under the Senior Loan, Senior Lender shall not consent to a Transfer of or further encumbrance on the Premises or any portion thereof without the prior written consent of the Mezzanine Lender (to the extent Senior Lender has consent rights under the Senior Loan Documents) unless such Transfer or encumbrance is expressly permitted under the Senior Loan Documents and the proceeds of such Transfer or encumbrance repay the Mezzanine Loan in full. Within ninety (90) days of the scheduled maturity date of the Senior Loan, to the extent Senior Lender has consent rights under the Senior Loan Documents, the Senior Lender will not be required to obtain the consent of the Mezzanine Lender in connection with the sale of the Premises for its "fair market value" as determined by Senior Lender in good faith; provided, further, however that in connection with the sale of the Premises for its "fair market value" the Senior Lender will cause, to the extent it has such rights under the Senior Loan Documents, all amounts in excess of amounts due on the Senior Loan to be applied toward amounts outstanding under the Mezzanine Loan. Notwithstanding anything contained in the Mezzanine Loan Documents to the contrary, Mezzanine Lender, to the extent Mezzanine Lender has consent rights under the Mezzanine Loan Documents, will consent to a refinancing (the "TAKE OUT LOAN") of the Senior Loan if (i) the proceeds of the Take Out Loan does not exceed the balance of the Senior Loan on the refinancing date plus reasonable closing costs of the Take Out Loan, (ii) either (a) the monthly principal payment is not greater than the monthly principal due under the Senior Loan or (b) the amortization schedule for the Take Out Loan is no shorter than the current amortization schedule for the Senior Loan, (iii) the interest rate for the Take Out Loan is not greater than the prevailing market interest rates for similar types of loans at the time of the refinancing and (iv) if the Take Out Loan does not produce sufficient proceeds to also repay the Mezzanine Loan in full, all amounts in excess of amounts due on the Senior Loan plus reasonable costs of the Take Out Loan are applied pursuant to the terms of the refinancing loan to the outstanding principal amount of the Mezzanine Loan and the Take Out Loan shall be subject to the terms of this Agreement..

             (d) ANNUAL BUDGET. The Mezzanine Lender shall have the right to reasonably approve the annual operating budget of the Borrower in accordance with the terms of the Mezzanine Loan Documents. In the event the Mezzanine Lender objects to any such proposed budget, the Mezzanine Lender shall advise the Senior Lender of such objections, along with its suggestions for changes, within five (5) days after its receipt of such budget in accordance with the Mezzanine Loan Documents. The Mezzanine Lender shall consent to any changes in the budget requested by the Senior Lender.

             (e) CONSENT RIGHTS. If the Mezzanine Loan Documents contain any provision or requirement that Mezzanine Lender's consent or approval be obtained for any act or determination by Borrower or Mezzanine Borrower in connection with the leasing of the Premises or alterations to the Premises, the Mezzanine Lender hereby agrees that it shall first advise the Senior Lender of whether the Mezzanine Lender objects to the requested consent or approval within ten (10) days after its receipt of a written request for a consent or approval from the Mezzanine Borrower. To the extent that such consent or approval is also required by the Senior Lender under the Senior Loan Documents, the Senior Lender shall consult with the Mezzanine Lender with respect to any such consent or approval right of the Mezzanine Lender. The Mezzanine Lender agrees that the Senior Lender's decision with respect to such consent or approval request shall govern. In addition, any right of Mezzanine Lender with respect to providing consent or approval to actions or determinations of the Borrower or Mezzanine Borrower relating to the Premises or the Senior Loan Documents shall be subject and limited to all rights of the Senior Lender as set forth in this Agreement.

         10. PURCHASE OF SENIOR LOAN. Mezzanine Lender shall have the right of first offer to purchase the Senior Note in an amount equal to the outstanding principal plus accrued interest and any prepayment fees, advances made by, or on behalf of, the Senior Lender and other amounts owing under the Senior Loan Documents (including the lesser of default interest and the costs, fees and interest on advances due to, or incurred by, the servicer, special servicer, trustee or fiscal agent with respect to the Senior Loan) for a period of 30 days following receipt of written notice of an Event of Default under the Senior Loan Documents and the acceleration of the Senior Loan, whereupon Senior Lender will accept such payment in accordance with the Borrower's rights under the Senior Loan Documents to repay the Senior Loan, notwithstanding the occurrence and continuance of an Event of Default and will take such actions under the Senior Loan Documents as it would otherwise take upon a repayment of the Senior Loan by Borrower, provided that Mezzanine Lender shall not be required to pay any late charges or any default interest in excess of the costs, fees and interest on advances due to, or incurred by, the servicer, special servicer, trustee, or fiscal agent of the Senior Loan if the Event of Default is a maturity date payment default under the Senior Loan. Upon such purchase and upon Mezzanine Lender's request, Senior Lender will assign all of its right, title and interest in and to the Senior Note and the Senior Loan Documents to Mezzanine Lender or its designee, without representation, warranty or covenant, express or implied of any kind whatsoever, except as to Senior Lender's free and clear ownership thereof and the outstanding principal balance of the Senior Loan. If and when the Senior Loan is purchased pursuant to this Section 10 and the Mezzanine Loan shall remain outstanding, then upon Mezzanine Lender's request, Senior Lender shall assign to Mezzanine Lender all of Senior Lender's right, title and interest in, to and under the Senior Lender's Lockbox Agreement and all accounts thereunder, without recourse, representation or warranty, express or implied of any nature or kind whatsoever. The right of Mezzanine Lender to purchase the Senior Loan shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure or sale of the Senior Loan by the Senior Lender in connection with an Event of Default under the Senior Loan.

         11. OBLIGATIONS HEREUNDER NOT AFFECTED.

             (a) All rights, interests, agreements and obligations of Senior Lender and Mezzanine Lender under this Agreement shall remain in full force and effect irrespective of:

                 (i) any lack of validity or enforceability of the Senior Loan Documents or the Mezzanine Loan Documents or any other agreement or instrument relating thereto;

                 (ii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of the Senior Loan or the Mezzanine Loan;

                 (iii) any manner of application of collateral, or proceeds thereof, to all or any portion of the Senior Loan or the Mezzanine Loan, or any manner of sale or other disposition of any collateral for all or any portion of the Senior Loan or the Mezzanine Loan or any other assets of Borrower or Mezzanine Borrower or any other Affiliates of Borrower;

                 (iv) any change, restructuring or termination of the corporate structure or existence of Borrower or Mezzanine Borrower or any other Affiliates of Borrower; or

                 (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, Mezzanine Borrower or a subordinated creditor or a Senior Lender subject to the terms hereof.

             (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Senior Loan is rescinded or must otherwise be returned by Senior Lender or Mezzanine Lender upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

         12. TRANSFERS.

             (a) Senior Lender may, from time to time, in its sole discretion upon written notice to Mezzanine Lender, Transfer all or any of the Senior Loan or any interest therein, provided that the terms and conditions of this Agreement shall be binding on Senior Lender's successors and assigns, and notwithstanding any such Transfer or subsequent Transfer, the Senior Loan and the Senior Loan Documents shall be and remain a senior obligation in the respects set forth in this Agreement to the Mezzanine Loan and the Mezzanine Loan Documents in accordance with the terms and provisions of this Agreement.

             (b) Mezzanine Lender may not Transfer all or any of the Mezzanine Loan or any interest therein without the written consent of the Senior Lender and receipt of a Rating Confirmation Letter, except for a Transfer: (x) to an Institutional Lender/Owner, provided that any Institutional Lender/Owner assumes in writing the obligations of Mezzanine Lender hereunder accruing from and after such Transfer and agrees to be bound by the terms and provisions hereof, thereupon such Transfer to an Institutional Lender/Owner shall be deemed permitted under the Senior Loan Documents, (y) to the counterparty to any repurchase arrangement which is an Institutional Lender/Owner entered into by Mezzanine Lender with respect to the Mezzanine Loan (a "REPURCHASE") or (z) to a Loan Pledgee (as hereinafter defined). Notwithstanding any other provision hereof, Senior Lender consents to Mezzanine Lender's pledge (a "PLEDGE") of the Mezzanine Loan and of the Separate Collateral to any Institutional Lender/Owner which has extended a credit facility to Mezzanine Lender (a "LOAN PLEDGEE"), on the terms and conditions set forth in this subsection (b). Upon written notice by Mezzanine Lender to Senior Lender that the Pledge has been effected, Senior Lender agrees to acknowledge receipt of such notice and thereafter agrees: (a) to give Loan Pledgee written notice of any default by Mezzanine Lender under this Agreement and any amendment, modification, waiver or termination of any of Mezzanine Lender's rights under this Agreement; (b) that Senior Lender shall deliver to Loan Pledgee such estoppel certificate(s) as Loan Pledgee shall reasonably request, provided that any such certificate(s) shall be in the form and upon the conditions set forth in Section 14 herein; and (c) that, upon written notice (a "REDIRECTION NOTICE") to Senior Lender by Loan Pledgee that Mezzanine Lender is in default, beyond applicable cure periods, under Mezzanine Lender's obligations to Loan Pledgee pursuant to the applicable credit agreement between Mezzanine Lender and Loan Pledgee (which notice need not be joined in or confirmed by Mezzanine Lender), and until such Redirection Notice is withdrawn or rescinded by Loan Pledgee, any payments to which the Mezzanine Lender is entitled from time to time pursuant to this Agreement, or any other agreement between Senior Lender and Mezzanine Lender that relates to the Senior Loan shall be paid or directed to Loan Pledgee. Mezzanine Lender hereby unconditionally and absolutely releases Senior Lender from any liability to Mezzanine Lender on account of Senior Lender's compliance with any Redirection Notice reasonably believed by Senior Lender to have been delivered in good faith. Loan Pledgee shall be permitted to fully exercise its rights and remedies against Mezzanine Lender, and realize on any and all collateral granted by Mezzanine Lender to Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and the provisions of this Agreement. In such event, the Senior Lender shall recognize Loan Pledgee, and its successors and assigns which are Institutional Lender/Owners as the successor to Mezzanine Lender's rights, remedies and obligations under this Agreement and the Mezzanine Loan Documents. The rights of Loan Pledgee under this subsection (b) shall remain effective unless and until Loan Pledgee shall have notified the Senior Lender in writing that its interest in the Mezzanine Loan has terminated.

         13. NOTICES. All notices, demands and requests required or desired to be given hereunder shall be in writing and shall be delivered in person, by United States registered or certified mail, return receipt requested, postage prepaid, or by overnight courier addressed as follows:

                           To Mezzanine Lender:

                                    Merrill Lynch Mortgage Capital Inc.
                                    Four World Financial Center, 10th Floor
                                    New York, New York 10080
                                    Attn:    Steven Glassman and David Mahoney

                           with a copy to:

                                    Sidley & Austin
                                    875 Third Avenue
                                    New York, New York 10022
                                    Attn: Alan S. Weil

                           To Senior Lender:

                                    Merrill Lynch Mortgage Lending, Inc.
                                    c/o Merrill Lynch & Company
                                    100 Church Street, 18th Floor
                                    New York, New York 10080
                                    Attn: Andrea Balkan

                           with a copy to:

                                    Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, New York 10019-6099
                                    Attn:  David S. Wolin, Esq.

or at such other addresses or to the attention of such other Persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

         14. ESTOPPEL.

             (a) Mezzanine Lender shall, within fifteen (15) days following a request from Senior Lender, provide Senior Lender with a written statement setting forth to its knowledge the then current outstanding principal balance of the Mezzanine Loan, the aggregate accrued and unpaid interest under the Mezzanine Loan, and stating whether to Mezzanine Lender's knowledge any default or event of default exists under the Mezzanine Loan.

             (b) Senior Lender shall, within fifteen (15) days following a request from Mezzanine Lender, provide Mezzanine Lender with a written statement setting forth to its knowledge the then current outstanding principal balance of the Senior Loan, the aggregate accrued and unpaid interest under the Senior Loan, and stating whether to Senior Lender's knowledge any default or event of default exists under the Senior Loan.

         15. FURTHER ASSURANCES. So long as all or any portion of the Senior Loan and the Mezzanine Loan remains unpaid and Senior Loan Documents or Mezzanine Loan Documents encumber any of the Premises or Separate Collateral, as the case may be, Mezzanine Lender and Senior Lender at the cost and expense of the requesting party will each execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

         16. NO THIRD PARTY BENEFICIARIES. The parties hereto do not intend the benefits of this Agreement to inure to Borrower, Mezzanine Borrower or any other Person other than any permitted successors and assigns.

         17. NO MODIFICATION. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

         18. SUCCESSORS AND ASSIGNS. This Agreement shall bind all successors and permitted assigns of Mezzanine Lender and Senior Lender and shall inure to the benefit of all successors and permitted assigns of Senior Lender and Mezzanine Lender.

         19. COUNTERPART ORIGINALS. This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

         20. LEGAL CONSTRUCTION. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements intended to be wholly performed within the State of New York.

         21. NO WAIVER; REMEDIES. No failure on the part of the Senior Lender or Mezzanine Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         22. NO JOINT VENTURE. Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

         23. CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be a part hereof.

         24. CONFLICTS. In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Senior Loan

Documents or the Mezzanine Loan Documents, the terms and conditions of this Agreement shall control.

         25. NO RELEASE. Nothing herein contained shall operate (a) to release Borrower from (i) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Senior Loan Documents or (ii) any liability of Borrower under the Senior Loan Documents or
(b) to release Mezzanine Borrower from (i) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Mezzanine Loan Documents or (ii) any liability of Mezzanine Borrower under the Mezzanine Loan Documents.

         26. CONTINUING AGREEMENT. This Agreement is a continuing agreement and shall remain in full force and effect until the payment in full of the Senior Loan.

         27. SEVERABILITY. In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

         28. TERMINATION. This Agreement shall terminate upon the earlier to occur of (a) the full and final payment of the Senior Loan or the Mezzanine Loan, (b) the transfer of the Premises by foreclosure or deed in lieu of foreclosure or (c) the completion of foreclosure by Mezzanine Lender of all interests pledged as security for the Mezzanine Loan; provided, however, that any right or remedies a party may have as a result of a breach by the other party herein, occurring prior to such date of termination shall survive hereunder.

         29. REMEDIES. Senior Lender and Mezzanine Lender acknowledge and agree that upon a breach of this Agreement by the other, each party shall have the remedies available hereunder, at law or in equity.

         30. MUTUAL DISCLAIMER.

             (a) Each of Senior Lender and Mezzanine Lender are sophisticated lenders and/or investors in real estate and their respective decision to enter into the Senior Loan and the Mezzanine Loan is based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Senior Loan Documents and the Mezzanine Loan Documents and such other matters, materials and market conditions and criteria which each of Senior Lender and Mezzanine Lender deem relevant. Each of Senior Lender and Mezzanine Lender has not relied in entering into this Agreement, and respectively, the Senior Loan, the Senior Loan Documents, the Mezzanine Loan or the Mezzanine Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other's representatives, employees, Affiliates or agents other than the representations and warranties, if any, of the other contained herein. Each of Senior Lender and Mezzanine Lender further acknowledges that no employee, agent or representative of the other has been authorized to make, and that each of Senior Lender and Mezzanine Lender have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement. Without limiting the foregoing, each of Senior Lender and Mezzanine Lender acknowledges that the other has made no representations or warranties as to the Senior Loan or the Mezzanine Loan or the Premises (including, without limitation, the cash flow of the Premises, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the leases, the tenancies or occupancies of the Premises, or the sufficiency of the cash flow of the Premises, to pay all amounts which may become due from time to time pursuant to the Senior Loan or the Mezzanine Loan).

             (b) Each of Senior Lender and Mezzanine Lender acknowledges that the other are distinct separate lenders with distinct and separate loans, and are each separate and distinct lenders with various rights and remedies with respect to the Premises which are not in all respects aligned.


                         [NO FURTHER TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, Senior Lender and Mezzanine Lender have executed this Agreement as of the date and year first set forth above.

                                    Senior Lender:

                                    MERRILL LYNCH MORTGAGE LENDING, INC.
                                    a Delaware corporation



                                    By:
                                        ----------------------------------------
                                        Name:  Andrea Balkan
                                        Title: Vice President


                                    Mezzanine Lender:

                                    MERRILL LYNCH MORTGAGE CAPITAL INC.,
                                    a Delaware corporation


                                    By:
                                        ----------------------------------------
                                        Name:  Steven M. Glassman
                                        Title: Vice President

                                 ACKNOWLEDGMENT

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )

         On the ____ day of in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signatures) on the instrument, the individuals), or the person upon behalf of which the individuals) acted, executed the instrument.


                                    --------------------------------------------
                                    Notary Public
                                    Commission Expires:


STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )

         On the ____ day of in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signatures) on the instrument, the individuals), or the person upon behalf of which the individuals) acted, executed the instrument.


                                    --------------------------------------------
                                    Notary Public
                                    Commission Expires:

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PREMISES

                                   SCHEDULE 1

                           APPROVED PROPERTY MANAGERS

1.       Hilton

2.       Hyatt

3.       Marriott

4.       Sheraton

5.       Wyndham

6.       Luxury Collection (Sheraton)

                                 SCHEDULE 3.1(A)

                             LIST OF LOAN DOCUMENTS

1.       Loan Agreement
2.       Note
3.       Deed of Trust
4.       Assignment of Leases
5.       Assignment of Management Agreement
6.       Guaranty
7.       Environmental Indemnity
8.       Assignment of Rate Cap
9.       Financing Statements
10.      Cash Management Agreement









                                 Schedule 3.1(A)

                                 SCHEDULE 4.1(C)

                    ORGANIZATIONAL CHART FOR BORROWER PARTIES









                                 Schedule 4.1(C)

                                  SCHEDULE 4.2

                                    CONSENTS

                  None.







                                  Schedule 4.2

                                  SCHEDULE 4.7

                                    RENT ROLL

     Tenant                       Annual Rent        Monthly Rent        Percentage Rent             Expiration
     ------                       -----------        ------------        ---------------             ----------
1.   Kinko's Inc.                 $20,000            $1,667              0-23% of Revenue based on   Feb. 2005
                                                                         Revenue amt.

2.   Godiva Choc., Inc.           $38,000            $3,167 per mo. w/   10% of gross sales beyond   Jan. 2011
                                                     escalator           a threshold

3.   Christie Cookie              $24,000            $2,000              10% monthly rev.            May 2005

4.   Churchill Coffee             $70,000            $5,833.33 w/        n/a unless renewal term     May 2003
                                                     escalator in
                                                     renewal term

5.   La Petite                    $80,304 w/ esc.    $6692                                           Aug. 2005

6.   MSE Hospitality              $200,000           $16,667(1)          18% of gross receipts       Jan. 2006
                                                                         above $2 million

7.   Big Sky Carvers              Greater of $2,291.67 or 12% Net                                    1 year term
                                  Revenue                                                            ending 4/01

8.   Colonel Shops                                   Greater of $12,500 or 20%(2) of Net Revenue     8/31/2001
     (d/b/a French Shoppe)

9.   Colonel Shops                                   Greater of $5,250 or 15%(3) of Net Revenue      1/31/2002
     (d/b/a Ms. Scarletts)

10.  Ramon of California Salons   $18,000            $1,650                                          12/31/01

- --------

(1) Additional monthly charges include $1,787.50 for utilities, $104.00 for pest control, $529.17 for hood cleaning, $400.00 for POS system and $83.33 for soft water system.

(2) Except when hotel occupancy falls below 76%, then whichever is less. Also Fascia Show Fee of 5% of gross revenue in connection with any fashion show presented by Lessee to guests of hotel, whether such Fashion Show is conducted at hotel or another location.

(3) Except when hotel occupancy rate falls below 76%, then whichever is less.







                                  Schedule 4.7

                                  SCHEDULE 4.9

                                   LITIGATION

                                 OPRYLAND HOTEL

A.       WORKERS' COMPENSATION.

         1. Mohamed Abo-Gamiza. Lawsuit filed July 28, 2000 in Davidson County Circuit Court. Hotel employee alleges injury from July 30, 1999 incident. Currently in discovery stage and scheduling depositions.

         2. Vivian Adkins. Lawsuit filed October 2, 2000 in Montgomery County Circuit COURT. SERVER AT HOTEL ALLEGES A BACK INJURY ON SEPTEMBER 18, 2000 SUSTAINED WHILE LIFTING A HEAVY TRAY. CURRENTLY IN DISCOVERY STAGE.

         3. Peggy Jean Autry. Lawsuit filed December 11, 2000 in Davidson County Circuit Court. Hotel employee alleges injury to right arm, wrist and hand on or about August 31, 1999. Currently in pleading stage.

         4. Gerda Baucom. Lawsuit filed August 29, 2000 in Davidson County Chancery Court. Server in Cascades restaurant alleges an injury to the left shoulder and arm on April 14, 1999, when the ice machine door hit her left shoulder. Currently in discovery stage. Plaintiff's deposition is scheduled for February 22, 2001.

         5. Ali Chorazghiazad. Lawsuit filed July 14, 2000 in Davidson County Chancery Court. Server in Cascades alleges injury to right shoulder on August 30, 1999. Currently in discovery stage. A September 29, 2000 benefit review conference was not successful. The plaintiff refused to accept the 5% impairment rating or $2,7000.00. Plaintiff was deposed on September 29, 2000. Plaintiff's brother was interviewed on February 5, 2001 and gave information indicating that plaintiff had faked his claim in order to "make easy money."

         6. Quinn Chaison. Lawsuit filed July 10, 2000 in Davidson County Chancery Court. Valet runner in laundry alleges back and neck injury from pushing laundry cart on July 12, 1999. Currently in discovery stage. Plaintiff was deposed on November 28, 2000.

         7. Jackie L. Cornelius. Lawsuit filed January 3, 2001 in Davidson County Chancery Court. Patrol officer alleges injury to his left leg while on patrol route on October 3, 2000. Currently in pleading stage.





                                  Schedule 4.9

         8. Bonnie Gilbert. Lawsuit filed July 23, 1999 in Wilson County Criminal Court. Housekeeper alleges knee injury on November 27, 1998. Currently in discovery stage. Received settlement demand from plaintiff. Expect that the treating physician's deposition will be scheduled in the near future.

         9. Karam Hanna. Lawsuit filed February 3, 2000 in Davidson County Circuit Court. Banquet department employee alleges several injuries from several separate incidents. Currently in discovery stage. Plaintiff was deposed on October 10, 2000.

         10. Roy Heatley. Lawsuit filed December 21, 1998 in Davidson County Chancery Court. Gaylord filed this lawsuit against former employee Heatley in order to obtain jurisdiction for the workers compensation lawsuit in Tennessee rather than Oklahoma, where Heatley resides. Heatley has a back and knee injury from December 30, 1997. Currently in discovery stage. December 14, 2000 trial date was continued upon plaintiff's motion in order to allow plaintiff time to take a doctor's deposition. The doctor gave plaintiff an impairment rating of 5% to the back and 7% to each knee. The Court also ordered plaintiff to undergo an IME in Nashville.

         11. Carolyn Kime. Lawsuit filed April 6, 2000 in Davidson County Chancery Court. Control handler in commissary alleges injury from pallet jack on November 11, 1999. Currently in discovery stage. Plaintiff was deposed on December 11, 2000.

         12. Wafaa Seleem. Lawsuit filed February 2, 2001 in Davidson County Circuit Court for reconsideration of prior workers' compensation settlement. This involves a claim for injuries allegedly sustained in February or March 1997 when employee was hit by a linen cart and allegedly sustained a cervical disc herniation. The initial claim was settled on July 1, 1998 for $7,000.00. However, the plaintiff no longer works for Gaylord and claims she is entitled to reconsideration of industrial disability that was capped by statute while she worked for Gaylord. In pleading stage.

         13. Priya Tandon. Lawsuit filed May 1, 2000 in Davidson County Chancery Court. Employee alleges a broken nose sustained on May 1, 1999 as a result of a motor vehicle accident while riding on an employee bus. Currently in the discovery stage.

         14. David Ulrey. Lawsuit filed August 20, 1999 in Davidson County Chancery Court. Employee alleges injury from incident on December 29, 1998. Currently in discovery stage. Case set for trial on May 23, 2001. Plaintiff has reached MMI. Will schedule benefit review conference.




                                  Schedule 4.9

B.       PERSONAL INJURY.

         1. Barbara Cagle. Lawsuit filed August 28, 1998 in Davidson County Circuit Court. Visitor at hotel alleges personal injuries when she fell over a barrier in the hotel parking lot on September 27, 1997. Reserved at $10,000. Currently in discovery stage.

         2. Lisa Garrity o/b/o Brooke Adkins. Lawsuit filed January 4, 2001 in Davidson County Circuit Court. Brooke Adkins, a guest at the hotel, was allegedly injured on January 5, 2000, when a "cross-country skiing simulator" machine allegedly broke causing her to fall and sustain an injury that included, but was not limited to, a cut from her hip to her chest area.

         3. Judith Hunter. Lawsuit filed December 9, 1998 in U.S. District Court in Nashville for $75,000. New Jersey resident alleges personal injuries from trip and fall on sidewalk on January 1, 1998. Reserved at $50,000. Currently in discovery stage. Plaintiff's attorney demanded $60,000.00, but indicated that her client may be willing to settle for $35,000.00.

         4. Bryan Ketterman. Lawsuit filed November 19, 1999 in Davidson County Circuit Court. Plaintiff automobile driver alleges injuries suffered in automobile collision with OL vehicle on June 23, 1999. Auto liability insurance carrier presently engaged in settlement discussions with counsel.

         5. Rosa Moya. Lawsuit filed September 19, 2000 in Davidson County Circuit Court. Guest attending an employee party on January 15, 2000, alleges that another guest became intoxicated and threw a bottle which struck her in the head, causing a concussion and other injuries. Currently in discovery stage.

         6. Jesus Muniz. Lawsuit filed February 1, 2001 in Davidson County Circuit Court. Employee was given pain medication by co-worker. As a result of the medication, he became "seriously impaired" and was unable to "walk or stand." Other employees offered to drive plaintiff home, however, supervisory staff would not allow this and ordered plaintiff off the premises. They allegedly escorted him to his car and put the keys in the ignition because he was allegedly impaired to the point that he was not able to function. Plaintiff stopped at Security and then left the premises. He was involved in an automobile accident on the way home, subsequently incurring $244,985.97 in medical bills. In the pleading stage.

         7. Barbara Pemberton. Lawsuit filed October 23, 2000 in Davidson County Circuit Court. Hotel guest alleges that on December 21, 1999, she fell while attempting to board a "Delta Island River Flatboat" and sustained a left trimalleolar ankle fracture dislocation. Currently in discovery stage.

         8. Joyce Story. Lawsuit filed December 23, 1998 in Davidson County Circuit Court for $55,000. Hotel guest alleges personal injuries from trip and fall down unlit




                                  Schedule 4.9
                  stairway on December 26, 1997. Reserved at $5,000. An order of voluntary dismissal without prejudice was entered on July 27, 2000. The plaintiff can refile within one year from the date the order was entered.

         9. Janet Wiltshire. Lawsuit filed May 5, 1999 in Davidson County Circuit Court for $100,000. Hotel guest alleges injuries resulting from slip and fall due to inadequate lighting on May 6, 1998. Reserved at $5,000. An order of voluntary dismissal without prejudice was entered on July 10, 2000. The plaintiff can refile within one year from the date the order was entered.

C.       EMPLOYMENT.

         1. Beverly Lewis. Administrative charge of employment discrimination filed with Tennessee Human Rights Commission on Feb. 17, 1999. Lewis alleges she was harassed and not promoted because of her race. Position statement filed; additional information submitted in September, 1999. Tennessee Human Rights Commission is continuing investigation.

         2. Lois Loritts. Administrative charge of employment discrimination filed July 7, 1999 with the Tennessee Human Rights Commission. Former banquet server alleges race discrimination with regard to promotions and working conditions. Response to charge filed in January 2000. December 11, 2000 determination from Tennessee Human Right Commission found in Gaylord's favor. Plaintiff has the right to file suit in Federal Court within 90 days of the determination.

         3. Veda McKinney. II - Class action lawsuit filed in Davidson County Circuit Court on July 23, 1997. Six room service servers seek class action status and allege OLH collected and wrongfully retained service charges and delivery charges in violation of Tennessee law and in violation of their "contract" with the hotel. Reserved at $50,000. Waiting for decision regarding motion to dismiss.

         4. Veda McKinney. III - Lawsuit filed March 17, 2000, in Davidson County Circuit Court and subsequently removed to Federal Court. Plaintiff alleges denial of application for long term disability benefits. Case management conference was held February 7, 2001; plaintiff to amend Complaint.

         5. Ehab Salama. Administrative charge of discrimination based on national origin filed May 3, 2000 with the Tennessee Human Rights Commission in Nashville. February 5, 2001 determination from Tennessee Human Right Commission found in Gaylord's favor. Plaintiff is allowed to file suit in State Court or appeal the decision to the Tennessee Human Rights Commission within 30 days. There is also the possibility of a suit in Federal Court.

         6. William Thrower. Former employee in maintenance has filed a charge of discrimination with the EEOC alleging that the termination of his employment was motivated by his alleged disability, in violation of the Americans with




                                  Schedule 4.9

                  Disabilities Act. Thrower requested a right to sue letter from the EEOC before Gaylord responded to his charge. Suit filed August 24, 2000. Currently in discovery stage. Trial is set for June 11, 2002.

         7. Bob Willits. Administrative charge of employment discrimination filed April 11, 2000; Federal Court lawsuit filed subsequently. Former executive steward alleges he was terminated because of age. Order from the Court extending deadlines; phone conference set for April 2, 2001 to discuss progress of case. Parties estimate the case should be ready for trial some time after November 1, 2001.

D.       COMMERCIAL.

         1. North American Heating, Refrigeration & Air-conditioning Wholesalers Association. Lawsuit filed August 30, 1999 in U.S. District for the Middle District of Tennessee. Hotel alleges convention group breached February 1997 contract to hold 3,000 room night convention in December of 1999 at Opryland. Cross motions for summary judgment filed in December, 2000.

         2. Professional Picture Framers Assoc. Lawsuit filed March 23, 1999 in Davidson County Chancery Court. Opryland seeks payment of approximately $92,000 in cancellation fees due to cancellation of convention scheduled for May 1998. Agreed judgment filed in Tennessee; attempts to collect in Richmond, Virginia underway.

         3. Promus Hotels. Lawsuit filed June 8, 1999 in Davidson County Chancery Court. Opryland seeks payment of $312,340 in Promus' failure to pick up reserved rooms at 1998 convention. Trial took place on January 19 and 20, 2001. Awaiting final decision.


                                    CORPORATE

         4. Thomas Nelson. There are two lawsuits. The first was filed by Thomas Nelson in September 1997 in Davidson County Chancery Court. Plaintiff, seller of Word to Gaylord, seeks Court to declare that Gaylord is not entitled to submit various assumed audit liabilities to a third-party arbitrator pursuant to post closing adjustment procedure set forth in sales contract. Thomas Nelson does not seek money damages but only a judicial ruling on that procedural point. Currently that lawsuit has been continued indefinitely and the parties are obligated to periodically report to the Court. The second lawsuit was filed by Gaylord on September 8, 1998, seeking approximately $3.2 million from Thomas Nelson, by virtue of Nelson's alleged mishandling of the accounting relating to the purchase price of Word. This case was tried November 13 - 16, 2000. The Court found against Gaylord. Gaylord filed an appeal on January 5, 2001.




                                  Schedule 4.9

                                  SCHEDULE 4.14

                             EMPLOYEE BENEFIT PLANS

- --------------------------------------------------------------------------------------------------------------------------------
Gaylord Entertainment Company Employees' Group Health Plan            Medical, Dental, Pharmacy
                                                                      Plan Year 2000 - $250 PPO, $600 PPO, HMO
                                                                      Plan Year 2001 - $600 PPO, POS, HMO
                                                                      Stop Loss coverage
- --------------------------------------------------------------------------------------------------------------------------------
Gaylord Entertainment Company                                         Medical, Pharmacy
Retirees' Group Health Plan                                           Plan Year 2000 - $250 PPO
                                                                      Plan Year 2001 - $250 PPO
- --------------------------------------------------------------------------------------------------------------------------------
Basic Life Insurance                                                  1 times annual base pay; max $300,000 (active)
                                                                      (Coverage for executives and retirees also)
- --------------------------------------------------------------------------------------------------------------------------------
Supplemental Life Insurance (employee)                                1, 2, or 3 times annual base pay; max $300,000
- --------------------------------------------------------------------------------------------------------------------------------
Dependent Life Insurance                                              Spouse and children $2,000, $5,000, or $10,000
- --------------------------------------------------------------------------------------------------------------------------------
Basic Accidental Death & Dismemberment Insurance                      1 times annual base pay; max $300,000
- --------------------------------------------------------------------------------------------------------------------------------
Supplemental Accidental Death & Dismemberment Insurance (employee     1 to 10 times annual base pay; max $300,000
and family)
- --------------------------------------------------------------------------------------------------------------------------------
Gaylord Entertainment Company Flexible Benefits Plan                  -        Health Care Reimbursement Program
                                                                      -        Dependent/Child Care Program
- --------------------------------------------------------------------------------------------------------------------------------
Short Term Disability (self-funded)                                   Benefits paid up to 26 weeks, based on length of service
- --------------------------------------------------------------------------------------------------------------------------------
Long Term Disability (fully insured)                                  Benefits begin after 180-day waiting period, combined
                                                                      with other income to provide 60% of pay
- --------------------------------------------------------------------------------------------------------------------------------
The Gaylord Entertainment Company 401(k) Savings Plan                 1-20% contribution
                                                                      50% employer match on first 6%
                                                                      8 investment options
- --------------------------------------------------------------------------------------------------------------------------------
Supplemental Deferred Compensation Plan                               1-20% contribution
                                                                      50% employer match on first 6% (combined with 401k - max
                                                                      match 3%)
                                                                      7 investment options
- --------------------------------------------------------------------------------------------------------------------------------
The Retirement Plan for Employees of Gaylord Entertainment Company    Cash Balance Format
                                                                      Employer contributions only
- --------------------------------------------------------------------------------------------------------------------------------





                                  Schedule 4.14

- --------------------------------------------------------------------------------------------------------------------------------
Gaylord Entertainment Company Retirement Benefit Restoration Plan     Cash Balance Format
                                                                      Employer contributions only
- --------------------------------------------------------------------------------------------------------------------------------
Gaylord Entertainment Company Mid-Career Supplemental Executive       SERP - one executive
Retirement Plan                                                       Employer contributions only
- --------------------------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan Section 123                              Discounted employee stock purchase plan
- --------------------------------------------------------------------------------------------------------------------------------
Adoption Assistance Program                                           Up to $5,000 reimbursement, or $6,000 for special needs
                                                                      child
- --------------------------------------------------------------------------------------------------------------------------------
EyeMed Discount Vision Care Program                                   Discounts on eye exams, frames, lenses, etc.
- --------------------------------------------------------------------------------------------------------------------------------


                                  Schedule 4.14

                                  SCHEDULE 4.20

                                    INSURANCE













                                  Schedule 4.20

                                  SCHEDULE 5.14



                               MATERIAL AGREEMENTS

- ------------------------------------------------------------------------------------------------------------------------------
               PARTIES                          NAME OF AGREEMENT                             PAYMENT TERMS
- ------------------------------------------------------------------------------------------------------------------------------
Newmarket Software Systems, Inc. and   Amended & Restated Computer          Various Fees relating to software licenses,
Opryland Hospitality & Attractions     Software End-User License Agreement  training, installation, travel.
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------
SFX Family Entertainment, Inc. and     Exhibition Agreement                 Unclear if over $500,000 - based on percentage
Opryland Hospitality Group                                                  revenues
- ------------------------------------------------------------------------------------------------------------------------------
Freeman Decorating                     Move in and Move-out services for    Over a million dollars;
                                       convention groups
- ------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------
OLH G.P. d/b/a Opryland Hotel and      Vendor Agreement                     $44,316.72/month
Restaurant Environmental Services                                           [not sure if still in effect]
- ------------------------------------------------------------------------------------------------------------------------------
OLH, G.P. d/b/a Opryland Hotel and     Agreement for Show Fountains and     $850,000 for designing, developing and producing
Spectra Entertainment                  Services                             show fountains for Opryland
- ------------------------------------------------------------------------------------------------------------------------------
BellSouth Master Agreement between     Dial-Tone; equipment and             BellSouth provides $1,000,000 to various Gaylord
BellSouth Telecommunications System;   Maintenance Agreement with various   entities, including, Opryland Hotel Nashville,
BellSouth Communications Systems and   Sponsorship Elements                 LLC for sponsorship activities.
Opryland Hotel Nashville, LLC and
Gaylord Entertainment Company
- ------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------
OLH, G.P. d/b/a Opryland and AVW       Agreement for audio visual           AVW to pay $525,000 upon execution of Agreement;
Audio Visual, Inc.                     services to guests                   AVW shall pay a percentage commission; $1,500,000
- ------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------
Town Park, Ltd. and OLH, G.P.          Parking Service Management           $1,500,000
                                       Agreement for valet and
                                       self-parking services
- ------------------------------------------------------------------------------------------------------------------------------
OLH, G.P. and Department of Water      Compromise Settlement and Release    $866,667 on December 20, 2001 and $866,667 on
and Sewerage Services of the           Agreement                            December 20, 2002
Metropolitan Government of Nashville
and Davidson Counties
- ------------------------------------------------------------------------------------------------------------------------------




                                  Schedule 5.14

                                  SCHEDULE 6.4

                                REQUIRED REPAIRS

         Required Repairs under Section 6.4 shall include the following work (as more particularly set forth in the physical assessment report of the Property, dated February 8, 2001 (the "Law Report"), prepared by Law Engineering and Environmental Servicers, Inc.):

2001

ADA Compliance as noted in Law Report for roll-in showers, elevator at the Conservatory Atrium, ramp to the upper walkway of the Conservatory Atrium, exterior ADA signage.

2002

Governor's Ballroom Outside Loading Ramp Upgrade
Magnolia Sidewalk Replacement
Meeting Room Ceiling Tile Replacement
Electrical Circuit Board Upgrades - Main Hotel Buildings
Cascades Skylight Expansion Joints
Presidential Ballroom Roof Replacement








                                  Schedule 6.4

                                  SCHEDULE 6.5

                          REQUIRED CAPITAL IMPROVEMENTS

CAPITAL IMPROVEMENTS PLAN

  2001
          Magnolia Lobby Renovation                                  $1,500,000
          Wayfinding Phase II                                        $5,325,000
          Renovate 236 Guestrooms Magnolia Building                  $6,396,000
          Magnolia Building Elevator Cab Upgrade                      $ 100,000
                                                                    -----------
          TOTAL 2001                                                $13,321,000
                                                                    -----------
  2002
          Wayfinding Phase III                                       $2,000,000
          Renovate 141 Guestrooms - Magnolia                         $3,804,000
                                                                    -----------
          TOTAL 2002                                                 $5,804,000
                                                                    -----------
                   GRAND TOTAL                                      $19,125,000
                                                                    ===========





                                  Schedule 6.5

                                  SCHEDULE 6.6

          FF&E RESERVE & CAPITAL IMPROVEMENT RESERVE FUNDING CONDITIONS

         1. Borrower shall have submitted to Lender a written request for disbursement at least ten (10) days prior to the Payment Date on which Borrower requests such disbursement be made, specifying the specific Replacements or Capital Improvements for which the disbursement is requested and such other information (such as the price of materials and the cost of contracted labor or other services) as Lender may reasonably require, which request must be on a form specified or approved by Lender;

         2. On the date such request is received by Lender and on the Payment Date such payment is to be made, no Event of Default shall exist and remain uncured;

         3. Lender shall have received a certificate from Borrower stating that all Replacements or Capital Improvements at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with any plans and specifications approved by Lender and all legal requirements of any Governmental Authority having jurisdiction over the Property, such certificate to be accompanied, in either case, by a copy of any license, permit or other approval by any Governmental Authority required to commence (only for the first advance with respect to each distinct item of work) and/or complete (only for the final advance with respect to each distinct item of work) such Replacements or Capital Improvements;

         4. Lender shall have received a certificate from Borrower stating that each Person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by copies of invoices for all items or materials purchased and all contracted labor or services provided;

         5. Lender shall have received appropriate lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials, which lien waivers shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request; and

         6. At Lender's option, Lender shall have received a title search for the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other Liens of any nature have been placed against the Property since the date of recordation of the Deed of Trust and that title to the Property is free and clear of all Liens (other than the Permitted Encumbrances).



                                  Schedule 6.6